ICON INCOME FUND TEN, LLC                       JUNE 2, 2003

                                                         Filed under Rule 424(b)


                                   [LOGO] ICON

                            ICON INCOME FUND TEN, LLC

                               $1,000.00 per Share
                      Minimum Investment: 5 Shares ($5,000)
    (50 Shares for foreign investors; 3 Shares for IRAs and qualified plans;
                 no minimum for investors in other ICON Funds)

                                           Price             Sales           Proceeds To
                                         to Public        Commissions          Company
                                     ----------------   ---------------   ----------------
Per Share                             $       1,000      $        100      $         900
Minimum Offering of 5,000 Shares      $   5,000,000      $    500,000      $   4,500,000
Maximum Offering of 150,000 Shares    $ 150,000,000      $ 15,000,000      $ 135,000,000

These are speculative securities and this investment involves a high degree of risk. You should consider carefully the "RISK FACTORS" beginning on page 7, which include the following:

      o A substantial portion of the distributions you will receive will be a return of capital and the cash distributions received as a percentage of your investment may not equal your rate of return over the life of Fund Ten

      o You may not receive any income from this investment or a complete return of all of your investment

      o We will receive substantial fees from Fund Ten, and our fees are likely to exceed the income portion of distributions made to you during Fund Ten's early years

      o You may be unable to resell your shares and therefore you should be prepared to hold them for the life of Fund Ten; any sale of shares could be at a loss

      o     Fund Ten will borrow to purchase equipment

      o     Management decisions are subject to conflicts of interest

      This prospectus describes an investment in shares of ICON Income Fund Ten, LLC, an equipment leasing business in the form of a limited liability company which we refer to as Fund Ten in this prospectus. We, ICON Capital Corp., formed Fund Ten as its manager. We will invest at least 79.00% of the capital raised from the sale of shares in equipment, and establish a reserve of 1.00%. The remaining 20% of the capital raised will pay fees and expenses related to this offering and organizing Fund Ten. One of our affiliates, ICON Securities Corp., will act as the dealer-manager for this offering of shares. Brokers selling the shares are not required to sell any specific number of shares, but will use their best efforts to sell shares. No shares will be sold unless a minimum of $5,000,000 is received within one year from the start of the offering. We will deposit subscriptions in a bank escrow account until that amount is received. The last date on which shares may be sold is June 1, 2005.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN FUND TEN IS NOT PERMITTED.

      Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $7,500,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

This prospectus is dated June 2, 2003.

Q.    What is ICON Income Fund Ten, LLC?

      ICON Income Fund Ten, LLC (Fund Ten) is what is often referred to as an Equipment Leasing Program. In an Equipment Leasing Program, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. On pages 81 and 17, respectively, you can find additional information about subscribing to this offering and the specific use of proceeds from this offering.

Q.    How do Equipment Leasing Programs work?

      An Equipment Leasing Program raises money from investors, uses a portion of it to pay fees and expenses, and then makes investments and establishes a small reserve with the rest. The majority of investments made by an Equipment Leasing Program is the purchase of items of equipment which are leased out. One party to each lease owns the equipment; commonly this party is referred to as the owner or lessor. The other party uses the equipment for a specific period of time and pays rent for its use; this is the user or lessee. When the lease matures, the lessee typically purchases the equipment, extends the lease, or returns the equipment to the lessor. An Equipment Leasing Program anticipates receiving cash from both rental payments made by lessees and the sale of the equipment when a lease is over.

Q.    What will ICON Equipment Fund Ten, LLC do?

      As is typical of Equipment Leasing Programs, Fund Ten will be a lessor, using a portion of the offering proceeds to buy items of equipment on lease to various lessees. Although the makeup of Fund Ten's leased equipment portfolio cannot be determined in advance, other Equipment Leasing Programs we (ICON Capital Corp.) manage invested in marine vessels, commercial aircraft, railcars, power plants, production facilities, store fixtures and technology equipment (and many other types of equipment). It is also not possible to determine who will be the lessees of Fund Ten's equipment, but in our other Equipment Leasing Programs the lessees were often Fortune 500 companies or large foreign businesses.

Q. What can I expect to happen after I make an investment in ICON Income Fund Ten, LLC?

      Fund Ten has three phases of different lengths. It is very important to be aware of how Fund Ten will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.

      We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly Fund Ten raises money, the shorter the offering period will be. After Fund Ten has raised $5,000,000, it will begin investing offering proceeds in equipment subject to leases. This will continue until all offering proceeds have been spent on equipment, fees and expenses, and establishing a small reserve.

      Once the offering is complete, the operating period begins. Unless extended, it will last for five years. No new investors are admitted during this period. The operating period is when Fund Ten expects to invest operating proceeds in additional equipment to the extent that cash is available after distributions are made and expenses are paid.

      In both the offering and operating periods, Fund Ten plans to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment and once Fund Ten has raised $5,000,000. The planned rate of the cash distributions to you will initially be at 7.50% per year. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the rate of cash distributions could vary and is not guaranteed.

      At the end of the operating period will be the liquidation period. The liquidation period is likely to last for several years. It is during the liquidation period that Fund Ten gradually disposes of its equipment. If equipment is still on lease at the start of the liquidation period, it will typically be sold when the lease matures rather than re-leased to third parties, if market conditions permit. If we believe that it would be in the best interests of investors to have Fund Ten acquire further equipment during the liquidation period, we may do so, but we will not receive any fees in connection with acquiring, leasing or selling that equipment.

Q. How do the planned cash distributions from Fund Ten to me compare to fixed income investments?

      You should carefully review the Risk Factors section of the prospectus to see how an investment in Fund Ten differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in Fund Ten. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of Fund Ten's equipment lease investments. Distributions made to you during the liquidation period will be irregular and there is no one guaranteeing that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from this investment may be more or less than the initial distribution rate is an important difference between an investment in Fund Ten and fixed income alternatives. Understanding the opportunities and risks of Fund Ten prior to investing is very important, and you should not invest if you believe you do not fully understand this investment.

Q. Are there tax considerations of this investment of which I need to be aware?

      Tax considerations are described beginning on page 46. You may want to consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation.

      Investing in equipment ordinarily has the following tax characteristics. Fund Ten will generate taxable income from rents received and equipment sales. A substantial part of this income is offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions which are not fully subject to income tax when you receive them. Distributions not fully subject to income tax during the offering period and early years of the operating period are likely to be comprised mainly of a return of capital. You will receive a Form K-1 early each year, which tells you what share of Fund Ten's income you will need to put on your tax return.

      This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive losses from this investment can offset passive income. Based on our experience managing other Equipment Leasing Programs, in the early years of Fund Ten you will receive distributions but have to pay very little current income tax on them. However, you will pay additional taxes in later years to offset this. By the time Fund Ten is liquidated, the total tax you pay in the aggregate will likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as tax deferral. We use the term "tax deferral" to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with IRAs and 401(k)s, where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the IRA or 401(k), and such earnings remain untaxed until withdrawn. An investment in Fund Ten should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes may offset the deferral benefit. Again, see the tax discussion beginning on page 46, including the discussion of unrelated business income tax (on page 59) which may apply if you invest in Fund Ten through an IRA or 401(k).

      Other Equipment Leasing Programs we manage have, on average for the first five years after their commencement, experienced that 80.5% of distributions to investors were a return of capital and 19.5% of distributions were returns on investments. A newer Equipment Leasing Program we manage has, in its first three years, experienced that 84.6% of distributions to investors were a return of capital and 15.4% of distributions were a return on investment.

Q.    Can I have my distributions redirected elsewhere each month?

      Investors can have their distributions routed to several different accounts which they specify. There is an opportunity to have your distributions invested in additional shares of Fund Ten during the offering period.

Q.    What ability will I have to sell my investment in Fund Ten?

      This is an illiquid investment and your ability to sell will probably be extremely limited. It is best only to invest money which you can afford to have tied up for at least 10 years, net of distributions which are expected to be made to you during those years. There is a limited redemption feature which allows you to request that Fund Ten purchase your shares, which is more fully described on page 74. From time to time informal trading markets have existed where owners of investments in Equipment Leasing Programs can buy and sell such investments. You should assume that the financial result of a redemption or sale, consisting of redemption proceeds and distributions you received prior to redemption, may be for less than your original investment.

                                TABLE OF CONTENTS

      We include cross-references in this prospectus to section titles where you can find further related discussions. The following table provides the pages on which these sections are located. In this prospectus, "manager," "we," "us" and "our" refer to ICON Capital Corp., the manager of Fund Ten.

SUMMARY OF THE OFFERING ..................................................................     1
   Investment Objectives and Policies ....................................................     1
   Summary of Primary Risk Factors .......................................................     2
   Uses of Offering Proceeds .............................................................     2
   Our Compensation ......................................................................     2
   Our Relationship to Fund Ten Is Not Free of Conflicts .................................     3
   Our Management Responsibility .........................................................     3
   Other Businesses We Manage ............................................................     3
   Management; Financial Statements ......................................................     4
   Federal Income Tax Matters ............................................................     4
   Capitalization ........................................................................     4
   Summary of the Operating Agreement ....................................................     4
   Restrictions on Your Ability to Transfer Shares .......................................     4
   Redemption of Shares ..................................................................     4
   Investor Suitability ..................................................................     5
   Minimum Investment ....................................................................     5
   Plan of Distribution ..................................................................     5
RISK FACTORS .............................................................................     7
   A Substantial Portion of the Distributions You Will Receive Will Be Deemed a Return of
    Capital ..............................................................................     7
   You May Not Receive Any Income From This Investment or a Complete Return of All of
    Your Investment ......................................................................     7
   We Will Receive Substantial Fees From Fund Ten, and Our Fees Are Likely to Exceed the
    Income Portion of Distributions Made to You During Fund Ten's Early Years ............     8
   You May Be Unable to Resell Your Shares and Therefore You Should Be Prepared to Hold
    Them for the Life of Fund Ten ........................................................     8
   Because Fund Ten Will Borrow to Purchase Equipment, Losses as a Result of Lessee
    Defaults May Be Greater Than if Debt Were Not Incurred ...............................     8
   Our Management Decisions Are Subject to Conflicts of Interest .........................     9
   If You Choose to Redeem Your Shares You May Receive Significantly Less Than You
    Would Receive if You Were to Hold Your Shares ........................................     9
   You May Not Receive Cash Distributions Every Month ....................................     9
   If Fund Ten Cannot Raise a Significant Amount of Capital Its Level of Equipment
    Diversification and Financial Performance May Be Adversely Affected ..................     9
   All of the Potential Risks of This Investment Cannot Be Assessed at This Time as Fund
Ten
    Does Not Yet Own Any Equipment .......................................................    10
   If the Value of Fund Ten's Equipment Declines More Rapidly Than We Anticipate, Fund
    Ten's Financial Performance May Be Adversely Affected ................................    10
   If Leased Equipment Is Not Properly Maintained Its Residual Value May Be Less Than
    Expected .............................................................................    10
   Fund Ten Could Incur Losses if a Lessee Defaults on Its Lease .........................    11
   If a Lessee Files for Bankruptcy Fund Ten May Have Difficulty Recovering the Leased
    Equipment ............................................................................    11
   Fund Ten May Invest in Options That Could Become Worthless if the Option Grantor Files
    for Bankruptcy .......................................................................    11
   Leasing Equipment in Foreign Countries May Be Riskier Than Domestic Leasing ...........    12
   Sellers of Leased Equipment Could Use Their Knowledge of the Lease Terms for Gain at
    Fund Ten's Expense ...................................................................    12

   Fund Ten Could Incur Losses as a Result of Foreign Currency Fluctuation ...............   12
   Investment in Joint Ventures May Subject Fund Ten to Risks Relating to Its Co-Investors
    Which Could Adversely Impact the Financial Results of Joint Ventures .................   13
   Fund Ten May Not Be Able to Obtain Insurance for Certain Risks and Would Have to
    Bear the Cost of Losses From Non-Insurable Risks .....................................   13
   Fund Ten Could Suffer Losses From Failure to Maintain Equipment Registration and From
    Unexpected Regulatory Compliance Costs ...............................................   13
   If a Lease Were Determined to Be a Loan, It Would Be Subject to Usury Laws Which
    Could Lower Fund Ten's Lease Revenue .................................................   14
   Losses Could Result in Reduced Distributions ..........................................   14
   We Will Not Devote Our Time Exclusively to Managing Fund Ten ..........................   14
   You Will Have Limited Voting Rights and No Management Authority .......................   14
   If the IRS Classifies Fund Ten as a Corporation, Your Distributions Would Be Reduced
    Under Current Tax Law ................................................................   14
   Fund Ten Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Its
    Leases as Sales or Financings ........................................................   15
   You May Incur Tax Liability in Excess of the Cash Distributions You Receive in a
    Particular Year ......................................................................   15
   There Are Limitations on Your Ability to Deduct Company Losses ........................   15
   The IRS May Allocate More Taxable Income to You Than the Operating Agreement
    Provides .............................................................................   15
   If You Are a Tax-Exempt Organization You Will Have Unrelated Business Taxable Income
    From This Investment .................................................................   15
   If You Are a Foreign Investor You May Be Subject to U.S. Tax Withholding and Be
    Required to File U.S. Tax Returns ....................................................   16
   This Investment May Cause You to Pay Additional Taxes .................................   16
   The Assets of Fund Ten May Be Plan Assets for ERISA Purposes ..........................   16
SOURCES AND USES OF OFFERING PROCEEDS ....................................................   17
OUR COMPENSATION .........................................................................   19
   Organization and Offering Stage .......................................................   19
   Operational Stage .....................................................................   21
   Interest in Profits or Losses .........................................................   25
CONFLICTS OF INTEREST ....................................................................   26
   No Arm's-Length Negotiation of Agreements .............................................   26
   Our Compensation ......................................................................   26
   Effect of Leverage on Our Compensation ................................................   26
   Competition With Fund Ten for Equipment ...............................................   26
   Joint Ventures ........................................................................   27
   Lease Referrals .......................................................................   28
   Lack of Independent Management and Directors ..........................................   28
   Participation of an Affiliate in This Offering ........................................   28
   Tax Matters Partner ...................................................................   28
MANAGEMENT RESPONSIBILITY ................................................................   29
   Conflicts .............................................................................   29
   Indemnification .......................................................................   29
   Investor Remedies .....................................................................   30
OTHER BUSINESSES WE MANAGE ...............................................................   31
RELATIONSHIPS WITH SOME OF OUR AFFILIATES ................................................   34
MANAGEMENT ...............................................................................   35
   The Manager ...........................................................................   35
   Our Affiliates ........................................................................   36

INVESTMENT OBJECTIVES AND POLICIES ................................................   37
   General ........................................................................   37
   Leases .........................................................................   37
   Transaction Approval Procedures ................................................   39
   Creditworthiness Considerations ................................................   40
   Equipment Considerations .......................................................   40
   Portfolio Acquisitions .........................................................   42
   Options and Other Interests in Equipment .......................................   42
   Other Investments ..............................................................   42
   Interim Financing ..............................................................   42
   Portfolio Review and Remarketing ...............................................   43
CASH DISTRIBUTIONS ................................................................   44
   Monthly Cash Distributions .....................................................   44
   First Cash Distributions to Members ............................................   45
   Purchasing Additional Shares With Distributions During the Offering Period .....   45
   Cash Distributions During the Liquidation Period ...............................   45
FEDERAL INCOME TAX CONSEQUENCES ...................................................   46
   Opinion of Tax Counsel .........................................................   46
   Classification as a Partnership ................................................   46
   Taxation of Limited Liability Companies in General .............................   46
   Publicly Traded Partnerships ...................................................   47
   Taxation of Distributions ......................................................   48
   Company Income Versus Company Distributions ....................................   49
   Allocations of Profits and Losses ..............................................   49
   Deductibility of Losses; Passive Losses, Tax Basis and "At-Risk" Limitation ....   50
   Deductions for Organizational and Offering Expenses; Start-Up Costs ............   51
   Tax Treatment of Leases ........................................................   51
   Cost Recovery ..................................................................   52
   Limitations on Cost Recovery Deductions ........................................   52
   Deferred Payment Leases ........................................................   53
   Sale or Other Disposition of Company Property ..................................   53
   Sale or Other Disposition of Shares ............................................   54
   Treatment of Cash Distributions Upon Redemption ................................   54
   Gifts of Shares ................................................................   55
   Consequence of No Section 754 Election .........................................   55
   Tax Treatment of Termination of Fund Ten Pursuant to the Operating Agreement ...   55
   Audit by the IRS ...............................................................   55
   Alternative Minimum Tax ........................................................   56
   Interest Expense ...............................................................   56
   Self-Employment Tax ............................................................   57
   Limited Deductions for Activities Not Engaged in For Profit ....................   57
   Foreign Source Taxable Income ..................................................   57
   Registration, Interest and Penalties ...........................................   57
   State and Local Taxation .......................................................   59
   Foreign Residents ..............................................................   59
   Tax Treatment of Certain Trusts and Estates ....................................   59
   Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations ..........   59
   Corporate Investors ............................................................   59
   Proposed Federal Tax Law Change ................................................   60
INVESTMENT BY QUALIFIED PLANS AND IRAS ............................................   61
   Fiduciaries Under ERISA ........................................................   61
   Prohibited Transactions Under ERISA and the Tax Code ...........................   61

Plan Assets ........................................................................   62
Other ERISA Considerations .........................................................   62
CAPITALIZATION .....................................................................   64
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION .....................................   65
   Liquidity and Capital Resources .................................................   65
   Operations ......................................................................   65
SUMMARY OF THE OPERATING AGREEMENT .................................................   66
   Establishment and Nature of Fund Ten ............................................   66
   Name and Address of Fund Ten ....................................................   66
   Fund Ten's Purposes .............................................................   66
   Duration of Fund Ten ............................................................   66
   Capital Contributions ...........................................................   66
   Management of Fund Ten ..........................................................   66
   Limitations on Our Powers .......................................................   67
   Our Right to Indemnification ....................................................   68
   Liability .......................................................................   68
   Non-Assessability of Shares .....................................................   68
   Cash Distributions ..............................................................   68
   Allocation of Profits and Losses for Tax Purposes ...............................   69
   Change of Management ............................................................   69
   Transfer of Shares ..............................................................   70
   Dissolution and Winding-Up ......................................................   70
   Access to Books and Records .....................................................   70
   Meetings and Voting Rights of Members ...........................................   70
   Amending the Operating Agreement ................................................   71
TRANSFER OF SHARES / WITHDRAWAL ....................................................   72
   Restrictions on the Transfer of Shares and Withdrawal ...........................   72
   Additional Transfer Restriction for Residents of California .....................   73
   Consequences of Transfer ........................................................   73
REDEMPTION OF SHARES ...............................................................   74
   Restrictions on the Redemption of Shares ........................................   74
   Consequences of Redemption ......................................................   75
REPORTS TO MEMBERS .................................................................   76
   Annual Reports ..................................................................   76
   Quarterly Reports ...............................................................   76
PLAN OF DISTRIBUTION ...............................................................   77
   General .........................................................................   77
   Segregation of Subscription Payments ............................................   78
INVESTOR SUITABILITY ...............................................................   79
   Considerations ..................................................................   79
   Suitability Standard for Qualified Plans and IRAs ...............................   79
   Suitability Standard for Other Fiduciaries ......................................   79
   Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Entities .....   79
   Suitability Requirements in Connection With Transfers of Shares .................   80
SUBSCRIPTIONS ......................................................................   81
   Minimum Investment ..............................................................   81
   Subscriber Representations and Subscription Procedures ..........................   81
   Instructions Concerning "Important Information" .................................   82
   Binding Effect of the Operating Agreement on You ................................   82
   Your Citizenship and Residency ..................................................   82

Co-Signature by Selling Dealer ..................................       82
How to Subscribe ................................................       83
FURTHER INFORMATION .............................................       84
   Experts ......................................................       84
   Change in Independent Auditors ...............................       84
   Legal Matters ................................................       84
   Additional Information .......................................       85
   Tabular Information Concerning Prior Public Programs .........       85
   Balance Sheets ...............................................       85
   Sales Material ...............................................       85
GLOSSARY ........................................................       86
OPERATING AGREEMENT OF FUND TEN .................................   Exhibit A
PRIOR PERFORMANCE TABLES ........................................   Exhibit B

--------------------------------------------------------------------------------

                             SUMMARY OF THE OFFERING

      This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the section entitled "RISK FACTORS," carefully before making an investment decision. The principal executive offices of Fund Ten are located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011, and its telephone number is (212) 418-4700.

      ICON Income Fund Ten, LLC is an equipment leasing business formed on January 2, 2003. Fund Ten primarily will engage in the business of acquiring equipment subject to leases and, to a lesser degree, acquiring ownership rights to items of leased equipment at lease expiration. Fund Ten may also engage in other business activities that are consistent with Fund Ten's objectives. Some of Fund Ten's equipment leases will be acquired for cash and are expected to provide current cash flow, which we refer to as income leases. The majority of the purchase price of Fund Ten's other equipment leases will be borrowed, so these leases will generate little or no current cash flow because all of the rental payments received from a lessee will be paid to a lender. For these "growth" leases, we anticipate that the future value of the leased equipment will exceed the cash portion of the purchase price Fund Ten pays for the equipment.

      We expect that Fund Ten will invest most of the net proceeds of this offering in items of equipment that will be subject to a lease. After the net offering proceeds have been invested, additional investments will be made with the cash generated from Fund Ten's initial investments to the extent that cash is not needed for Fund Ten's expenses, reserves and distributions to investors. The investment in additional equipment in this manner is called "reinvestment." We anticipate Fund Ten will purchase equipment from time to time until five years from the date we complete this offer to sell shares. That time frame is called the operating period, which we may extend at our discretion for an additional three years. After the operating period, Fund Ten will then sell its assets in the ordinary course of business during a time frame called the liquidation period. If we believe it would benefit investors to reinvest Fund Ten's cash flow in equipment during the liquidation period, Fund Ten may do so, but we will not receive any additional fees in connection with such reinvestments. Our goal is to complete the liquidation period in three years, but it may take longer to do so. Accordingly, you should expect to hold your shares for at least 10 years from the time you invest.

Investment Objectives and Policies

      We have four investment objectives:

      (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of Fund Ten, beginning the month after the first investor is admitted as a member.

      (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact Fund Ten. Further, a diverse portfolio of creditworthy lessees makes it less likely that a lessee's default or bankruptcy will significantly impact Fund Ten. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and, to a lesser degree, emphasize investments where high rates of rent compensate Fund Ten for the expected economic depreciation of the underlying equipment.

      (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time Fund Ten's investments are sold, compares favorably with fixed income investments.

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                                       1

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Summary of Primary Risk Factors

      This investment involves a high degree of risk. In addition to this summary of the primary risks of this investment, you should read the entire section of this prospectus entitled "RISK FACTORS" before making an investment decision.

      (1) A substantial portion of distributions you will receive from Fund Ten will be a return of capital. Until all of Fund Ten's equipment is sold and Fund Ten has made its final distribution, you will not be able to determine what portion of cash distributions received were a return of capital or a return on your investment.

      (2) You may not receive any income from this investment or a complete return of all of your investment.

      (3) Fund Ten will pay us and our affiliates substantial fees for organizing Fund Ten, selling shares and acquiring and managing equipment for Fund Ten. The amount of these fees is likely to exceed the income portion of distributions made to you in Fund Ten's early years.

      (4) There are significant limitations on your right to sell shares since there will be no public trading market for them. You should be prepared to hold them for the life of Fund Ten and any sale of shares may not return your full investment.

      (5) Because Fund Ten will borrow to purchase equipment, losses resulting from defaults by equipment lessees may be greater than if Fund Ten did not borrow.

      (6) Management decisions are subject to conflicts of interest because we will receive more fees if Fund Ten borrows to purchase equipment.

Uses of Offering Proceeds

      Assuming all of the shares are sold, we will:

      o invest at least 80.25% of the funds we receive from investors in equipment;

      o     retain 1% of the funds in a reserve; and

      o use the remaining 18.75% of the funds to pay fees and expenses relating to this offering and organizing Fund Ten.

      Assuming only the minimum number of the shares (5,000) is sold, we will:

      o invest at least 79.00% of the funds we receive from investors in equipment;

      o     retain 1% of the funds in a reserve; and

      o use the remaining 20.00% of the funds to pay fees and expenses relating to this offering and organizing Fund Ten.

Our Compensation

      The dealer-manager, which is a corporation affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for, and manage the business of, Fund Ten. The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

      o not more than 18.75% of the proceeds from the offering (assuming all 150,000 shares are sold) will pay fees and expenses relating to this offering and organizing Fund Ten. We and our affiliates will receive approximately 10.75% of the proceeds, and up to 8.0% will be paid to unrelated brokers. If only the minimum number of shares are sold, we and our affiliates will receive approximately 12.0% of the proceeds, and up to 8.0% will be paid to unrelated brokers;

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                                       2

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      o     we are  entitled to a  management  fee of between 2% and 7% of gross rental payments from Fund Ten's leases, but not from rental payments for equipment acquired during the liquidation period;

      o we will receive an additional fee of 2% of gross rental payments for providing re-leasing services to Fund Ten when equipment comes off lease and is re-leased to a new lessee during the operating period;

      o initially, we will receive 1% and the investors (sometimes called members) as a group will receive 99% of cash distributions from Fund Ten's operations and sales. This will continue until the investors have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return, compounded daily, on their unreturned investment;

      o after payout, Fund Ten will pay 10% of cash distributions from sales and operations to us and 90% to the investors;

      o after payout, Fund Ten will pay us a re-sale fee equal to 3% of the contract sales price of equipment, and interests in equipment, that Fund Ten sells (excluding sales of equipment acquired during the liquidation period); and

      o commencing six months after the offering is complete, and provided that all of the offering proceeds have been invested in equipment, used to pay organizational and offering expenses, or committed to reserves, Fund Ten will pay us 3% of the purchase price of equipment we acquire for Fund Ten.

Our Relationship to Fund Ten Is Not Free of Conflicts

      Fund Ten will be subject to conflicts of interest because of our relationship to it. These conflicts may include:

      o     the  lack  of   arm's-length   negotiations   in   determining   our
            compensation;

      o competition with other leasing businesses that we sponsor for the acquisition, lease or sale of equipment;

      o competition with our affiliates for the acquisition, lease or sale of equipment;

      o competition for management services with other leasing businesses that we or our affiliates sponsor; and

      o     management   decision   regarding  whether  to  borrow  to  purchase
            equipment and when to sell equipment, since we will receive additional fees as a result of these decisions.

      In addition to the fiduciary duty that we owe as the manager of Fund Ten, the Operating Agreement contains provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE OPERATING AGREEMENT."

Our Management Responsibility

      As manager of Fund Ten, we will act with integrity, in good faith, and exercise due diligence in conducting the business of Fund Ten. However, Fund Ten will indemnify us for many of our acts on its behalf, and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

Other Businesses We Manage

      We sponsor, and are currently managing, seven other public leasing businesses. See "OTHER BUSINESSES WE MANAGE" and Exhibit B for more detailed information about these other businesses.

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                                       3

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Management; Financial Statements

      We are the sole manager of Fund Ten. We are a Connecticut corporation located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011 (telephone 212-418-4700). We will manage and control the affairs of Fund Ten. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage Fund Ten's business. Our financial statements and those of Fund Ten are located in "FINANCIAL STATEMENTS" section of this prospectus.

Federal Income Tax Matters

      This prospectus contains a discussion of significant federal income tax issues pertinent to you in the section entitled "FEDERAL INCOME TAX CONSEQUENCES." The most significant tax consideration is whether Fund Ten will be taxed as a partnership or as a corporation. We have obtained an opinion from our tax counsel concerning Fund Ten's classification for federal income tax purposes as a partnership. Partnership taxation means that the members, rather than Fund Ten, will pay tax on Fund Ten's income, and that the members, rather than Fund Ten, may be able to deduct any losses. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." Because your investment in Fund Ten is a passive activity, any losses allocated to you can be deducted only against your passive activity income. There has recently been proposed legislation to eliminate the double federal income tax on corporate dividends. If it is enacted, we will evaluate whether causing Fund Ten to be taxed as a corporation rather than as a partnership would benefit investors. If we conclude that it would, we will seek investor approval to change Fund Ten's method of federal income taxation.

Capitalization

      A table showing Fund Ten's current and projected capitalization, after deduction of the costs of this offering and organizing Fund Ten, is located in the section of the prospectus entitled "CAPITALIZATION."

Summary of the Operating Agreement

      The relationship between you, the members, and us, the manager, is governed by the Operating Agreement. You should be particularly aware that under the Operating Agreement:

      o     you will have limited voting rights;

      o     your shares will not be freely transferable; and

      o our fiduciary duty as the manager of a limited liability company has been modified because of our sponsorship of other similar businesses. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such business.

      See "MANAGEMENT RESPONSIBILITY," "SUMMARY OF THE OPERATING AGREEMENT," "TRANSFER OF SHARES / WITHDRAWAL" and "REPORTS TO MEMBERS" for further details.

Restrictions on Your Ability to Transfer Shares

      The Operating Agreement restricts your ability to transfer shares. These restrictions are imposed so that Fund Ten is not treated as a "publicly traded partnership," which would make it subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your shares in a given year if the annual limit on the total number of share transfers has been reached during that particular year. See "TRANSFER OF SHARES / WITHDRAWAL."

Redemption of Shares

      While an investment in shares should only be made if you can afford to hold onto them for at least 10 years, to the extent Fund Ten has available cash, at our discretion Fund Ten will allow a limited number

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                                       4

--------------------------------------------------------------------------------

of redemptions (up to two percent of the total shares outstanding) each year. During the offering period, any shares approved for redemption will be redeemed for their net asset value. During the operating period, shares accepted for redemption will be redeemed for a price of 100% of the price paid per share, plus 4% for each full year in which the shares were held, less 100% of all previous distributions received on account of the shares. During the liquidation period, shares accepted for redemption will be purchased for an amount equal to the equity per share of Fund Ten (based on the most recent quarterly balance sheet), less all distributions made since the date of the balance sheet. See "REDEMPTION OF SHARES--Restrictions on the Redemption of Shares" for further details.

Investor Suitability

      You must meet our basic suitability requirements to invest. In general, you must either have:

      (1)   a net worth of at least $60,000 PLUS $60,000 of annual gross income;
            or

      (2)   a net worth of at least $225,000.

      Certain State Requirements

      If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have (a) a net worth of at least $250,000 or
(b) a net worth, excluding the value of your home, home furnishings and automobiles, of at least $125,000, and an annual gross income of at least $50,000 in order to invest.

      Who Should Invest

      You should only invest if you:

      o     are prepared to hold this investment for at least 10 years;

      o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

      o are prepared to assume the substantial risks associated with this investment.

      See the section of this prospectus entitled "INVESTOR SUITABILITY AND SUBSCRIPTION PROCEDURES," and the Subscription Agreement, for a more detailed explanation of these requirements.

Minimum Investment

      The minimum number of shares you must purchase is five. For IRAs and qualified plans, you must purchase at least three shares, and if you are not a resident of the United States, the minimum investment is 50 shares. There is no minimum investment if you are a citizen of the United States and purchased shares of ICON Income Fund Nine, LLC or limited partnership units of ICON Income Fund Eight A or B L.P.

Plan of Distribution

      The Offering--Fund Ten is offering between 5,000 and 150,000 shares, with a maximum offering amount of $150,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the shares for sale.

      Offering Period--We anticipate the offering of shares most likely will close two years from the date of this prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of shares at any time.

      Minimum Offering--Unless Fund Ten receives subscriptions for 5,000 shares prior to the completion of its offering period, no shares will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total shares

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                                       5

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purchased by non-affiliates,  not more than 60 of the shares we purchase will be included in determining whether the minimum offering size for Fund Ten has been achieved.

      Escrow Agent; Distribution of Escrow Interest--We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

      o the minimum offering size of $5,000,000 has been received, excluding investments from Pennsylvania residents; or

      o     one year after the offering begins, whichever comes first.

      If you are a Pennsylvania resident, your investment is subject to the further conditions that:

      o it must be held in escrow until at least $7,500,000 (5% of the maximum offering of $150,000,000) has been received; and

      o you are offered the opportunity to rescind your investment if $7,500,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

      While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

      o     you are admitted to Fund Ten as a member;

      o if you are a Pennsylvania investor, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $7,500,000 must be satisfied for you to be admitted as a member, or you will have the option to have your investment refunded; or

      o one year from the time the offering period began, whichever comes first.

      Upon admission to Fund Ten, and you will receive a one-time distribution equal to 7.5% of your investment (divided by 12) for each full month after you invest until you are admitted as a member, if cash on hand permits. If you are not admitted as a member of Fund Ten, the interest will be paid to you when your investment funds are returned.

      Subscription--You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Operating Agreement.

      Closings--The initial closing of the offering for Fund Ten will be held after subscriptions for at least 5,000 shares have been received by the escrow agent. At that time, subscribers for at least that number of shares may be admitted to Fund Ten as members. After the initial closing, Fund Ten intends to hold daily closings until the offering is completed or terminated.

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                                       6

                                  RISK FACTORS

      This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing shares. Fund Ten's business, operating results and financial condition could be adversely affected by any of the following risks, which could result in Fund Ten failing to provide any returns on your investment or even a loss of your investment.

      This prospectus also contains certain forward-looking statements based upon current expectations that involve risks and uncertainties. These statements relate to our future plans for Fund Ten, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of words such as "expects," "anticipates," "intends," and "plans" and similar expressions. Actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include those discussed below and elsewhere in this prospectus.

A Substantial Portion of the Distributions You Will Receive Will Be Deemed a Return of Capital

      A substantial portion of cash distributions you will receive from Fund Ten will be a return of capital. The portion of total distributions which is a return of capital and the portion which is investment income will depend on a number of factors in Fund Ten's operations and cannot be determined until all of its equipment is sold, at which time you will be able to compare the total amount of all cash distributions received to your total capital invested, and determine your investment income.

You May Not Receive Any Income From This Investment or a Complete Return of All of Your Investment

      There are a number of uncertainties associated with the equipment leasing business which will affect Fund Ten's ability to make cash distributions to you that in total will be equal to all of your investment, or provide for any return on your investment. These include:

      o     the quality of the equipment Fund Ten buys and leases;

      o the continuing economic life and value of the equipment upon lease expiration;

      o     the price paid for equipment;

      o     the technological and economic obsolescence of equipment;

      o     potential defaults by lessees;

      o formation and management fees paid to us by Fund Ten, which will limit the amount of offering proceeds that can be invested in equipment and cash that is available for distribution;

      o the amount of debt incurred in connection with reinvestment in equipment which will result in greater reinvestment acquisition fees paid to us which will not be available for distribution; and

      o     increases  in  Company  expenses   (including  taxes  and  insurance
            expenses).

      Three of the ten equipment leasing businesses which we manage have completed operations and been liquidated. Those equipment leasing businesses had different investment objectives than Fund Ten and were operated by individuals who have not been part of our management team since 1996. A brief financial summary of the performance of those businesses follows. As noted, two of those equipment leasing businesses did not completely return to investors all of their capital.

                                                         Series A         Series B         Series C
                                                      --------------   --------------   --------------
Amount Invested ...................................     $ 1,000.00       $ 1,000.00       $ 1,000.00
Total Distributions ...............................     $ 1,044.03       $   940.07           988.80
Taxable Income/Loss ...............................     $    44.03       $   (59.93)      $   (11.20)
Federal Tax Liability (assuming 28% tax) ..........     $   (12.33)      $    16.78       $     3.14
                                                        ----------       ----------       ----------
Net Gain/Loss (after taxes) .......................     $    31.70       $   (43.15)      $    (8.06)

      The reasons for the results summarized in the table above are discussed in more detail on page 31 in the section entitled "OTHER BUSINESSES WE MANAGE."

We Will Receive Substantial Fees From Fund Ten, and Our Fees Are Likely to Exceed the Income Portion of Distributions Made to You During Fund Ten's Early Years

      Fund Ten will pay us and our affiliates substantial fees for organizing Fund Ten, selling shares, and acquiring, managing, re-leasing and selling equipment for Fund Ten. The amount of these fees is likely to exceed the income portion of distributions made to you in Fund Ten's early years. Furthermore, because Fund Ten is likely to borrow a substantial portion of the purchase price of its equipment investments, Fund Ten will pay greater fees to us than if no debt were incurred because our management, re-leasing and reinvestment acquisition fees are based upon the gross rental payments earned from, or the purchase price of, equipment, and the use of debt should permit Fund Ten to acquire more equipment than if debt was not utilized. Through December 31, 2002, ICON Income Fund Eight B L.P., a similar business we manage which is still in its operating period and which has raised $75,000,000, paid us offering-related fees and expenses of $9,375,000, and acquisition and management fees of $12,574,812, for a total of $21,949,812. To date, that business has distributed $13,526,647 to investors, of which $1,111,345 was income.

You May Be Unable to Resell Your Shares and Therefore You Should Be Prepared to Hold Them for the Life of Fund Ten

      The shares will not be listed on any exchange at any time, and we will take steps to assure that no public trading market develops for them. Your ability to sell or otherwise transfer your shares, other than at a substantial discount, is extremely limited and will depend on your ability to identify a buyer, which will be difficult. You must view your investment in Fund Ten as a long-term, illiquid investment. See "TRANSFER OF SHARES / WITHDRAWAL."

Because Fund Ten Will Borrow to Purchase Equipment, Losses as a Result of Lessee Defaults May Be Greater Than if Debt Were Not Incurred

      Although we expect Fund Ten to acquire some of its investments for cash, Fund Ten is likely to borrow a substantial portion of the purchase price of its equipment investments and there is no limit to the amount of debt that may be incurred when purchasing equipment. While we expect the majority of Fund Ten's borrowings to be non-recourse, some of its borrowings may be recourse, whereby the lender can look to the general assets of Fund Ten in the case of nonpayment. Recourse debt may increase Fund Ten's risk of loss because Fund Ten must meet its loan payment obligations regardless of the rental revenue it receives from the equipment. With respect to non-recourse borrowings, a lessee default could force Fund Ten to make debt service payments so as to protect its investment in equipment and prevent it from being subject to repossession. Other equipment leasing businesses we manage, on average, utilized debt for 65-75% of the purchase price of their equipment portfolios, although such businesses are limited in the amount of debt they can incur whereas Fund Ten is not so limited. Were Fund Ten to utilize debt at a similar level, which may or may not occur, and assuming the maximum offering is achieved, Fund Ten would borrow approximately $245 million in connection with the purchase of equipment with offering proceeds. An equipment leasing business we managed acquired encapsulation equipment, subject to non-recourse debt, on lease to a dietary supplement maker. When the lessee's primary buyer stopped purchasing supplements, the lessee was unable to make lease payments, which payments were the source of funds to pay the related debt. The lender repossessed and sold the equipment for less than the outstanding loan balance, and therefore kept all of the sales proceeds. This resulted in a loss of approximately $300,000.

Our Management Decisions Are Subject to Conflicts of Interest

      Fund Ten will be subject to various conflicts of interest arising out of its relationship to us and our affiliates, meaning that as manager of Fund Ten, we could be confronted with decisions whereby we will have an economic incentive to place our interests above those of Fund Ten. We sponsor, and are currently managing, seven other equipment leasing businesses. See "OTHER BUSINESSES WE MANAGE" and Exhibit B for more detailed information about those other businesses. See "CONFLICTS OF INTEREST." These conflicts may include:

      o     the  lack  of  separate  legal   representation   and   arm's-length
            negotiations regarding compensation payable to us;

      o the fact that we will receive more fees for acquiring equipment if Fund Ten utilizes debt to fund these transactions than if debt is not utilized;

      o the lack of prohibitions in the Operating Agreement on our ability to compete with Fund Ten for equipment acquisitions and other types of business;

      o     our   opportunities   to  earn  fees  for  referring  a  prospective
            acquisition opportunity to purchasers other than Fund Ten;

      o the fact that we will receive fees in connection with the turnover of Fund Ten's equipment portfolio;

      o the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate Fund Ten and the information in this prospectus;

      o our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind Fund Ten and the members might not be in your best interest given your tax situation; and

      o our decisions as to when and whether to sell a jointly owned asset when the co-owner is another business we manage.

If You Choose to Redeem Your Shares You May Receive Significantly Less Than You Would Receive if You Were to Hold Your Shares

      After you have been admitted as a member, you may request that Fund Ten redeem up to 100% of your shares. Fund Ten is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow Fund Ten to redeem your shares, the redemption price has been unilaterally set and is described in the section of this prospectus entitled "REDEMPTION OF SHARES--Restrictions on the Redemption of Shares." Depending upon when you request redemption, the redemption price may be less than the unreturned amount of your investment. If your shares are redeemed, the redemption price may provide you a significantly lower value than the value you would realize by retaining your shares for the duration of Fund Ten.

You May Not Receive Cash Distributions Every Month

      While we intend to have Fund Ten make monthly cash distributions, we may determine it is in the best interest of Fund Ten to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when financially significant assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

If Fund Ten Cannot Raise a Significant Amount of Capital Its Level of Equipment Diversification and Financial Performance May Be Adversely Affected

      Fund Ten may begin operations with minimum capitalization of approximately $5,000,000. Our ability to diversify Fund Ten's equipment portfolio, and its potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of shares are sold, it will be harder to diversify both Fund Ten's equipment portfolio and its lessees, and any single lease transaction will have a greater impact on its financial performance. See "SOURCES AND USES OF OFFERING PROCEEDS."

All of the Potential Risks of This Investment Cannot Be Assessed at This Time as Fund Ten Does Not Yet Own Any Equipment

      You cannot assess all of the potential risks of this investment because none of the equipment to be purchased and the lessees to which the equipment will be leased have been identified. You will not have advance information as to the types, ages, manufacturers, model numbers or condition of Fund Ten's equipment portfolio, the number of leases Fund Ten will acquire, the identity, financial condition and creditworthiness of the lessees, the terms and conditions in the leases, the purchase price that will be paid for the equipment subject to lease or the expected residual value of the equipment. You must rely upon our judgment and ability to select the equipment to purchase, evaluate the equipment's condition, evaluate the ability of lessees to continue paying rent, and negotiate purchase documents. No assurance can be given that we will be able to perform such functions so as to achieve the investment objectives of Fund Ten.

If the Value of Fund Ten's Equipment Declines More Rapidly Than We Anticipate, Fund Ten's Financial Performance May Be Adversely Affected

      A significant part of the value of any equipment which Fund Ten will purchase is the potential value of the equipment once the lease term matures. We call this value the residual value. Generally, leased equipment is expected to decline in value over its useful life. In acquiring equipment, we will assume a value for the equipment at the end of the lease which, when combined with lease payments, is expected to be enough to return the cost of Fund Ten's investment in the equipment and provide a profit in spite of the expected decline in equipment value over the lease term. However, the value of the equipment at the end of a lease, and whether that value meets our expectations, will depend to a significant extent on the following factors, many of which are beyond our control:

      o our ability to acquire or, to a lesser degree, enter into lease agreements that preserve or enhance the relative value of the equipment;

      o our ability to maximize the value of the equipment upon its sale or re-lease when the lease matures;

      o     market conditions prevailing at lease expiration;

      o the cost of new equipment at the time we are remarketing used equipment;

      o the extent to which technological or regulatory developments during the lease term reduce the market for the used equipment;

      o     the strength of the economy; and

      o     the condition of the equipment at lease maturity.

      We cannot assure you that our value assumptions will be accurate or that the equipment will not lose value more rapidly than we anticipate. For example, an equipment leasing business we manage had to reduce the value of one of its residual interests by $368,000 due to the unexpected withdrawal of software support by the equipment manufacturer, which withdrawal rapidly made the equipment obsolete. Due to changing market conditions and manufacturing advances resulting in decreased prices for new equipment, another equipment leasing business expects to realize about $1,300,000 less than originally expected with respect to the residual value of circuit board and microchip manufacturing machines when the lease for such machines expires.

If Leased Equipment Is Not Properly Maintained Its Residual Value May Be Less Than Expected

      If a lessee fails to maintain equipment in accordance with a lease, Fund Ten may make unanticipated expenditures to repair the equipment in order to protect its investment. While we plan to inspect large items of used equipment prior to purchase, there is no assurance that an inspection of used equipment prior to purchasing it will reveal defects, and problems with the equipment may occur after Fund Ten acquires it.

      We will seek to obtain representations from the sellers and lessees of used equipment that:

      o the equipment has been maintained in compliance with the terms of their leases;

      o that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

      o the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

      Fund Ten would have rights against the seller of the equipment for any losses arising from a breach of representations made to Fund Ten, and against the lessee for default under the lease. There is no assurance, however, that these rights would make Fund Ten whole for all of its investment in the equipment or its expected returns on the equipment, including legal costs, costs of repair and lost revenue from a delay in being able to sell or re-lease the equipment due to undetected problems or issues. Some items of computer equipment in a portfolio of leased equipment acquired by an equipment leasing business we manage were either returned damaged upon lease expiration or not returned at all, and legal proceedings were necessary to recover the stipulated loss value.

Fund Ten Could Incur Losses if a Lessee Defaults on Its Lease

      If a lessee does not make lease payments to Fund Ten when they are due, or violates the terms of its lease in another important way, Fund Ten may be forced to terminate the lease and attempt to recover the equipment. Fund Ten may do this at a time when it may not be able to arrange for a new lease or to sell the equipment right away, if at all. Fund Ten would then lose the expected lease revenues and might not be able to recover the entire amount or any of its original investment in the equipment. The cost of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee for the equipment may be high and may negatively affect the value of Fund Ten's investment in the equipment. Fund Ten may lease equipment to lessees which have senior debt rated below investment grade. Lessees with such lower credit ratings may default on lease payments more frequently than higher credit lessees.

If a Lessee Files for Bankruptcy Fund Ten May Have Difficulty Recovering the Leased Equipment

      If a lessee files for protection under the bankruptcy laws, the remaining term of the lease could be shortened or the lease could be rejected, and unpaid pre-bankruptcy lease payments may be cancelled as part of the bankruptcy. Fund Ten may also experience difficulty and delays in recovering equipment from a bankrupt lessee. If a lease is rejected in a bankruptcy, Fund Ten would bear the cost of retrieving and storing the equipment, and then have to remarket it, and Fund Ten would be an unsecured creditor for any amounts due under the lease. For example, other equipment leasing businesses we manage have equipment currently on lease to K-Mart, National Steel and US Airways, all of which are attempting to reorganize under bankruptcy protection. K-Mart has made all scheduled monthly payments on the mini-lab photo equipment it has leased, although it has neither affirmed nor rejected the lease. Prior to bankruptcy, National Steel failed to make one lease payment (in the amount of $150,000) for its earth-moving equipment and has neither affirmed nor rejected its lease. In December of 2002, the monthly rental payments for an aircraft leased to US Airways was reduced by mutual agreement from $49,000 to $20,000 and US Airways had failed to make payments of approximately $115,000 before the lease was restructured.

Fund Ten May Invest in Options That Could Become Worthless if the Option Grantor Files for Bankruptcy

      Fund Ten may acquire options to purchase equipment, usually for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, Fund Ten might be unable to enforce the option or recover the option price paid.

Leasing Equipment in Foreign Countries May Be Riskier Than Domestic Leasing

      While we expect Fund Ten primarily to acquire equipment in the U.S. subject to lease with U.S. lessees, Fund Ten will also lease equipment for use by domestic or foreign lessees outside of the United States, including aircraft and marine vessels that may travel to or between locations outside of the U.S. Regulations of foreign countries may apply which may adversely effect Fund Ten's title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' financial viability, heightening the risk of default and the loss of Fund Ten's investments.

      It may be difficult for Fund Ten to repossess its equipment if a foreign lessee defaults, and lease enforcement outside the U.S. could be more expensive as external legal counsel would be hired in the foreign jurisdiction. An equipment leasing business we manage leased construction equipment to a U.K. company which went into bankruptcy. A lender with a security interest in the equipment repossessed and sold it, and kept all of the sales proceeds, which we believe violated the loan agreement with that lender. That equipment leasing business is now suing the lender in the U.K. to recover its share of the proceeds from the sale of the equipment.

      Fund Ten may have difficulty enforcing its rights under a lease. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require lessees to reimburse Fund Ten for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

Sellers of Leased Equipment Could Use Their Knowledge of the Lease Terms for Gain at Fund Ten's Expense

      Fund Ten may acquire equipment subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with Fund Ten. In particular, a seller may approach a lessee with an offer to substitute similar equipment at lease end for lower rental amounts. This may adversely affect Fund Ten's opportunity to maximize the residual value of the equipment. A joint venture involving equipment leasing businesses we manage acquired a portfolio of leased equipment in the United Kingdom. The equipment seller seemingly caused lessees to return the equipment in order to sell replacement equipment to the lessees. Another joint venture involving equipment leasing businesses we manage acquired a portfolio of approximately 120 leases on lease to various U.S. lessees.
Approximately 35 items in the portfolio had previously been sold to the seller by a leasing company, and that leasing company may have sold or leased replacement equipment to some lessees at lease maturity since a larger than expected amount of such leased equipment was returned rather than re-leased.

Fund Ten Could Incur Losses as a Result of Foreign Currency Fluctuation

      Fund Ten may, to a small extent, acquire some leases where the rental payments are not in U.S. dollars. Fund Ten's investment returns could be reduced in the event of unfavorable currency fluctuation when lease payments are not made in U.S. dollars. In these cases, Fund Ten may then enter into a contract to protect it from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow Fund Ten to receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. If the lease payments were disrupted due to default by the lessee, Fund Ten would try to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the rental payments, but our assumptions concerning currency stability may turn out to be incorrect.

      Furthermore, when Fund Ten acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values. This is because the amount and timing of receipt of the residual interest is unpredictable and hedge contracts typically require a precise monetary amount and date. Even with leases requiring rental payment in U.S. dollars, the equipment may be sold at lease expiration for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect Fund Ten's income from such a transaction, when the proceeds are converted into U.S. dollars. See "INVESTMENT OBJECTIVES AND POLICIES--Leases --Leases Denominated in Foreign Currencies."

Investment in Joint Ventures May Subject Fund Ten to Risks Relating to Its Co-Investors Which Could Adversely Impact the Financial Results of Joint Ventures

      Fund Ten may invest in joint ventures with other businesses we sponsor and manage or with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased equipment that will be owned 100% by Fund Ten. These risks include the possibility that Fund Ten's co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obliging Fund Ten to pay all of the debt associated with the joint venture, as each party to a joint venture typically must guarantee all of the joint venture's obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with those of Fund Ten and want to manage the joint ventures in ways that do not maximize the return to Fund Ten. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the equipment or prices or terms of a lease. Finally, while Fund Ten will have the right to buy out the other joint owner's interest in the equipment in the event of a sale, it may not have the resources to do so.

Fund Ten May Not Be Able to Obtain Insurance for Certain Risks and Would Have to Bear the Cost of Losses From Non-Insurable Risks

      Equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause damage or loss of equipment. While Fund Ten's leases will generally require lessees to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes, may be either uninsurable or not economically feasible to insure. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster would occur to the equipment, Fund Ten could suffer a total loss of investments in affected equipment. In leasing some types of equipment, especially pressurized railroad tank cars that may carry hazardous materials, Fund Ten may be exposed to environmental tort liability. Although Fund Ten will use its best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, no assurances can be given that its assets will be protected against any claims.

Fund Ten Could Suffer Losses From Failure to Maintain Equipment Registration and From Unexpected Regulatory Compliance Costs

      Many types of transportation equipment are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if the equipment is to be used outside of the U.S. Failing to register the equipment, or losing the registration, could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. Governmental agencies may also require changes or improvements to equipment, and Fund Ten may have to spend its own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes could force the equipment to be removed from service for a period of time. Two marine vessels owned by an equipment leasing business we manage required routine refurbishing at a total cost of $317,000 (borne by the business) to comply with Coast Guard requirements. Six other vessels may require similar refurbishing, some of which the businesses owning the vessels will have to bear. Prior to 2005, two MD83 aircraft, each jointly owned by equipment leasing businesses we manage, will require Mylar-covered insulation blankets, at an aggregate cost of between $300,000 and $500,000, in order to comply with airworthiness directives, which costs ultimately may be borne by these equipment leasing businesses. A 767-300ER aircraft jointly owned by equipment leasing businesses we manage will require cockpit door modifications, at a cost of $40,000, if it is to fly into, out of or within the United States.

      The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. Fund Ten may then have reduced rental income from the lease for this item of equipment. If Fund Ten did not have the capital to make a required change, it might be required to sell the affected equipment. If so, Fund Ten could suffer a loss on its investment, might lose future revenues, and also might have adverse tax consequences.

If a Lease Were Determined to Be a Loan, It Would Be Subject to Usury Laws Which Could Lower Fund Ten's Lease Revenue

      Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believe are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans and, if an equipment lease is held to be a loan with a usurious rate of interest, the amount of the lease payment could be reduced.

Losses Could Result in Reduced Distributions

      While we will do our best to avoid and minimize losses, Company losses from operations (of the types described in these risk factors) and unexpected liabilities could result in a reduced level of distributions to you.

We Will Not Devote Our Time Exclusively to Managing Fund Ten

      Fund Ten will not employ its own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of Fund Ten. Our officers and employees will also be spending time supervising the affairs of other businesses we manage, so they will only devote the amount of time they think is necessary to conduct Fund Ten's business. See "CONFLICTS OF INTEREST."

You Will Have Limited Voting Rights and No Management Authority

      We will make all management decisions for Fund Ten, including determining which leased equipment it will purchase. The success of Fund Ten will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and the re-leasing and disposition of equipment. You are not permitted to take part in managing Fund Ten or establishing Fund Ten's investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Company management to us. An affirmative vote of members owning not less than a majority of Fund Ten's shares is required to remove us (or anyone else) as manager.

If the IRS Classifies Fund Ten as a Corporation, Your Distributions Would Be Reduced Under Current Tax Law

      Although tax counsel has rendered an opinion to us that Fund Ten will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue in relation to Fund Ten. If the IRS successfully contends that Fund Ten should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

      o     losses realized by Fund Ten would not pass through to you;

      o     the  income of Fund Ten would be taxed at tax  rates  applicable  to
            corporations,   thereby   reducing  Fund  Ten's  cash  available  to
            distribute to you; and

      o your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

      Fund Ten will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. Fund Ten could be taxed as a corporation if it is treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of the Operating Agreement places restrictions on your ability to transfer shares. You and your advisors should not only review the "FEDERAL INCOME TAX

CONSEQUENCES" section with care, but also carefully review your tax circumstances. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." Also see "FEDERAL INCOME TAX CONSEQUENCES--Proposed Federal Tax Law Change," which discusses the possible elimination of double federal income taxation on dividends paid by corporations and how that might affect the taxation of Fund Ten.

Fund Ten Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Its Leases as Sales or Financings

      We expect that, for federal income tax purposes, Fund Ten will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that Fund Ten is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

You May Incur Tax Liability in Excess of the Cash Distributions You Receive in a Particular Year

      Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Company debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Company property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

ThereAre  Limitations  on Your Ability to Deduct  Company Losses Your ability to deduct losses generated by Fund Ten is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because Fund Ten's operations will constitute passive activities, you can only use losses from Fund Ten to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

The IRS May Allocate More Taxable Income to You Than the Operating Agreement Provides

      The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Operating Agreement allocates. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

If You Are a Tax-Exempt Organization You Will Have Unrelated Business Taxable Income From This Investment

      Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Fund Ten's leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will cause all otherwise non-taxable income of the charitable remainder trust to be subject to tax. Pending legislation would subject charitable remainder trusts to a 100% excise tax on UBTI. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

If You Are a Foreign Investor You May Be Subject to U.S. Tax Withholding and Be Required to File U.S. Tax Returns

      Foreign residents should be aware that their share of the income from Fund Ten will be subject to U.S. income tax withholding and they may be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Residents." Foreign investors that are corporations would be subject to a 30% (or lower rate as prescribed by an applicable tax treaty) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax.

This Investment May Cause You to Pay Additional Taxes

      You may be required to pay alternative minimum tax in connection with this investment, since you will be allocated a proportionate share of Fund Ten's tax preference items. Our operation of Fund Ten may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative
Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state and other states, as a result of this investment. Fund Ten's use of equipment outside the U.S. might also subject Fund Ten and you to income or other types of taxation in foreign countries.

The Assets of Fund Ten May Be Plan Assets for ERISA Purposes

      ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS AND IRAS."

                      SOURCES AND USES OF OFFERING PROCEEDS

      The first table below is our best estimate of the use of the offering proceeds if only the minimum number of shares (5,000) is sold. The second table below is our estimate of offering expenses assuming the maximum number of shares (150,000) is sold. If the maximum number of shares offered is sold, resulting in proceeds of $150,000,000, we project that we will invest 80.25% of the offering proceeds in equipment. The column in each table expressing expenses and fees as a percentage of Fund Ten's assets assumes that 40% of the purchase price for Fund Ten's investment assets will be paid from the proceeds of this offering and the remaining 60% will be paid with borrowed funds, which reflects the approximate level of borrowing by similar equipment leasing businesses we formed and manage. The actual level of borrowing by Fund Ten when purchasing equipment could exceed 60%, however.

                                                                     Minimum Offering       Fees and Expenses
                                                                      of 5,000 Shares     As a Percentage of:
                                                                      ---------------    -----------------------
                                                                                          Offering
                                                                                          Proceeds        Assets
Offering Proceeds(1)--Assets........................................     $5,000,000     $5,000,000     $10,000,000
Expenses:
           Sales Commissions(2).....................................       (400,000)          8.00%          4.00%
           Underwriting Fees(3).....................................       (100,000)          2.00%          1.00%
           O&O Expense Allowance(4).................................       (175,000)          3.50%          1.75%
           Formation Fees(5)                                               (325,000)          6.50%          3.25%
                                                                        ------------         ------          -----
      Public Offering Expenses as a % of Offering Proceeds(6,7).....     (1,000,000)         20.00%
      Public Offering Expenses as a % of Assets ....................                                        10.00%

                                                                       Maximum Offering     Fees and Expenses
                                                                      of 150,000 Shares    As a Percentage of:
                                                                      -----------------    ---------------------
                                                                                          Offering
                                                                                          Proceeds       Assets
Offering Proceeds(1)--Assets........................................   $150,000,000   $150,000,000    $304,687,500
Expenses:
           Sales Commissions(2).....................................    (12,000,000)                         3.94%
                                                                                              8.00%
           Underwriting Fees(3).....................................     (3,000,000)                         0.98%
                                                                                              2.00%
           O&O Expense Allowance(4).................................     (3,375,000)          2.25%          1.11%
           Formation Fees(5) ........................................    (9,750,000)          6.50%          3.20%
                                                                        -------------          -----          -----
      Public Offering Expenses as a % of Offering Proceeds(6,7).....     (28,125,000)        18.75%
      Public Offering Expenses as a % of Assets ....................                                         9.23%

------------
(1) Excluding $1,000 contributed by us to Fund Ten at the time of its formation.

(2) Fund Ten will pay $80.00 per share sold to brokers as sales commissions, but no sales commission will be paid on shares sold to members affiliated with us. You may be able to purchase shares from a broker who charges a fee based upon the size of your total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. If you purchase shares through a broker who has agreed with us to waive the sales commission, you would pay Fund Ten $920.00 per share and pay an investment management fee to your broker in lieu of the sales commission. To the extent shares are purchased this way, the offering proceeds and the expenses of the offering reflected in this table may be reduced.

(3) Fund Ten will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $20.00 for each share sold (2.0% of offering proceeds assuming all shares are sold for $1,000 each) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.

(4) Fund Ten will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $35.00 for each share sold (3.5% of offering proceeds assuming all shares are sold for $1,000 each) if the offering results in offering proceeds of $37,500,000 or less. We will reduce the

      O & O expense allowance payable to us by Fund Ten from $35.00 to $25.00 per share for that portion of offering proceeds exceeding $37,500,000 but less than $75,000,000; and from $25.00 to $15.00 per share for that portion of offering proceeds exceeding $75,000,000. The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Ten and offering shares for sale, which includes legal, accounting, printing, advertising and promotional expenses for preparing Fund Ten for registration and then offering and distributing the shares to the public. Due diligence fees and expenses to selling dealers are limited to an aggregate amount not to exceed the lesser of (i) one-half of 1% of the offering proceeds or (ii) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from Fund Ten.

(5) Fund Ten will pay us an additional amount, equal to $65.00 for each share sold (6.5% of offering proceeds assuming all shares are sold for $1,000 each) for selecting and acquiring equipment with the offering proceeds.

(6) Based upon our experience in raising and investing funds for similar businesses we manage, the total public offering expenses paid to us and our affiliates would be $14,175,000 in the first year of Fund Ten's operations.

(7) Fund Ten intends to establish an initial reserve equal to $10.00 per share (1.0% of offering proceeds assuming all shares are sold for $1,000 each), which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

                                OUR COMPENSATION

      The following table summarizes the types and estimated amounts of all compensation or distributions that we, our affiliates and selling dealers may be paid, directly or indirectly, by Fund Ten. Some of this compensation will be paid regardless of the success or profitability of Fund Ten's operations, and none was determined by arm's-length negotiations. Fees and expenses payable to us which are subject to limitation by type may not be recovered by reclassifying our services as falling under a different fee type.

      Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Operating Agreement.

                         Organization and Offering Stage

     Type of Compensation              Method of Compensation                   Estimated Dollar Amount
------------------------------   ---------------------------------   --------------------------------------------
Underwriting Fee--               $20.00 per share (2.0% of the       Because underwriting fees are based
payable to ICON Securities       offering proceeds assuming          upon the number of shares sold, the total
Corp., the dealer-manager        all shares are sold for $1,000      amount of underwriting fees cannot be
                                 per share) on all shares sold.      determined until the offering is complete.

                                                                     $100,000  if the  minimum  offering  of 5,000
                                                                     shares is sold, up to a maximum of $3,000,000
                                                                     if all 150,000 shares are sold.

Sales Commission--               Up to $80.00 per share (8.0 of      Because sales commissions are based
paid to selling dealers, who     the offering proceeds               upon the number of shares sold, the total
are not affiliated with us       assuming all shares are sold        amount of sales commissions cannot be
                                 for $1,000 per share) from all      determined until the offering is complete.
                                 shares sold, other than for
                                 shares sold to affiliated           If all shares sold were sold by the
                                 members which will be sold          dealer-manager, which we do not expect,
                                 on a net of sales commission        the dealer-manager would receive sales
                                 basis.(1)                           commissions of $400,000 if the minimum
                                                                     offering   of  5,000   shares   is  sold  and
                                                                     $12,000,000  if all 150,000  shares are sold.
                                                                     In each case,  these  amounts are  calculated
                                                                     without  giving effect to possible  reduction
                                                                     of the sales  commissions  due to commissions
                                                                     that are not payable for shares  purchased by
                                                                     affiliated  members  and by  investors  whose
                                                                     broker has waived  the sales  commission,  if
                                                                     any.


------------
(1) Investors may be able to purchase shares from brokers who charge a fee based upon the size of their total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. Investors who purchase shares through a broker who has agreed to waive the sales commission would pay Fund Ten $920.00 per share and pay an investment management fee to their broker in lieu of the $80.00 per share sales commission. To the extent shares are purchased this way, the estimated amount of the expenses of the offering reflected in this chart may be reduced.

      Type of Compensation              Method of Compensation                   Estimated Dollar Amount
-------------------------------   ---------------------------------   --------------------------------------------
O & O Expense Allowance--         $35.00 per share from the           Because the O & O Expense Allowance
payable to us or the dealer-      first $37,500,000 of offering       is based upon the number of shares sold,
manager, or both, for             proceeds; $25.00 per share for      the total amount of the O & O Expense
organizational and offering       that portion of offering            Allowance cannot be determined until
expenses                          proceeds in excess of               the offering is complete.
                                  $37,500,000 but less than
                                  $75,000,000; and $15.00 per         $175,000 if the minimum offering of 5,000
                                  share for that portion of           shares is sold, up to a maximum of
                                  offering proceeds exceeding         $3,375,000 if all 150,000 shares are sold.
                                  $75,000,000, on a
                                  non-accountable basis
                                  (exclusive of sales
                                  commissions) whether or not
                                  incurred. We will pay actual
                                  organizational and offering
                                  expenses for this offering to
                                  the extent such expenses
                                  exceed the O & O expense
                                  allowance.

                                  We will pay or advance
                                  bona fide due diligence fees
                                  and expenses of the
                                  dealer-manager and actual
                                  and prospective selling
                                  dealers on a fully accountable
                                  basis from such allowance up
                                  to, but not in excess of, the
                                  lesser of the maximum
                                  amount payable under the
                                  NASD Conduct Rules, or
                                  1|M/2 of 1% of the offering
                                  proceeds.
Formation Fee--                   $65.00 per share (6.5% of the       Because formation fees are based upon
payable to us in connection       offering proceeds assuming          the number of shares sold, the total
with the selection and acqui-     all shares are sold for $1,000      amount of formation fees cannot be
sition of equipment               per share).                         determined until the offering is complete.
and interests in equipment
with the offering proceeds        We will reduce or refund            $325,000 if the minimum offering of 5,000
                                  Formation Fees if Fund Ten's        shares is sold, up to a maximum of
                                  investment in equipment is          $9,750,500 if all 150,000 shares are sold.
                                  less than the greater of (a)
                                  80% of the offering proceeds
                                  reduced by .0625% for
                                  each 1% of borrowings
                                  encumbering Fund Ten's
                                  equipment, or (b) 75% of
                                  the offering proceeds.

    Type of Compensation             Method of Compensation                   Estimated Dollar Amount
----------------------------   ---------------------------------   --------------------------------------------
Management Fee--               The lesser of:                      The amount of management fees will
payable to us for actively                                         depend on the rental payments generated
managing the leasing of        (i)(a) 5% of gross rental           by Fund Ten's leased equipment
Fund Ten's equipment           payments from operating             portfolio. As the composition and size of
portfolio, although not        leases(2), except operating         the equipment portfolio will primarily be
payable with respect to        leases for which management         a function of offering proceeds raised and
rental payments from any       services are performed by           debt incurred in connection with
equipment acquired during      non-affiliates under our            equipment acquisitions, the total amount
the liquidation period         supervision for which 1% of         of management fees is not determinable
                               annual gross rental payments        at this time.
                               shall be payable;
                                                                   We have agreed to subordinate, without
                               (b) 2% of gross rental              interest, receipt of one-half of our
                               payments and debt service           monthly payments of the management
                               interest payments from full         fees during the offering and operating
                               payout leases(3) with net lease     periods to the members' receipt of all
                               provisions; and                     accrued, but previously unpaid, and
                                                                   current, installments of first cash
                               (c) 7% of gross rental              distributions.(6) Any management fees so
                               payments from equipment             deferred will be deferred without interest.
                               operated by Fund Ten(4); or

                               (ii)  management  fees  which are
                               competitive   and/or  customarily
                               charged   by   others   rendering
                               similar  services  as an  ongoing
                               public   activity   in  the  same
                               geographic  location  for similar
                               equipment transactions.(5)

--------

(2) Operating leases are leases under which the aggregate rental payments due during the initial term of the lease, on a net present value basis, are less than the purchase price of the equipment.

(3) Full-payout leases are leases under which the rental payments due during the initial term of the lease, on a net present value basis, are sufficient to recover the purchase price of the equipment. Net lease provisions are provisions in leases in which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased equipment.

(4) If we provide both equipment management and additional services relating to the continued and active operation of Company equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for Fund Ten's equipment and similar services, we may charge Fund Ten a management fee not to exceed 7.0% of the gross rental payments from equipment operated by Fund Ten.

(5) We have established a market compensation committee to annually evaluate whether certain fees are reasonable, customary and competitive. These are management, re-leasing and re-sale fees. With respect to management fees, the market compensation committee reviews management fees charged by similar businesses operating public investment programs with a particular emphasis on other equipment leasing programs. With respect to evaluating re-sale and re-leasing fees, we have extensive contact with parties offering services of re-sale and re-lease. The market compensation committee will review dealings with third parties or proposals received from third parties in an effort to establish the reasonableness of these types of fees paid to us. If the committee believes it has not received adequate unsolicited information from third parties on market fees for these services, it will solicit service providers for feedback as to market pricing for such services. The market compensation committee is currently comprised of Messrs. Clarke, Weiss, Silkowski and a member of our remarketing department.

(6) See "CASH DISTRIBUTIONS--First Cash Distributions to Members" for an explanation of first cash distributions.

      Type of Compensation             Method of Compensation                   Estimated Dollar Amount
-------------------------------   --------------------------------   --------------------------------------------
Re-Leasing Fee--                  The lesser of:                     The amount of re-leasing fees will depend
payable to us for re-leasing                                         on the rental payments generated from
Fund Ten's equipment              (i) 2% of gross rental             equipment which is re-leased after lease
portfolio through the end of      payments and debt service          maturity. The rental amounts for which
the operating period              interest payments from the         equipment can be re-leased in the future
                                  re-lease of equipment; or          is presently unknown, as is the size and
                                                                     composition of the equipment portfolio
                                  (ii) leasing fees which            that may be released (see the discussion
                                  are competitive and/or             under Management Fees, above). For
                                  customarily charged by others      these reasons, the total amount of
                                  rendering comparable               re-leasing fees is not determinable at this
                                  services for similar equipment     time.
                                  transactions.
Re-Sale Fee--payable to us in     The lesser of:                     The amount of re-sale fees will depend
connection with the sale                                             on equipment sales proceeds. The price
of equipment, but not             3.00% of the purchase price        at which equipment can be sold in the
payable with respect to any       paid to Fund Ten by the            future is presently unknown, as is the
equipment acquired during         purchaser of each item of          size and composition of the equipment
the liquidation period            equipment, or direct or            portfolio that may be sold (see the
                                  indirect interest in               discussion under Management Fees,
                                  equipment, acquired; the           above). For these reasons, the amount of
                                  purchase price includes debt       re-sale fees is not determinable at this
                                  incurred or assumed, debt          time
                                  associated with equipment in
                                  which Fund Ten sold an             Our receipt of re-sale fees is subordinate
                                  interest (such as a residual       to the members' receipt of their capital
                                  interest or an interest in a       contribution plus a cumulative return of
                                  joint venture), and debt           8% per annum on unreturned capital
                                  which would be assumed if,         contributions. Any re-sale fees that
                                  in the case of options to          cannot be paid to us when earned will be
                                  acquire residual value             deferred, without interest, and paid to us
                                  interests, such options were       when the Members have received the
                                  immediately exercised; or          aforementioned return.

                                  One-half of reasonable,
                                  customary and competitive
                                  brokerage fees paid for
                                  services rendered in
                                  connection with the sale of
                                  equipment of similar size,
                                  type and location.

     Type of Compensation             Method of Compensation                 Estimated Dollar Amount
------------------------------   -------------------------------   -------------------------------------------
Reinvestment Acquisition         3.00% of the purchase price       The amount of reinvestment acquisition
Fee--payable to us               paid by Fund Ten to the           fees will depend upon the purchase price
commencing six months after      seller of each item of            paid for equipment, which will be
the closing of the offering      equipment, or direct or           affected by the level of indebtedness
and provided that all of the     indirect interests in             incurred or assumed in the purchase of
offering proceeds have been      equipment, acquired; the          equipment, as higher levels of debt will
invested in equipment, used      purchase price includes debt      result in our receipt of greater
to pay organizational and        incurred or assumed, debt         reinvestment acquisition fees. The
offering expenses or             associated with equipment in      amount of reinvestment acquisition fees is
committed to reserves.(7)        which Fund Ten acquired an        not determinable at this time.
                                 interest (such as a residual
                                 interest or an interest in a
                                 joint venture), and debt
                                 which would be assumed if,
                                 in the case of options to
                                 acquire residual value
                                 interests, such options were
                                 immediately exercised.

                                 In calculating reinvestment
                                 acquisition fees, fees payable
                                 by or on behalf of Fund Ten
                                 to unaffiliated finders and
                                 brokers will be deducted
                                 from reinvestment acquisition
                                 fees otherwise payable to us.
                                 No finder's or broker's fees
                                 may be paid to any of our
                                 affiliates.
                                 We will reduce or refund
                                 Reinvestment Acquisition
                                 Fees if Fund Ten's investment
                                 in equipment is less than the
                                 greater of (a) 80% of the
                                 offering proceeds reduced
                                 by .0625% for each 1% of
                                 borrowings encumbering
                                 Fund Ten's equipment, or (b)
                                 75% of the offering proceeds.

------------
(7) Total reinvestment acquisition fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, underwriting fees, formation fees and the O & O expense allowance, which fees may total up to 13.50% of the offering proceeds). Pursuant to the Operating Agreement, the maximum front-end fees which Fund Ten may pay is 20% of offering proceeds (if no debt is employed by Fund Ten to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of offering proceeds.

       Type of Compensation               Method of Compensation                    Estimated Dollar Amount
----------------------------------   --------------------------------   -----------------------------------------------
Cash Flow--                          Prior to payout, which is the      Our share of cash flow will depend upon
share distributable to us            time when cash distributions       the extent to which equipment rental pay-
                                     in an amount equal to (1) the      ments and sales proceeds exceed ex-
                                     sum of the investors' capital      penses of Fund Ten (including debt
                                     contributions and (2) an 8.0%      service), as well as whether payout has
                                     cumulative annual return,          been achieved. Therefore, our share of
                                     compounded daily, on such          cash flow is not determinable at this time.
                                     capital contributions as re-
                                     duced by distributions in ex-
                                     cess of such 8.0% have been
                                     made, distributions of cash
                                     from operations and sales will
                                     be made 99% to the members
                                     (based upon their shares) and
                                     1% to us. After payout, distri-
                                     butions of cash will be made
                                     90% to the members (based
                                     upon their shares) and 10%
                                     to us.
Reimbursement for out-of-            Fund Ten will reimburse our        The amount of expenses reimbursed will
pocket acquisition expenses          affiliates and us for some ex-     depend upon the scope of services we
directly attributable to the ac-     penses incurred in connection      provide to Fund Ten, as described in
quisition of                         with Fund Ten's operations.        footnote 8 below. Reimbursement
equipment--payable to us and                                            amounts are not determinable at this
our affiliates(8)                                                       time, but we estimate that during Fund
                                                                        Ten's first full year of operations after
                                                                        completion of the offering, and assuming
                                                                        the maximum offering is achieved, we
                                                                        will be reimbursed between $750,000 and
                                                                        $ 950,000.

------------

(8) In the event we or an affiliate purchases equipment with our own funds in order to facilitate the later purchase by Fund Ten, or borrows on behalf of Fund Ten for any Company purpose, we or the affiliate will be entitled to receive interest on the funds expended on behalf of Fund Ten until Fund Ten purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. See "INVESTMENT OBJECTIVES AND POLICIES--Interim Financing."

      The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Ten and offering shares for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing Fund Ten for registration and then offering and distributing the shares to the public. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to NASD Conduct Rules, of which organization the dealer-manager is a member. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from Fund Ten.

      In addition to the O&O Expense Allowance, Fund Ten will also reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by Fund Ten and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of Fund Ten's equipment incurred prior to the time that Fund Ten has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of Fund Ten (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the cost that Fund Ten would be required to pay to independent parties for comparable services. Fund Ten's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

      Section 6.4(k) of the Operating Agreement limits the types and annual amounts of expenses of Fund Ten that may actually be paid by Fund Ten to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of the Operating Agreement, will be:

      (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

      (2)   expenses  for   rent,depreciation   and  utilities  or  for  capital
            equipment or other administrative items.

                          Interest in Profits or Losses

    Type of Compensation           Method of Compensation                  Estimated Dollar Amount
---------------------------   --------------------------------   -------------------------------------------
Company's Profits and         We will be allocated shares of     Our allocable share of profits and losses
Losses for Tax Purposes--     Fund Ten's profits and losses      will depend upon the extent to which
Share allocable to us         for tax purposes that              lease rental payments and equipment
                              generally approximate our          sales proceeds generate taxable income or
                              share of available cash.           losses. As the size and composition of the
                                                                 equipment portfolio is unknown, our
                                                                 share of profits and losses can not be
                                                                 determined at this time.

                              CONFLICTS OF INTEREST

      Fund Ten will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the Operating Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Operating Agreement, which limits the actions we can take on behalf of Fund Ten and limits our compensation from Fund Ten. In addition, see "MANAGEMENT RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing Fund Ten's assets and affairs. The conflicts include the following:

No Arm's-Length Negotiation of Agreements

      We are represented by the same legal counsel as Fund Ten and the dealer-manager. The members, as a group, have not been represented by legal counsel and Fund Ten's legal counsel has not acted on behalf of prospective investors or conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between Fund Ten and either the dealer-manager or us was negotiated on an arm's-length basis. The attorneys, accountants and other experts who perform services for Fund Ten will also perform services for us, the dealer-manager, some of our affiliates and other businesses that we or our affiliates may sponsor. However, should a dispute arise between Fund Ten and us, we will have Fund Ten retain separate legal counsel to represent Fund Ten in connection with the dispute.

Our Compensation

      We have unilaterally determined the compensation that we and the dealer-manager will be paid by Fund Ten. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines (guidelines for publicly offered, finite-life equipment leasing businesses reflecting the policies of the North American Securities Administrators' Association) in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, Fund Ten's acquisition, use and sale of its equipment and leases. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

      A conflict of interest may also arise from our decisions concerning the timing of Fund Ten's purchases and sales of equipment or the termination of Fund Ten, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing Fund Ten and receiving management fees, for example, may conflict with the interests of the members in realizing an earlier return from this investment.

Effect of Leverage on Our Compensation

      We intend for Fund Ten to incur indebtedness that will total approximately 60% of the aggregate purchase price of its total portfolio of equipment and interests in equipment; but the actual level of borrowings may vary from this estimate, and there is no limit on the amount of the aggregate purchase price of Fund Ten's investments that can be financed. Since we will earn reinvestment acquisition fees from reinvesting cash flow into equipment, and those fees are based upon the purchase price of the equipment we acquire for Fund Ten, which price includes related borrowings incurred and/or debt associated with equipment, we will earn a greater amount of reinvestment acquisition fees if a greater percentage of the purchase price of equipment acquisitions is financed. Additionally, our management and re-leasing fees are based upon the gross lease rental payments to Fund Ten, so we may earn greater management and re-leasing fees as a result of Fund Ten's utilizing a greater amount of debt (leverage) to increase the amount of its investments. See "OUR COMPENSATION."

Competition With Fund Ten for Equipment

      We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other businesses. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner or manager of, or as an advisor to, other investment entities

(including other public equipment ownership and leasing businesses). Those businesses could have investment objectives similar to Fund Ten's and may be in a position to acquire the same equipment at the same time as Fund Ten. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to Fund Ten.

      If the investments available from time to time to Fund Ten and to other businesses we manage are less than the aggregate amount of investment then sought by them, in addition to the factors listed below, we will take into account the time period each business has been seeking investments. In allocating investments among Fund Ten and other businesses we manage, we will take into consideration:

      o whether the required cash investment is greater than the cash that the businesses have available for investment;

      o whether the amount of debt to be incurred or assumed is above levels that we believe are acceptable for the businesses;

      o     whether the  investment  is  appropriate  to the  objectives  of the
            businesses,   which  include  seeking  to  avoid  concentrations  of
            exposure to any one class of equipment;

      o whether the lessee's credit quality satisfies the objectives of the businesses of maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual lessee or user;

      o whether the remaining lease term extends beyond the date by which the existence of the businesses will end;

      o whether the available cash flow of the businesses is sufficient to purchase the investment and to make distributions;

      o whether the structure of the proposed transaction, particularly the end-of-lease options governing the equipment, provides the opportunity to obtain the residual values needed to meet the businesses' total return objectives for their investments; and

      o whether the transaction complies with the terms of the operating agreement or partnership agreement of the businesses.

      Any conflicts in determining and allocating investments between Fund Ten and another business will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions for investment by Fund Ten or other businesses.

      The Operating Agreement does not prohibit us or our affiliates from investing in equipment leases, and we can engage in acquisitions, leasing and re-leasing opportunities on our or their own behalf or on behalf of other businesses. We and our affiliates shall have the right to take for our or their own account, or to recommend to any business we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

      Conflicts may also arise between two or more  businesses  (including  Fund
Ten) that we or one of our affiliates advise or manage, or between one or more of businesses and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the business attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular business.

Joint Ventures

      For added diversification, Fund Ten may invest in joint ventures with other businesses that we sponsor and manage, or with third parties. If Fund Ten enters into a joint venture, we would have a fiduciary duty to Fund Ten and to any other businesses we manage that participate in it. Having this duty to several businesses may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Operating Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of Fund Ten. See "RISK FACTORS." Other than with respect to investments in these types of joint ventures, Section 6.2(e) of the Operating Agreement prohibits us from investing Fund Ten's funds in other businesses that we or our affiliates sponsor or manage.

Lease Referrals

      From time to time, we may have the opportunity to earn fees for referring prospective equipment to a purchaser other than Fund Ten. This could involve conflicts of interest because we would receive compensation as a result of the referral even though Fund Ten would not receive any benefits. Section 6.5 of the Operating Agreement provides that, if Fund Ten has funds available for investment, we will not refer prospective equipment transactions to third parties for compensation, unless, using the criteria listed above under "Competition with Fund Ten for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of Fund Ten.

Lack of Independent Management and Directors

      Our directors, who are listed and described in the section of this prospectus entitled "MANAGEMENT," are also our shareholders (through a company they own). In their roles as our directors and executive officers, they will make management decisions on behalf of Fund Ten. Since they also are our owners, their decisions regarding managing Fund Ten are subject to conflicts of interest, since such decisions could also benefit us.

Participation of an Affiliate in This Offering

      Shares will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), which will receive underwriting fees for all shares sold in addition to sales commissions for any shares sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of Fund Ten and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is controlled by Beaufort J.B. Clarke, Paul B. Weiss and Thomas W. Martin, who also are its owners. As such, ICON Securities Corp.'s relationship with Fund Ten is subject to conflicts of interests, just as is our relationship to Fund Ten, since it is controlled by the same people who are our owners, who can be presumed to seek to maximize the sale of shares.

Tax Matters Partner

      We are Fund Ten's tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the members and Fund Ten by any settlement. While we will seek to take into consideration the interest of the members as a whole in agreeing to any settlement of any disputed items of Company's income and expense, there is no assurance that any settlement will be in the best interest of any specific member given his or her specific tax situation.

                            MANAGEMENT RESPONSIBILITY

Conflicts

      General. Fund Ten is a Delaware limited liability company formed pursuant to the Delaware Limited Liability Company Act. The Delaware Limited Company Act was enacted in the early 1990s and there is very little case law interpreting it. The Delaware Limited Liability Company Act does not set forth any duties that a manager owes to a limited liability company and to its members. Nevertheless, it does allow for duties to be imposed on a manager contractually through a limited liability company's operating agreement. In this regard, under the terms of the Operating Agreement, we have imposed upon ourselves the following duties: to act diligently; to faithfully exercise discretion to the best of our abilities; and to use our best efforts to carry out the purposes and conduct the business of Fund Ten in the best interest of Fund Ten, subject to the limitations set forth therein. Under the Delaware Limited Liability Company Act, a manager who acts under an operating agreement that imposes such duties will not be liable to the limited liability company or its members when acting in good faith in reliance upon the provisions of the operating agreement.

      Competing Activities. Because we and other businesses that we manage (or in the future may manage) will acquire, lease and/or manage equipment, we may be deemed to have interests that differ from the interests of Fund Ten. In recognition of this fact, Section 6.5 of the Operating Agreement expressly provides that neither we nor our affiliates will be obligated to present any particular investment opportunity to Fund Ten; and we and our affiliates have the right, subject to certain limitations, to take for our or their own accounts (without the use of Company funds), or to recommend to any affiliate (including Fund Ten), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between Fund Ten and other businesses we manage with respect to particular investment opportunities that become available, as well as conflicts that arise between Fund Ten and one or more other businesses which may be seeking to re-lease or sell similar equipment at the same time, are included in Section 6.5 of the Operating Agreement. See "CONFLICTS OF INTEREST--Competition with Fund Ten for Equipment."

      Detriment and Benefit. If the Operating Agreement did not explicitly permit us to acquire investments or to management similar businesses and thereby allocate investment opportunities among Fund Ten and other businesses we manage, it is possible that a Delaware court could, by analogy to partnership law, apply certain fiduciary obligations to us commonly applied to the general partner of a partnership. If so, we might not be permitted to serve as the manager of Fund Ten, as well as the manager or general partner of any business that might acquire and lease equipment, at the same time. The provisions in the Operating Agreement benefit us since they allow us to act as manager for more than one business and to acquire investments, which a Delaware court might not permit absent such provisions, although this is not certain. Our right to manage similar businesses and make investments on our own behalf may operate as a detriment to you because there may be opportunities that will not be made available to Fund Ten. However, we believe Fund Ten should benefit from the experience we have gained from acting as a manager or general partner to more than one business. Furthermore, the Operating Agreement attempts to resolve any conflicts arising from our management of multiple businesses in a manner consistent with the expectations of the investors of all of these businesses, our duties and Fund Ten's and other businesses' investment objectives, especially including that of investment diversification.

Indemnification

      Fund Ten will indemnify us and our affiliates, from its assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

      (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of Fund Ten;

      (2) we or our affiliate were acting on behalf of or performing services for Fund Ten; and

      (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

      We and each of our affiliates will be liable, responsible and accountable, and Fund Ten will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to Fund Ten or any member, as determined by a court. Fund Ten will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

      In addition, Fund Ten has agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of shares. Any successful claim for indemnification would deplete Fund Ten's assets by the amount paid and could reduce the amount of distributions subsequently made to you.

      Fund Ten is not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

      (1)   (a)   there was a successful  adjudication on the merits in favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

            (b)   the claims were dismissed on the merits by the court; or

            (c)   the  court   approved   a   settlement   of  the   claims  and
                  indemnification regarding the costs of claims; plus

      (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri, Alabama and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

      There are a number of remedies available to you if you believe we have breached our fiduciary duty. You may sue on behalf of yourself and all other similarly situated members (a class action) to recover damages, or you may bring suit on behalf of Fund Ten (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of shares, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them.

      We will provide quarterly and annual reports of operations and must, on demand, give you or your legal representative a copy of Form 10-K and other information concerning Fund Ten's affairs. Further, you may inspect or copy Fund Ten's books and records at any time during normal business hours upon reasonable advance written notice. See "SUMMARY OF THE OPERATING AGREEMENT--Access to Books and Records."

      This is a developing and constantly changing area of the law; and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

      In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against Fund Ten for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Operating Agreement or otherwise, Fund Ten will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                           OTHER BUSINESSES WE MANAGE

      We were formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing businesses. In addition to acting as the manager of Fund Ten, we are the manager or general partner of: ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; ICON Income Fund Eight A L.P.; ICON Income Fund Eight B L.P., and ICON Income Fund Nine, LLC; and we were the general partner of ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; which were liquidated and dissolved in 1999 and 2001. These businesses are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing transactions which do not meet the investment criteria we have established for Fund Ten and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

             Prior Programs Subscriptions as of December 31, 2002

                                          Total Number
Program                                   of Investors     Subscriptions
-------                                   ------------     -------------
A (dissolved in 1999) ................          226        $ 2,504,500
B (dissolved in 2001) ................        1,756         20,000,000
C (dissolved in 2001) ................        1,741         20,000,000
D ....................................        3,105         40,000,000
E ....................................        3,736         61,041,151
Six ..................................        2,267         38,385,712
Seven ................................        4,598         99,999,682
Eight A ..............................        2,892         74,996,504
Eight B ..............................        2,825         75,000,000
Nine .................................        2,074         57,929,604

      Our prior public programs that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions. Through December 31, 2002, our prior public programs had originated or acquired investments as follows:

                            Investments Originated or
                        Acquired by Prior Public Programs
                            Through December 31, 2002
              (All Amounts in Dollars of Original Acquisition Cost)

Program                                Leased Equipment     Other Transactions     Total Investments
-------                                ----------------     ------------------     -----------------
A (dissolved in 1999) ...............    $  6,226,774          $  1,556,694          $  7,783,468
B (dissolved in 2001) ...............      40,950,305            26,850,666            67,800,971
C (dissolved in 2001) ...............      45,800,967            26,853,123            72,654,090
D ...................................      55,577,669            81,733,088           137,310,757
E ...................................      80,651,864           198,673,604           279,325,468
Six .................................      93,104,306            80,543,188           173,647,494
Seven ...............................     251,479,444            74,628,128           326,107,572
Eight A .............................      94,464,101            57,348,895           151,812,996
Eight B .............................     189,025,172            57,702,430           246,727,602
Nine ................................     203,025,329            38,761,792           241,787,121

      As of December 31, 2002, our prior public programs had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

                             Investment Portfolio of
                              Prior Programs as of
                                December 31, 2002

Program                                Leased Equipment     Other Transactions     Total Investments
-------                                ----------------     ------------------     -----------------
A (dissolved in 1999) ...............             --                    --                    --
B (dissolved in 2001) ...............             --                    --                    --
C (dissolved in 2001) ...............             --                    --                    --
D ...................................    $  2,756,134           $ 1,152,982          $  3,909,116
E ...................................      46,185,998            21,810,531            67,996,529
Six .................................      23,523,304             1,408,832            24,932,136
Seven ...............................     165,755,663             1,021,143           166,776,806
Eight A .............................      61,400,175            57,348,895           118,749,070
Eight B .............................     183,027,417            57,702,430           240,729,847
Nine ................................     203,025,329            38,761,792           241,787,121

      The amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Seven through Eight B for each year from 1998 through December 31, 2002 are included in TABLE III of Exhibit B to this prospectus. Additional investment information concerning prior programs as of December 31, 2002, is also included in Tables I, II, IV and V of Exhibit B to this prospectus.

      Three of our prior public programs, A, B and C, experienced unexpected losses in 1992, and the effects of such losses are reflected in the returns to investors set forth on TABLE III of Exhibit B to this prospectus and in the risk factor entitled "You May not Receive Any Income From This Investment or a Complete Return of All Of Your Investment" on page 7. The losses incurred by investors in those programs do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital which was not subject to tax at the time of receipt. A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. C wrote down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

      A, B and C were all syndicated before 1991 by ICON Capital Corp. under prior ownership and management. In 1996, we (ICON Capital Corp.) were acquired by Messrs. Clarke, Weiss and Martin, who have comprised our executive management since that time. Only a handful of the more than 60 of our current employees worked for us prior to the ownership change, and all members of our acquisition and remarketing departments joined us upon or subsequent to the ownership change (or in the case of Mr. Silkowski, assumed a management role after the ownership change). Each of A, B and C had investment objectives and policies significantly different than those of Fund Ten. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas for the Fund Ten the majority, if not all, of the equipment to be purchased will be used equipment already subject to lease, which we believe presents substantially less risk than purchasing new equipment. Additionally, A, B and C attempted to compete with money center banks in the highly competitive business of originating new leases. Current management's philosophy is to exclusively acquire leases in the secondary market, which does not involve direct competition with such institutions. Each of A, B and C had the ability to, and did, invest in financing transactions, which Fund Ten will not do. Finally, the amount of the gross offering proceeds raised by each of A, B and C was substantially smaller than what is likely to be raised by Fund Ten. Fewer offering proceeds result in smaller portfolios of equipment and less portfolio diversification. A raised only $2.5 million, and B and C each raised only $20 million. Other equipment leasing businesses we have syndicated under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $100 million.

      In the first quarter of 2001 and fourth quarter of 2002, Seven wrote down the residual value, by $175,000 and then $1,835,0900, of a DC-10 aircraft it owns that is on lease to Continental Airlines, as a result of the declining demand for such aircraft due in part to events of September 11, 2001.

      The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B, is not audited. If you purchase shares in Fund Ten you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in our prior public programs.

                   RELATIONSHIPS WITH SOME OF OUR AFFILIATES

      The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

The diagram depicting our relationship to some of our affiliates is omitted here. The diagram consists of four boxes that are interconnected as follows:

o The first box, located in the center and at the top of the diagram, contains the text "ICON Capital Corp."

o The first box (for ICON Capital Corp.) is connected to two separate boxes (the second and third boxes) located below the first box, side by side at the bottom of the diagram.

o The first box (for ICON Capital Corp.) is connected by a solid line, indicating ownership, to the second box located on the left side at the bottom of the diagram. The second box contains the text "ICON Securities Corp. (the dealer-manager), a wholly-owned subsidiary of ICON Capital Corp."

o The first box (for ICON Capital Corp.) is connected by a broken line, indicating a contractual relationship, to the third box located on the right side at the bottom of the diagram. The third box contains the text "ICON Income Fund Ten, LLC."

o The second box (for ICON Securities Corp.) is connected by a broken line, indicating a contractual relationship, to the third box located on the right side at the bottom of the diagram.

                                   MANAGEMENT

The Manager

      We (ICON Capital Corp.) are a Connecticut corporation formed in 1985. Our balance sheet is included in this prospectus. Our principal office is located at 100 Fifth Avenue, Tenth Floor, New York, NY 10011 ((212) 418-4700), and we have an additional office at 260 California Street, 7th Floor, San Francisco, California 94111 ((415) 981-4266). Our seniormost officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

      All services relating to the day-to-day management of equipment and acquiring of leases and will be performed by us or under our direction. These services include collecting payments due from the lessees, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees, supervising equipment maintenance, and monitoring performance by the lessees of their obligations, including payment of rent and all operating expenses.

      Our officers and directors are:

   Beaufort J. B. Clarke .........   Chairman, Chief Executive Officer and Director
   Paul B. Weiss .................   President and Director
   Thomas W. Martin ..............   Executive Vice President, Chief Financial Officer and
                                        Director
   Louis J.C. Cusano .............   Senior Vice President, General Counsel and Secretary
   Jeremiah J. Silkowski .........   Senior Vice President Operations
   Michael A. Reisner ............   Vice President and Associate General Counsel
   Sean Hoel .....................   Senior Vice President Acquisitions

      Beaufort J. B. Clarke, 57, became our Chairman, Chief Executive Officer and Director in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder,
President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina. Mr. Clarke has been in the equipment leasing business, as a business person and lawyer, since 1979.

      Paul B. Weiss, 42, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1988 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College. Mr. Weiss has been in the equipment leasing business since 1988.

      Thomas W. Martin, 49, became our Executive Vice President, Chief Financial Officer and Director (and Director, President and Chief Financial Officer of the dealer-manager as well) in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President of Gemini Financial Holdings, Inc. from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

      Louis J.C. Cusano, Esq., 42, became our Senior Vice President, General Counsel and Secretary in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

      Jeremiah J. Silkowski, 28, became our Senior Vice President Operations in June of 2002. Mr. Silkowski has over ten years of experience with us in various capacities. During his tenure, Mr. Silkowski has been responsible for
asset-backed   securitizations,   the  collections   and  portfolio   management
departments, the sales and property tax departments, and day-to-day administration. Mr. Silkowski now spends the majority of his time as the head of the remarketing department, engaged in maximizing residual realizations. Mr. Silkowski received a B.A. in Economics from New York University.

      Michael A. Reisner, Esq., 32, became our Vice President and Associate General Counsel in March of 2001. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

      Sean E. Hoel, 33, our Senior Vice President Acquisitions, joined ICON in June 1999. Mr. Hoel is responsible for the acquisition of equipment subject to lease. Mr. Hoel has a Masters Degree in Finance from Seattle University, preceded by Law School at the University of Oslo, a B.A. in Finance at the University of Wyoming, as well as three years of military service as a naval officer.

Our Affiliates

      ICON Securities Corp., the dealer-manager, is a New York corporation and our wholly owned subsidiary. It was formed in 1982 to manage the equity sales for investor programs we sponsor. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

      Investment Objectives. Fund Ten will purchase various types of equipment that will usually be leased at the time of purchase. The leases will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

      (1) INVEST IN LEASED EQUIPMENT: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

      (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of Fund Ten, beginning the month after the first investor is admitted as a member.

      (3) DIVERSIFY TO REDUCE RISK: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact Fund Ten. Further, a diverse portfolio of creditworthy lessees makes it less likely that the default or bankruptcy of a single lessee will significantly impact Fund Ten. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and to a lesser degree emphasize investments where high rates of rent compensate Fund Ten for the expected economic depreciation of the underlying equipment.

      (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time Fund Ten's investments are sold, compares favorably with fixed income investments.

      We expect Fund Ten initially to make equipment investments equal to the sum of the following:

      o     80.25% of the funds received from investors; plus

      o     borrowed   funds,   which  are  expected  to  be  in  an  amount  of
            approximately 60% of the purchase price of Fund Ten's investment portfolio, but there is no limit on the amount Fund Ten can borrow to fund equipment purchases; plus

      o     excess cash flow not held in reserve or distributed.

Leases

      Leases in General. In a typical lease, Fund Ten will own and lease equipment and the lessee will make periodic payments to Fund Ten, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends (upon the expiration of a lease), a significant part of the equipment's economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the equipment. Your ultimate return, if any, on an investment in shares will partly depend on the residual value of the equipment we acquire for Fund Ten.

      The majority of the investments made by Fund Ten will be the outright purchase of equipment which is already subject to lease. From this type of investment, Fund Ten will be legally entitled to receive rental payments from leasing the equipment, and, as owner of the equipment, may sell or re-lease it at lease maturity. Fund Ten will purchase equipment subject to lease either in its own name or through special purpose entities it owns. Fund Ten may, in some cases, jointly purchase equipment with other businesses we sponsor and manage or with unaffiliated third parties. In such cases, Fund Ten may co-own a special purpose entity with other parties.

      Fund Ten will seek to acquire a portfolio of equipment leases that is comprised of both (a) transactions that provide current cash flow in the form of rental payments made directly to Fund Ten, and (b) transactions where the cash flow in the form of rental payments has been pledged or assigned in whole or in part to a lender. We refer to current cash flow leases which Fund Ten acquires for cash as income leases. We call leases where the cash flow (and perhaps a portion of the expected residual value of the equipment) has been pledged or assigned to a lender as growth leases (also known within the equipment leasing industry as leveraged leases). Most of the borrowings by Fund Ten to pay a portion of the purchase price for growth leases will be non-recourse to Fund Ten's other assets, meaning that in the event the lender is not paid, the other assets of Fund Ten would not be at risk as a source of payment; only the particular item of financed equipment would be at risk.

      Equipment acquired that is subject to income leases generally will have shorter economic lives (at least 3 and sometimes 7-10 years), and more rapid technological obsolescence, than equipment subject to growth leases. It is typical of income leases that we intend to acquire for Fund Ten for the value of the leased equipment at lease expiration to be a smaller percentage of the purchase price of the equipment than is the case with growth leases. As a result, income leases provide for the payment of a higher relative amount of rent than will growth leases. Rental payments under income leases are expected to be, on average, in the range of 2-3% of equipment cost per month. The higher anticipated rental rate on income leases is expected to enable Fund Ten to achieve a favorable return on these lease investments in spite of the anticipated decline in the value of the equipment.

      In spite of the aforementioned anticipated decline in the value of the underlying equipment, we believe that income leases will be available to Fund Ten which have appealing total return opportunities resulting from the possible extension of the leases with the lessees, or the exercise of renewal options by the lessees. A meaningful amount of the cash distributions Fund Ten makes to members in its early years is expected to derive from the cash flow associated with income leases. As such, income leases are an important component of a balanced portfolio of equipment leases, given the objectives of Fund Ten.

      Equipment acquired that is subject to growth leases generally will have longer economic lives (at least 10 and sometimes 40 or more years) and much less rapid technological obsolescence than equipment which is subject to income leases. We anticipate that in growth leases that we acquire for Fund Ten, the future value of these types of leased equipment will exceed the cash portion of the purchase price paid by Fund Ten. With growth leases, a lender provides a significant percentage of the purchase price, and the rental payments from the lease are used, in whole or in part, to pay interest on, and reduce the principal balance of, the financed portion of the purchase price. Rental payments under growth leases are expected to be, on average, close to 1% per month (most of which will be pledged to a lender). The outstanding indebtedness is expected to be reduced at a faster rate than the gradual economic depreciation for this class of equipment. As a result, we hope to build up Fund Ten's equity in the equipment over time if the future value of the equipment is equal to or exceeds our expectations.

      Growth leases typically will provide little or no current cash flow to Fund Ten. Fund Ten will receive most or all of its cash from growth leases upon the sale or re-lease of the equipment at lease maturity when the underlying equipment is sold or is re-leased to the lessees or third parties. Because we expect that a meaningful amount of distributions to members in Fund Ten's early years will come from the cash flow associated with income leases, we believe we can prudently invest at least 50% of Fund Ten's portfolio in growth leases.

      There can be no assurance as to what percentage of Fund Ten's equipment leasing portfolio will consist of income leases and what percentage will consist of growth leases. We believe the optimal mix depends on the specific leases identified for acquisition and their rental amounts, lease terms, and forecast residual values. The mix of lease types during the term of Fund Ten may vary significantly as leases mature and reinvestment occurs, and the mix of leases we believe optimal at later dates may be materially different than what we consider optimal today. It is our general philosophy that income leases, having lower total return prospects but higher current cash flow than growth leases, are an important part of a prudently structured portfolio when combined with growth leases, which we believe have higher total return prospects.

      Fund Ten's authority to carry out these acquisition policies and endeavor to meet its investment objectives is contained in Sections 3.1 through 3.3 of the Operating Agreement. Any changes to those provisions of the Operating Agreement could not be made without the approval of a majority of the shares.

      Lease Provisions.The terms and provisions of each lease that Fund Ten acquires or enters into will vary depending upon a number of factors that existed at the time the lease began, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

      We anticipate each lease that Fund Ten acquires will hold the lessee responsible for:

      (1)   paying rent without deduction or offset of any kind;

      (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

      (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

      (4) indemnifying Fund Ten against any liability resulting from any act or omission of the lessee or its agents;

      (5) maintaining the equipment in good working order and condition during the term of the lease; and

      (6) not permitting the assignment or sublease of the equipment without our prior written consent.

      Fund Ten's leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms, although some leases may provide the lessee with a termination right in exchange for a payment to Fund Ten. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in Fund Ten's best interest, provided a lessee pays compensation to Fund Ten or a superior alternative to Fund Ten exists that will enable Fund Ten to achieve its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value at the end of the lease.

      Leases Denominated in Foreign Currencies. To a small extent, Fund Ten may acquire some leases where the rental payments are denominated in a currency other than U.S. dollars. In these cases, Fund Ten may enter into a contract to protect it from fluctuations in the currency exchange. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable exchange relationship with the U.S. dollar, U.S. dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. To hedge a lease, Fund Ten would enter into a hedge contract so that it would receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. We expect that Fund Ten would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, is attractive. Second, the lessee whose lease payment obligations are being hedged must have what we consider to be superior credit, since Fund Ten would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS."

Transaction Approval Procedures

      We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom we designate. We expect that all such persons will be our officers or those of one of our affiliates. The investment committee will make decisions by the greater of a majority vote or the approval of two committee members. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

      The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions will be evaluated on the basis of:

      o the extent to which the transaction appears to satisfy Fund Ten's investment objectives;

      o the creditworthiness of the prospective lessee and the character of its business, and, to the extent deemed prudent for lessees whose senior debt is rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential lessee defaults; and

      o the type of equipment to be purchased for lease and its condition, location, and expected residual value.

Creditworthiness Considerations

      We maintain credit review procedures in reviewing potential lessees. The procedures generally are the following, but they may be revised as the investment committee believes appropriate:

      o for lessees which have senior debt rated investment grade by an independent rating agency, an intensive and comprehensive analysis of a potential lessee's current and past years' financial statements and any and all additional information on the lessee's business which may help determine the ability of the lessee to meet its obligations; and

      o for lessees which do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee's credit and payment history, bank accounts, trade references, and credit reports from credit agencies such as Moody's, Standard & Poor's, Dun & Bradstreet, TRW, etc.

Equipment Considerations

      "Used" Equipment. We anticipate that the majority of Fund Ten's investments will be in used equipment, that is, equipment delivered to the current lessee prior to Fund Ten's purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee prior to purchasing it. In general, we will not make substantial equipment purchases (particularly in the case of growth leases) without obtaining information and reports, and making (or having made on our behalf) inspections and surveys of the equipment and its service, maintenance and repair records, and utilization history we deem prudent and necessary to determine the probable economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

      Types of Equipment. We expect Fund Ten to invest in the following types of equipment (among others):

      o transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels);

      o machine tools and manufacturing equipment such as computer- and mechanically controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;

      o materials handling equipment such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;

      o furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);

      o     office   technology,   personal  computers  and  computer  networks,
            servers, communication and related peripheral equipment, scanners and copy machines; and

      o other equipment which we expect to have a value in the future and which would allow Fund Ten to meet its objectives.

      The following chart shows the types of equipment purchased since 1996 by other equipment leasing businesses we manage, based upon the cash portion of the purchase price for the equipment.

                           [PIE CHART GRAPHIC OMITTED]

      Economic Useful Lives of Equipment. We will generally seek to buy equipment subject to leases having a remaining term of 2 to 7 years and, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize Fund Ten's end-of-lease disposal options and investment returns, we will seek to avoid investing in equipment that may become technologically obsolete or, as in the case of income leases, otherwise of limited utility for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to Fund Ten's overall objectives. An example of this in the case of income leases is if the lease rental rate enables Fund Ten to achieve a favorable return in spite of the anticipated decline in the value of the equipment.

      Equipment Registration and Regulation. Before acquiring transportation equipment for Fund Ten, we will evaluate the impact and costs of maintaining the registration of the equipment with appropriate governmental agencies and complying with the requirements such agencies place on the operation and qualities of the equipment. Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. If for any reason the equipment is not appropriately registered or registration lapses or is lost, substantial penalties could be imposed or Fund Ten could be forced to liquidate the equipment. Often, until registration is obtained or regained, equipment may not be operated. Regulatory agencies sometimes require changes or improvements to equipment, and Fund

Ten may have to spend its own capital to make the changes if the lessee of the equipment is not required to do so under a lease. Making changes may cause the equipment to be removed from service for a period of time. Additionally, federal law restricts the extent to which U.S. registered aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. As a consequence of these rules, Fund Ten may transfer title of certain aircraft and vessels to a trust of which Fund Ten is the sole beneficiary, or to a limited liability company beneficially owned by Fund Ten, or to a limited liability company of which Fund Ten is a member.

Portfolio Acquisitions

      Fund Ten may purchase portfolios of equipment subject to leases. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

      o review for completeness and accuracy of the lease documentation (a) the largest of the leases in the portfolio, and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);

      o review and verify lessee and user payment histories where necessary and practicable;

      o evaluate underlying equipment or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases);

      o     take commercially  reasonable steps to evaluate the creditworthiness
            of  a  representative  number  of   non-investment-grade   potential
            lessees; and

      o perform Uniform Commercial Code lien searches against selected potential lessees, as well as against the current holder of the portfolio.

      In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee defaults.

Options and Other Interests in Equipment

      Fund Ten may purchase options to acquire equipment, usually for a fixed price at a future date. Fund Ten will acquire options, with the intent of exercising them, if we believe the residual value of the equipment is significantly greater than the price of the option plus the agreed price of the equipment at which the option can be exercised. Fund Ten may also purchase direct and indirect interests in equipment, including ownership rights to equipment after lease expiration or make future commitments to lease, purchase or purchase options in, equipment. Indirect interests in equipment may include residual interests, which include the right to the proceeds from lease payments and equipment sales after all of the debt associated with the equipment has been paid.

Other Investments

      Fund Ten may also, from time to time, invest in other types of property, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures, other entities. However, Fund Ten may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus.

Interim Financing

      We or any of our affiliates (but not our prior programs) may acquire equipment for Fund Ten on an interim basis not to exceed six months, so long as the acquisition is in the best interest of Fund Ten and the equipment is purchased by Fund Ten for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by Fund Ten, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of Fund Ten at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, Fund Ten will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to acquire the equipment. Fund Ten will pay interest on such funds until Fund Ten buys the equipment. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to Fund Ten will either reduce the sales price of the equipment to Fund Ten or will be assigned to Fund Ten upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time Fund Ten acquires the equipment as it had when we or our affiliate first acquired the equipment.

Portfolio Review and Remarketing

      We intend to evaluate Fund Ten's investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment should remain in the portfolios or should be sold, and if such a sale would achieve Fund Ten's objectives given market conditions. We will make that decision based upon Fund Ten's operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases, alternate investment opportunities then available to Fund Ten and other factors that we deem appropriate to the evaluation.

      Following the expiration of any lease, we will try either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee, or (iii) selling the equipment to the existing lessee or a third party. The activity of disposing of or redeploying equipment upon maturity of a lease is known in the equipment leasing industry as remarketing.

                               CASH DISTRIBUTIONS

      WHILE IT IS FUND TEN'S OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE MEMBERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED, AND INVESTORS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

Monthly Cash Distributions

      Section 8.1(a) of the Operating Agreement provides that each member, other than us (in our role as manager only), is entitled to receive monthly cash distributions computed as described below. These monthly distributions will be made for the period beginning with the month after the member's admission to Fund Ten and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is Fund Ten's period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering but which we may extend.

      During the operating period, Fund Ten intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. The annual amount of these distributions initially will be computed by: (1) multiplying 7.50% by a member's original investment; and then (2) reducing that amount by any portion of the original investment that has either been returned to the member because Fund Ten did not invest all of the offering proceeds or any portion which was redeemed by Fund Ten. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those members who invest prior to the minimum offering size being achieved (with all invested funds being held in escrow until that time) will receive a one-time distribution after the minimum offering is achieved for the time period that Fund Ten could not pay a distribution because its funds were in escrow.

      Cash on hand will be distributed to members in an amount that we believe can be prudently distributed without adversely affecting the operations of Fund Ten, including meeting all of its investment objectives. In determining how much cash to distribute, we will consider the following: (a) Fund Ten's expenses, the timing and amounts of which are expected to be largely non-discretionary; and
(b) monies which we determine are necessary to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of Fund Ten to make monthly cash distributions. Furthermore, Fund Ten's ability to make cash distributions to the members may be subject to restrictions imposed upon Fund Ten by its banks or other lenders.

      If cash on hand is insufficient in any calendar month to pay the full amount of the distributions described above, a lesser amount may be distributed. Cash distributions are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the annual rate of 7.50% (as described above) in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

      The Operating Agreement also provides that each member (other than us) is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the members to pay federal and state income taxes resulting from any equipment sales. For this purpose, the Operating Agreement assumes that all members are subject to income taxation at a 35% rate on taxable profits from such sales. These distributions will be made to the extent that cash on hand is sufficient for that purpose.

      We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Members

      During the offering and operating periods, one-half of our monthly management fees will be deferred for any month in which each member does not receive all of what are called "first cash distributions." First cash distributions refer to the distributions members receive in a given month on their unreturned capital, up to the lesser of: (a) 0.42% of their unreturned capital; or (b) the five-year U.S. Treasury bill rate (divided by 12) on the first business day of the month of the distribution. Monthly distributions received in excess of 0.625% of a member's unreturned capital will be allocated as a return of capital, thereby decreasing the amount of unreturned capital for this purpose. We will not receive interest on the deferred management fees when paid. It is the objective of Fund Ten to make the first cash distributions regardless of the number of shares sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

      The ratio of cash distributions to members other than us, and to us, is different before and after payout. See "OUR COMPENSATION--Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the investors' capital contributions plus an 8% cumulative annual return on their capital contributions, compounded daily. Prior to payout, distributions of cash flow will be made 99% to the investors and 1% to us. After payout, distributions of cash flow will be made 90% to the investors and 10% to us.

Purchasing Additional Shares With Distributions During the Offering Period

      You may elect to have your periodic cash distributions invested in additional shares of Fund Ten during the time period when shares of Fund Ten are offered for sale. We will invest distributions not later than 30 days from the distribution date, to the extent that shares are available for purchase. Any distributions that you choose to invest in shares will be purchased at the public offering price. Commissions of up to 8.0% of the additional shares' purchase price may be paid to the unaffiliated selling dealer responsible for your original purchase of shares. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents." Reinvestment of distributions will commence with the next distribution payable after Fund Ten receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of Fund Ten to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS AND IRAS."

Cash Distributions During the Liquidation Period

      After the operating period, Fund Ten will sell its assets in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. At our option, equipment returned from expired leases may be leased to third parties rather than sold if, in our judgment, the release of the equipment is in best economic interest of the members. Because there can be no assurance that equipment coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon the amount of cash on hand at the end of the operating period, the cash from sales of Fund Ten's investments, and the amount of cash flow, if any, that Fund Ten derives from the ownership of its remaining investments during the liquidation period. If we believe it would benefit investors to reinvest Fund Ten's cash flow in equipment during the liquidation period, we will do so, and that would impact the amount and timing of distributions during the liquidation period.

                         FEDERAL INCOME TAX CONSEQUENCES

      This section discusses the federal income tax consequences for an individual investor who is a U.S. citizen or resident. The tax consequences of investing in Fund Ten will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

      Tax treatment for other investors--such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors--are likely to differ significantly from the principal tax consequences outlined in this section. See "--Foreign Investors," "--Tax Treatment of Certain Trusts and Estates," "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "--Corporate Investors." State and local tax consequences may differ from the federal income tax consequences described below. See "--State and Local Taxation."

      Opinion  of Tax  Counsel  We have  obtained a legal  opinion  from  Greene
Radovsky Maloney & Share LLP, our tax counsel, concerning Fund Ten's classification as a partnership for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel has reviewed this section of the prospectus. To the extent the summaries of tax consequences herein contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

      Tax counsel's opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate Fund Ten. Any alteration of Company activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

      You should note that the tax opinion represents only tax counsel's best legal judgment and has no binding effect or official status of any kind. The IRS may not accept the conclusions set forth in tax counsel's opinion.

Classification as a Partnership

      Tax counsel have given us their opinion that, under current tax laws and regulations, Fund Ten will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax counsel's opinion on this issue is based partially on our representations that: (1) the business of Fund Ten will be conducted as described in this prospectus; and (2) Fund Ten will not elect to be classified as an association taxable as a corporation. While Fund Ten is not a partnership for state law purposes, for tax purposes we expect it will be treated as a partnership. Business organizations generally are treated either as corporations or partnerships for tax purposes.

Taxation of Limited Liability Companies in General

      For income tax purposes, limited liability companies that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. This means that the individual members, and not the limited liability company, pay tax on the limited liability company income and deduct the limited liability company's losses. As a member, you will report your share of Fund Ten's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income or gains earned by Fund Ten.

      One tax advantage of a limited liability company taxed as a partnership is that its earnings are only taxed once by the federal government. The limited liability company files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited liability company has more income to distribute to its investors. By contrast, a corporation's earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of limited liability companies is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited liability company incurs; a corporation does not pass through deductible losses to investors.

      We believe that your most substantial tax risk from this investment would be for the IRS to treat Fund Ten as a corporation for tax purposes, by classifying it as a "publicly traded partnership." Were that to happen, Fund Ten would have to pay tax on its income, reducing the amount of income available for distribution to you; and you would not be able to deduct your share of any losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in Fund Ten's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

      Your ability to deduct losses generated by Fund Ten is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because Fund Ten's operations will constitute passive activities, you can only use losses from Fund Ten to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income. See "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

      Leasing activities will generate the overwhelming majority of Fund Ten's income. We expect that, for federal income tax purposes, Fund Ten's equipment leases will be treated as true leases and Fund Ten will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by Fund Ten. See "--Tax Treatment of Leases."

Publicly Traded Partnerships

      Some limited liability companies otherwise treated as partnerships for tax purposes are classified as publicly traded partnerships, referred to as "PTPs." If Fund Ten were classified as a PTP, it would taxed as a corporation. A PTP is a limited liability company (or partnership) in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

      We do not intend to list the shares in Fund Ten on any market. Shares also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, Fund Ten will be a PTP only if the shares become readily tradable on the substantial equivalent of a secondary market. Shares do not become readily tradable merely because we provide information to members regarding other members' desires to buy or sell shares to each other or occasionally arrange transfers between members.

      Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

      (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

      (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

      (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

      (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

      (5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

      (6) the seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

      (7) the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in capital or profits.

      In the opinion of tax counsel, the IRS will not treat Fund Ten as a PTP. This opinion is based in part on our representation to tax counsel that the shares will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2 of the Operating Agreement, we will refuse to permit any assignment of shares which would result in the transfer of more than 2% of the shares in any year. See "TRANSFER OF SHARES / WITHDRAWAL--Restrictions on the Transfer of Shares and Withdrawal."

      If Fund Ten were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of its income were to come from certain "qualified sources." Fund Ten's business will be the leasing of personal (but not real) property, and income from this source is not "qualified." Thus, if Fund Ten were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, Fund Ten's income would be subject to corporate income tax and its losses would not be passed through its members. If Fund Ten were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the members if Fund Ten's debt exceeded the tax basis of Fund Ten's assets at the time of the change in tax status--even though members likely would not receive cash distributions from Fund Ten to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Company Property."

Taxation of Distributions

      As long as Fund Ten is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of Fund Ten's annual income, gains, losses, deductions and credits.

      You will be furnished with all information about Fund Ten necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. Fund Ten will also file an annual information return with the IRS and will report its finances on an accrual basis using a December 31 fiscal year. Fund Ten's income and loss for the year will be allocated among the members based on the number of shares held by each member during the year. If any members hold their shares for less than the entire year, they will be allocated income and loss in proportion to the part of the year during which they held their shares. For purposes of allocating income or loss among the partners, Fund Ten will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate Fund Ten's taxable income in the initial years of Fund Ten's operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Company income, while an increasing portion of Fund Ten's revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

      With the exception noted below, you do not have to pay income tax on cash distributions that exceed your share of Fund Ten's taxable income. The excess will reduce your tax basis for your shares, however. Your tax basis will also increase or decrease annually based on your allocable share of Fund Ten's income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of Fund Ten's income or loss) will be taxable to you, generally as capital gains, provided the shares are capital assets in your hands. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by Fund Ten of all its assets, for example, because of depreciation recapture.

      Fund Ten intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all members are in the 31% marginal federal income tax bracket for individuals.

Company Income Versus Company Distributions

      The taxable income reported to you each year by Fund Ten will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce Fund Ten's taxable income but not its cash available for distribution. Conversely, Fund Ten's revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of Fund Ten's taxable income in any given year.

Allocations of Profits and Losses

      Your share of any item of income, gain, loss, deductions or credits is determined by the Operating Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after Fund Ten is closed to new investors), 99% of Fund Ten's profits will be allocated among its members (including us) in proportion to their shares, and we will be allocated 1%. This allocation will continue until the later of: (1) each member's capital contribution is reduced to zero by distributions from Fund Ten that are in excess of his or her 8% cumulative return; or (2) each member has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Company losses previously allocated to the member. Thereafter during the operating period, Fund Ten's profits will be allocated 90% among the members (including us) in proportion to their shares and 10% to us. Then, while we sell Fund Ten's assets, which we refer to as the liquidation period, gross income first will be allocated to all members (including us) in the amount necessary to eliminate any deficits in their capital accounts. Profits will thereafter be allocated as described immediately above.

      As a general rule, for the duration of Fund Ten, 1% of its losses will be allocated to us and 99% will be allocated among the other members in proportion to their shares. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

      The IRS respects a limited liability company's allocation of income, gain, loss, deductions or credits if:

      (a)   the allocation is substantial and has economic effect, or

      (b) the members can show that the allocation accords with the member's interest in the limited liability company, and

      (c) in the case of either (a) or (b), the allocation complies with special rules requiring that members receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

      IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

      o the allocation must be reflected by an increase or decrease in the relevant member's capital account;

      o liquidation proceeds must be distributed in accordance with the member's capital account balances;

      o the operating agreement must provide that if a member will have a deficit balance in his or her capital account upon liquidation of the limited liability company, the member either must be required to restore the deficit amount to the limited liability company, so that amount may be distributed to other members with positive capital account balances, or, in the absence of an obligation to restore the deficit, the operating agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a member receives a distribution from the limited liability company which cause a deficit in the member's capital account or increases a preexisting deficit, that member must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

      The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the members from the limited liability company, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the operating agreement: (1) at least one member's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the operating agreement; and (2) there is a strong likelihood that no member's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the operating agreement. The IRS regulations on this issue state that, in determining after-tax return, a member's entire tax situation, including aspects unrelated to the limited liability company, will be taken into account.

      The Operating Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

      (1)   It  requires  that  all  allocations  of  income,   gains,   losses,
            deductions and distributions are reflected by an increase or decrease in the relevant members' capital accounts.

      (2) All members who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

      (3) Although no member (other than us) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to Fund Ten to eliminate the deficit, the Operating Agreement does contain a provision for a qualified income offset.

      Based on the foregoing, the allocations provided in the Operating Agreement should be respected for tax purposes. If upon audit, however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed on a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

Deductibility of Losses; Passive Losses, Tax Basis and "At-Risk" Limitation

      Passive Losses. The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

      A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of non-managing members to be passive with respect to a limited liability company's activities. Accordingly, we expect that you must treat your share of Fund Ten's income or losses as passive income or loss. Any interest you incur on debt used to acquire or maintain shares will also be treated as a passive activity deduction, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through by Fund Ten. You may have some portfolio income or loss; for example, interest earned on Fund Ten's funds pending their investment in equipment would be portfolio income.

      You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of Fund Ten's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from Fund Ten or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in Fund Ten. Finally, passive income from Fund Ten can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

      Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. Fund Ten has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from Fund Ten may not be used to offset any losses or income you may derive from another limited liability company or partnership which is classified as a PTP.

      Tax Basis. Your initial tax basis in your Company interest will be the price you paid for your shares. Your tax basis will then be increased by your share of Company income, and by your share of any increases in Fund Ten's nonrecourse debt (that is, debt for which none of the members are personally liable). Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses and any reductions in your share of Fund Ten's nonrecourse debt; you may deduct your share of Fund Ten's losses, if any, only to the extent of the basis in your shares.

      "At-Risk" Limitation. Generally, taxpayers may not deduct limited liability company losses they incur that exceed the total amount they have at risk in the limited liability company at the end of a limited liability company's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the limited liability company.

      You will not be at risk, and will not be entitled to increase the at-risk basis of your shares, with respect to Fund Ten's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by Fund Ten, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the shares. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

      As noted above, the at-risk rules limit your ability to use Company losses to offset your income from other sources. Losses from Fund Ten may only be taken up to the amount that you have at risk in this investment. Although Fund Ten may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in Fund Ten to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

      The costs of organizing Fund Ten and selling its shares, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be written off by Fund Ten over a 60-month period.

      Syndication expenses, which are the costs incurred to promote or effect the sale of shares, may be deducted, if at all, only upon liquidation of Fund Ten, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Operating Agreement); registration and filing fees with the SEC and each state in which shares are sold; legal fees of Fund Ten for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

      We will endeavor to treat the organizational, start-up and syndication costs of Fund Ten in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Company expenses on the grounds that the expenses are not deductible in the year incurred.

Tax Treatment of Leases

      Your depreciation and cost recovery deductions with respect to any item of Company equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning Fund Ten retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

      Whether Fund Ten is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

      Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether Fund Ten will be treated for tax purposes as the owner of each item of equipment acquired by Fund Ten, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

Cost Recovery

      The equipment we plan to acquire and lease for Fund Ten generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

      Fund Ten will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to Fund Ten would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by Fund Ten, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

      In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

      Property Used Predominantly Outside the United States. Fund Ten may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

      (1) aircraft registered in the United States that are operated to and from the United States;

      (2)   some  railroad  rolling  stock used  within and  without  the United
            States;

      (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

      (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

      Tax-exempt Leasing. Fund Ten may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

      o the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

      o 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

      The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

      The term tax-exempt use property does not include:

      (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

      (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

      (3)   certain high-technology equipment.

      If any property is owned by a partnership or limited liability company (taxed as a partnership and not as a corporation) which has both a tax-exempt entity and a non-exempt person or entity as partners or members, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners or members are met. These requirements will not be met by Fund Ten. Substantially all of the taxable income from Fund Ten, however, will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax Exempt Organizations." Additionally, a substantial portion of Fund Ten's taxable income will be treated as United States source business income in the hands of foreign members for which no exemption is available. See "--Foreign Residents." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by Fund Ten and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

      Section 467 of the Internal Revenue Code requires both the lessor and lessee in certain rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles; the present-value amount would accrue as interest until paid. Fund Ten may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by Fund Ten prior to receipt of the corresponding cash flow.

Sale or Other Disposition of Company Property

      Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

      Upon a sale or other disposition of equipment, Fund Ten will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition, and Fund Ten would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though Fund Ten would receive no cash.

      Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by Fund Ten will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If Fund Ten were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

      Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including equipment used in a trade or business such as that to be owned by Fund Ten and held for more than one year, are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Shares

      The gain or loss you realize on the sale of shares includes the cash or other consideration you receive from the purchaser, as well as your share of Fund Ten's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your shares, assuming that your shares qualify as capital assets in your hands.

      The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of Fund Ten's properties are sold at the time you sell your shares. Thus, it is likely that most of any gain upon the sale of your shares will be treated as ordinary income.

      You must promptly notify us of any sale or exchange of your shares. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your shares, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption

      The redemption by Fund Ten of all or a portion of your shares will be treated as a sale or exchange of the shares for tax purposes and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive plus your share of Fund Ten's non-recourse liabilities.

      Simultaneously with your receipt of a cash distribution from Fund Ten in connection with a redemption, your share of Fund Ten's ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your shares). See "--Taxation of Distributions."

      We anticipate that funds used to redeem shares will be payable out of cash flow that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining member's distributive share of Fund Ten's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Shares

      Generally, no gain or loss is recognized upon the gift of property. A gift of shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of Fund Ten's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the shares. Charitable contribution deductions for the fair market value of the shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your shares.

Consequence of No Section 754 Election

      Because of the complexities of the tax accounting required, Fund Ten does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of shares. As a consequence, a person who obtains shares may be subject to tax upon the portion of the proceeds of sales of Fund Ten's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for shares.

Tax Treatment of Termination of Fund Ten Pursuant to the Operating Agreement

      In the event Fund Ten terminates pursuant to the Operating Agreement, we are required to dispose of Fund Ten assets, apply the proceeds and other Company funds to repayment of Company liabilities, and distribute any remaining funds to the members in accordance with their positive capital accounts balances. Sales and other dispositions of Fund Ten's assets would have the tax consequences described in "--Sale or Other Disposition of Company Property." Cash distributions made at liquidation that exceed the tax basis of your interest in Fund Ten generally would be taxable as capital gain, provided your shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

      No tax rulings have been sought by Fund Ten from the IRS. While Fund Ten (and any joint ventures in which Fund Ten participates) intends to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of Fund Ten or any joint venture involving Fund Ten, and it may not agree with some or all of the tax positions we take.

      An audit of Fund Ten's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the members. In addition, an audit of Fund Ten's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

      You must report your share of Fund Ten's income, gains, losses, deductions and credits on your individual return in a manner consistent with Fund Ten's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by Fund Ten. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

      In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a limited liability company taxed as a partnership will be determined at the limited liability company level in a unified limited liability company proceeding, rather than in separate proceedings with its members. In any audit of a limited liability company, the IRS will deal with the limited liability company's "tax matters partner." We, as manager, are designated as Fund Ten's tax matters partner in the Operating Agreement. Only members having at least a 1% interest in Fund Ten will be entitled to receive a separate notice from the IRS of any audit of Fund Ten's return and of the results of the audit. Members who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of members who together own a 5% or greater interest in Fund Ten may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All members have the right to participate in any audit of Fund Ten. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of Fund Ten. Also, we will keep you advised of any significant audit activities with respect to Fund Ten.

      As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon members with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another member with respect to a Company item applied to you.

      We are empowered by the Operating Agreement to conduct, on behalf of Fund Ten and its members, all examinations by tax authorities relating to Fund Ten at the expense of Fund Ten. See "SUMMARY OF THE OPERATING AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to Fund Ten, even if the outcome is favorable.

Alternative Minimum Tax

      Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income
(AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in shares relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method.

      We do not anticipate that any significant tax preference items will be generated by Fund Ten. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as shares in Fund Ten) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of shares, you may only be allowed a limited deduction for that interest in computing AMTI.

      The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the shares should consult their tax advisors as to the possible AMT consequences of investing in shares.

Interest Expense

      In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like Fund Ten, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk' Limitation."

      Interest paid by Fund Ten likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by Fund Ten, as would any interest expense you incur on money borrowed to purchase shares. Fund Ten may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

      If you are self-employed, your distributive share of Company income will not be subject to self-employment tax.

Limited Deductions for Activities Not Engaged in For Profit

      The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate Fund Ten for the purpose of providing an economic profit and anticipate that Fund Ten will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat Fund Ten's activities as not being engaged in for profit, any deductions of Fund Ten in excess of its income might be permanently disallowed.

Foreign Source Taxable Income

      Rental income and interest received by Fund Ten from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where Fund Ten sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of Fund Ten, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Company income will be subject to in other countries, since the amount of Fund Ten's assets to be invested in various countries is not known.

      We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by Fund Ten; you then will be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

      Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of Fund Ten's rental income and interest income attributable to equipment used outside the U.S. generally will qualify as foreign-source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any member who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by Fund Ten will be treated as owned by the members, and indebtedness incurred by Fund Ten will be treated as incurred by members.

      Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of Fund Ten. In addition, any foreign losses generated by Fund Ten could reduce the tax credits available to you from foreign-source income unrelated to Fund Ten. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax advisor.

Registration, Interest and Penalties

      Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. Fund Ten is likely to be a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by Fund Ten is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years of the investment. If and when we determine that your cumulative tax liability during the first five years will be reduced, we will register Fund Ten as a "tax shelter" with the IRS and Fund Ten will have a tax shelter registration number. However, if Fund Ten is a projected income investment, you are not required to include Fund Ten's registration number on your tax returns.

      Even though Fund Ten may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who purchased a share and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

      If Fund Ten ceases to be a projected income investment, Fund Ten and its members will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include Fund Ten's registration number on your tax returns. We are required to notify you if Fund Ten no longer qualifies as a projected income investment, and to inform you that you must begin to report Fund Ten's registration number on your tax return if you claim a deduction, credit or other tax benefit from Fund Ten.

      WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

      Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

      Penalty for Substantial Understatements. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter,"
(a) there was substantial authority for the taxpayer's treatment of the item, or
(b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return, provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

      For purposes of the understatement penalty, a "tax shelter" includes a limited liability company if a significant purpose of the limited liability company is "the avoidance or evasion of Federal income tax." Fund Ten should not be treated as a "tax shelter" within the meaning of this provision because (1) Fund Ten's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of Fund Ten, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

      In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of Fund Ten generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which Fund Ten owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of Fund Ten's income derived from that state. Any tax losses generated by Fund Ten's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of Fund Ten within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Foreign Residents

      Investors who are foreign residents should be aware that, to a substantial degree, the income of Fund Ten will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by Fund Ten in the United States. As such, Fund Ten's income will be subject to U.S. taxation in the hands of foreign residents and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign residents may be required to file a U.S. federal income tax return to report their distributive shares of Fund Ten's income, gains, losses and deductions. Additionally, Fund Ten is required to withhold tax on each foreign resident's distributive share of income from Fund Ten, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign resident, and the investor will be liable to repay Fund Ten for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign corporations are subject to a 30% (or lower rate prescribed by an applicable tax trust) tax on their "dividend equivalent amount" for purposes of the United States branch profits tax. Foreign residents should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this section.

Tax Treatment of Certain Trusts and Estates

      The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

      Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. A charitable remainder trust that recognizes unrelated business taxable income will be required to pay tax on all income recognized during a year, whether or not such other income is unrelated business taxable income. Tax-exempt investors will be deemed to be engaged in the business carried on by Fund Ten and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in Fund Ten.

Corporate Investors

      The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

Proposed Federal Tax Law Change

      Legislation has been proposed which would eliminate "double" taxation on dividends paid by corporations to their shareholders. If this legislation is passed, we will evaluate whether it would be beneficial to Fund Ten and the members to change the federal tax election of Fund Ten so that Fund Ten is taxed as a corporation rather than a partnership. If we believe it would be beneficial, we will submit the matter to a vote of the members.

                     INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

      Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

      o perform its duties with the skill, prudence and diligence of a prudent person;

      o diversify the qualified plan's investments so as to minimize the risk of large losses; and

      o     act in accordance with the qualified plan's governing documents.

      Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

      IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

      A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in shares with a portion of the qualified plan's assets.

Prohibited Transactions Under ERISA and the Tax Code

      The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

      Types of prohibited transactions include:

      o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

      o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

      o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

      Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

      In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, shares may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

      If Fund Ten's assets were determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which Fund Ten might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

      In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the Internal Revenue Code, however, exempt investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the shares, undivided interests in the underlying assets of a collective investment entity such as Fund Ten will not be treated as plan assets of qualified plan or IRA investors if either: * the shares are publicly offered;

      o less than 25% of the shares are owned by qualified plans, IRAs, and certain other employee benefit plans; or

      o     Fund Ten is an operating company.

      To qualify for the publicly-offered exception, the shares must be freely transferable, owned by at least 100 investors independent of Fund Ten and of one another, and either (a) be part of a class of securities registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of Fund Ten's fiscal year during which the offering occurred. Shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor's regulations.

      Whether a share is freely transferable is a factual determination. However, we believe that the limits on assigning shares and on substituting members contained in Sections 10.2, 10.3 and 10.4 of the Operating Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the shares, is $10,000 or less.

      Whether the assets of Fund Ten will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of Fund Ten to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

Other ERISA Considerations

      In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire shares should involve, among other factors, considerations that include whether:

      (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

      (2) the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating shares;

      (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

      (4)   the investment is made solely in the interests of plan participants;

      (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from Fund Ten; and

      (6) the fair market value of shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

      The capitalization of Fund Ten as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of shares, is as follows:

                                                  As of the       Minimum Offering     Maximum Offering
                                               date hereof(1)      of 5,000 Shares     of 150,000 Shares
                                              ----------------   ------------------   ------------------
Our Capital Contribution(1) .................      $1,000        $     1,000          $       1,000
Other Members' Capital Contribution .........           0          5,000,000            150,000,000
Total Capitalization(2) .....................      $1,000        $ 5,001,000          $ 150,001,000
Less Estimated Offering Expenses(3) .........         --          (1,000,000)           (28,125,000)
Net Capitalization ..........................      $1,000        $ 4,001,000          $ 121,876,000

------------
(1)   Fund Ten was originally capitalized by our contribution of $1,000.

(2) The amounts shown reflect the offering proceeds from sale of shares at $1,000.00 per share before deduction of (a) sales commissions of $80.00 per share sold, which will be paid except in the case of shares sold to our affiliates or purchased through brokers who charge their clients an investment management fee rather than receive the $80.00 commission, (b) underwriting fees of $20.00 per share, and (c) the allowance for organization and offering expenses (without regard to the actual amount of the expenses) of $35.00 per share of the first $37,500,000 of offering proceeds; $25.00 per share for that portion of offering proceeds in excess of $37,500,000 but less than $75,000,000; and $15.00 per share for that portion of offering proceeds exceeding $75,000,000. No fees or compensation were payable with regard to our original investment.

(3) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $1,000,000 for the minimum offering of 5,000 shares and $28,125,000 for the maximum offering of 150,000 shares, in each case computed as if all shares are sold to the general public without purchases by our affiliates or through brokers who waive the sales commission. Our affiliates may acquire shares (for investment purposes only) on a net of sales commissions basis for a price of $920.00 per share. To the extent that shares are purchased by our affiliates or through brokers who waive the sales commission, both the total capital contributions of the members and Fund Ten's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

                MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

      Fund Ten had limited funds at its formation (January 2, 2003). To date, Fund Ten has not had any operations. Fund Ten intends to use the proceeds of this offering primarily to acquire equipment subject to lease and to establish working capital reserves of approximately 1.0% of the offering proceeds. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of Fund Ten, we anticipate that Fund Ten would use cash from operations, proceeds from the sale of equipment or bank loans. Fund Ten may use a portion of cash on hand to re-establish working capital reserves. We, ICON Capital Corp., have no intent to fund any cash flow deficit of Fund Ten or, except as may be described in this prospectus, provide other financial assistance to Fund Ten.

Operations

      Fund Ten has had no operations to date. Until receipt and acceptance of subscriptions for 5,000 shares and the admission of subscribers as members on the initial closing date, Fund Ten will not begin to acquire equipment or incur indebtedness. The level of Fund Ten's indebtedness cannot be predicted until the offering proceeds are mostly invested. If Fund Ten requires additional cash or we determine that it is in the best interests of Fund Ten to obtain additional funds to increase cash available for investment or for any other proper business need, Fund Ten may borrow funds, on a secured or unsecured basis. Fund Ten currently has no arrangements with, or commitments from, any lender with respect to any such borrowings.

                       SUMMARY OF THE OPERATING AGREEMENT

      The following is a summary of the material provisions of Fund Ten's Operating Agreement. The Operating Agreement sets forth the terms and conditions upon which Fund Ten will conduct its business and affairs and it sets forth the rights and obligations of the members. This summary is not complete and is subject to and qualified by the detailed provisions of the Operating Agreement. A copy of the Operating Agreement is included as Exhibit A to this prospectus. Potential investors should study the Operating Agreement carefully before making any investment.

Establishment and Nature of Fund Ten

      We organized Fund Ten as a limited liability company under the Delaware Limited Liability Company Act, with us as its manager. A limited liability company is a non-corporate business entity having one or more managers and one or more members (who may also be managers). A member who is not also a manager ordinarily does not play a role in the management or control of a limited liability company's affairs, and his or her liability for limited liability company obligations is generally limited to his or her investment.

Name and Address of Fund Ten

      Fund Ten will conduct business under the name "ICON Income Fund Ten, LLC," with its principal office and place of business at 100 Fifth Avenue, 10th Floor, New York 10011 (unless we change the offices with written notice to you).

Fund Ten's Purposes

      We have organized Fund Ten for the purposes of:

      o acquiring, investing in, owning, leasing, re-leasing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment; and

      o establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of Fund Ten.

Duration of Fund Ten

      The term of Fund Ten commenced when we filed a Certificate of Limited Liability Company with the Delaware Secretary of State on January 2, 2003. It will terminate at midnight on December 31, 2023, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up."

Capital Contributions

      Our Contribution. We have contributed $1,000, in cash, as our capital contribution to Fund Ten in exchange for one share and an interest in Fund Ten's cash flow, as described in "OUR COMPENSATION."

      Members' Contributions. Each member (other than us, members affiliated with us and members described in the next sentence) will make a capital contribution to Fund Ten's capital, in cash, in an amount equal to $1,000 for each share purchased. Each member affiliated with us, and members who acquire shares through brokers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $920.00 for each share purchased.

Management of Fund Ten

      Our Powers. Except as otherwise specifically provided in the Operating Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of Fund Ten and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of Fund Ten. For example, we will have the right to make investments for and on behalf of Fund Ten and to manage the investments and all other assets of Fund Ten. You will not be permitted to participate in the management of Fund Ten. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member to Fund Ten. Except to the extent limited by Delaware law or the Operating Agreement, we may delegate all or any of our duties under the Operating Agreement to any person, including any of our affiliates. The
Operating Agreement designates us as Fund Ten's tax matters partner and authorizes and directs us to represent Fund Ten and its members in connection with all examinations of Fund Ten's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend Fund Ten's funds in doing so.

      Members' Powers. No member shall participate in or have any control over Fund Ten's business or have any right or authority to act for, or to bind or otherwise obligate, Fund Ten.

Limitations on Our Powers

      The Operating Agreement and Delaware law subject us to limitations on how we administer the business and affairs of Fund Ten, as outlined below.

      Dealings With Affiliates. Fund Ten will not purchase or lease investments from, or sell or lease investments to, us or any of our affiliates (including any program in which we or any of our affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

      (1) a determination that the investment is in the best interests of Fund Ten;

      (2) the investment is upon terms no less favorable to Fund Ten than the terms upon which we or our affiliate entered into the investment;

      (3) neither we nor our affiliate will receive any compensation, other than as set forth in the section of this prospectus entitled "OUR COMPENSATION," as a result of the investment; and

      (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by Fund Ten, borrowing money or obtaining financing for Fund Ten or for other purposes related to the business of Fund Ten.

      Fund Ten may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to Fund Ten, provided the terms of the loan include:

      (1)   interest at a rate that does not exceed the lowest of the following:

            (a) the rate at which we or the affiliate borrowed funds for the purpose of making the loan; or

            (b) if no borrowing was incurred, the interest rate Fund Ten could obtain in an arm's-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

      (2) repayment of the loan not later than 12 months after the date on which it was made; and

      (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

      Fund Ten will not acquire any investments in exchange for shares.

      Fund Ten may make investments in joint ventures provided that: we determine that the investment is in the best interests of Fund Ten and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture; if the investment is made with affiliates, Fund Ten will have a right of first refusal to buy if an affiliate desires to sell equipment held in the joint venture; if the investment is made with non-affiliates, Fund Ten will have veto power on disposition decisions; and the joint venture will own and lease specific equipment or interests in specific equipment.

      Neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation") in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of equipment. In addition, in connection with any agreement entered into by Fund Ten with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Operating Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about Fund Ten. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Operating Agreement.

Our Right to Indemnification

      With limited exceptions, Fund Ten will indemnify us, our affiliates and individual officers from Fund Ten's assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "MANAGEMENT RESPONSIBILITY--Indemnification."

Liability

      Our Limited Liability. Except in the case of negligence or misconduct, neither we nor any of our affiliates will have any personal liability for obligations of Fund Ten. All decisions we make will be binding upon Fund Ten. See "MANAGEMENT RESPONSIBILITY--Conflicts."

      Limited Liability of the Members. You will have no personal liability for any obligations or liabilities of Fund Ten. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any undistributed profits and other assets of Fund Ten.

      Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to Fund Ten for the distribution if both of the following are true:

      (1) after giving effect to the distribution, all liabilities of Fund Ten exceed the fair value of its assets; and

      (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

Non-Assessability of Shares

      The shares are not assessable. After you pay for your shares, you will not have any further obligations to Fund Ten, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, Fund Ten. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

      Prior to payout, which is the time when cash distributions in an amount equal to the sum of the investors' (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0%, (measured from the date the investor is admitted as a member), compounded daily, have been made, distributions of cash will be made 99% to the investors and 1% to us. Income earned on escrowed funds and distributed to investors will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to the investors and 10% to us.

      During the operating period, we will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested in equipment, you will receive, to the extent available, monthly cash distributions equal to one-twelfth of 7.5% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your shares. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of Fund Ten to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of the Operating Agreement) as a return of the members' original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, Fund Ten intends to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs, provided that Fund Ten may use cash to acquire additional equipment if we believe it is in the best interests of the members; however, we will not receive acquisition or management fees with respect to any equipment acquired during the liquidation period.

Allocation of Profits and Losses for Tax Purposes

      As a general rule, during the operating period Fund Ten's profits will be allocated as follows:

      o First, 1% will be allocated to us and 99% to the members (including us) in proportion to their shares, until each member has been allocated profits equal to the excess, if any, of:

            (1) the amount still needed for distribution to provide the member an 8% annual cumulative return, compounded daily, on his or her adjusted capital contribution (which amount we call the unpaid target distribution); over

            (2)   the member's capital account balance;

      o Next, in a manner that will create a ratio of 90% to 10% between (a) the excess of the members' (including us but only with respect to our shares) aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

      o Thereafter, 10% to us and 90% to the members (including us) in proportion to their shares.

      After the operating period, profits first will be allocated to all members in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

      Generally, 1% of Fund Ten's losses will be allocated to us and 99% will be allocated among the other members throughout the life of Fund Ten. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

      In addition to the general provisions regarding allocations of profits and losses, the Operating Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any members developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the members who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the members (see Section 8.2(f)(vii) of the Operating Agreement) or to protect the members in the event Fund Ten is subjected to an unexpected tax liability because of a particular member. For example, local taxes that are imposed on Fund Ten because of a member's residence in that locality will be charged to that member.

      Members who own shares for less than an entire year will be allocated profits or losses based on the proportionate part of the year that they owned their shares. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

Change of Management

      Voluntary Withdrawal. We may not voluntarily withdraw as the manager from Fund Ten without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of Fund Ten or materially adversely affect the federal tax status of Fund Ten as a partnership, and (c) selection of, and acceptance of its appointment as manager by, a substitute manager who is acceptable to the members owning a majority of the shares.

      Involuntary Withdrawal. We may be removed by the members owning a majority of the shares or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the members to remove us as manager or cancel any management or service contract with us or an affiliate.

      Management fees for equipment (and interests in equipment) acquired by Fund Ten prior to the effective date of our withdrawal will be payable to us when Fund Ten receives the gross rental payment from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender shall be binding in the event of our voluntary or involuntary withdrawal.

Transfer of Shares

      Withdrawal of a Member. You may withdraw from Fund Ten only by selling, transferring or assigning your shares or having all or your shares redeemed in accordance with the Operating Agreement. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers which would adversely effect Fund Ten. See Section 10.2 of the Operating Agreement and "TRANSFER OF SHARES / WITHDRAWAL."

      Limited Redemption of Shares. Section 10.5 of the Operating Agreement provides a method for you to have your shares redeemed. In brief, after the closing of this offering of shares, and from time to time thereafter until termination of Fund Ten, you may request that Fund Ten redeem all or any portion of your shares. This right is subject to the availability of funds and the other provisions of Section 10 of the Operating Agreement. See "REDEMPTION OF SHARES--Restrictions on the Redemption of Shares."

Dissolution and Winding-Up

      Fund Ten will be dissolved when any of the following events occurs:

      o the withdrawal of the manager if a substitute manager has not been duly elected;

      o the voluntary dissolution of Fund Ten by the manager with the consent of the members owning a majority of the shares or, subject to Section 13 of the Operating Agreement, by the consent of the same majority without action by the manager;

      o     the sale of all or substantially all of the assets of Fund Ten;

      o     the expiration of the term of Fund Ten;

      o any other event which causes the dissolution or winding-up of Fund Ten under Delaware law.

      Liquidation of Fund Ten. When a dissolution event occurs, the investments and other assets of Fund Ten will be liquidated and the proceeds thereof will be distributed to the members after we pay liquidation expenses and pay the debts of Fund Ten, including our fees, in the order of priority set forth in the Operating Agreement. The existence of Fund Ten will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Books and Records

      We will maintain the books and records of Fund Ten at our principal office. We or the selling broker will maintain investor suitability records for a period of six years. Members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member's interest relative to his or her shares in Fund Ten. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other Company books and records that we maintain.

Meetings and Voting Rights of Members

      Meetings. We may call a meeting of the members at any time on our own initiative to act upon any matter on which the members may vote. If we receive written requests for a meeting from members holding 10% or more of the outstanding shares, we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the members may be submitted for action by written consent of the members.

      Voting Rights of Members. The members, with the consent of the members owning a majority of the shares, may take action on the following matters without our concurrence:

      o an amendment of the Operating Agreement (except as set forth in the following section);

      o     the dissolution of Fund Ten;

      o the sale of all or substantially all of Fund Ten's assets, except for sales while liquidating Fund Ten's investments after the operating period; and

      o the removal of the manager and the election of one or more substitute managers.

      An affirmative vote of members owning not less than a majority of Fund Ten's shares (excluding shares we and our affiliates own) is required to remove us (or anyone else) as manager as well as to approve of transactions between Fund Ten and us. Neither we nor our affiliates may vote on those matters, and the total number of shares that we and our affiliates may purchase cannot exceed 10% of the number of shares purchased by non-affiliates. Members who dissent from any matter approved by members owning a majority of the shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. We and our affiliates are entitled to vote on all matters other than our removal as manager and transactions between Fund Ten and us or our affiliates.

Amending the Operating Agreement

      Amendment by Members Without Our Concurrence. The members may amend the Operating Agreement with the consent of the members owning a majority of the shares without our concurrence so long as the amendment does not allow the members to take part in the control or management of Fund Ten's business, or alter our rights, powers and duties as set forth in the Operating Agreement. However, any amendment that will increase the liability of any member or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of shares owned) any member's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each member affected by the change.

      Amendment by Us Without the Consent of the Members. We may, without the consent of the members, amend the Operating Agreement to effect any change for the benefit or protection of the members, including:

      o adding to our duties or obligations, or surrendering any of our rights or powers;

      o curing any ambiguity in the Operating Agreement, or correcting or supplementing any provision of the Operating Agreement;

      o preserving the status of Fund Ten as a "partnership" for federal income tax purposes;

      o deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

      o under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

      o changing the name of Fund Ten or the location of its principal office.

                         TRANSFER OF SHARES / WITHDRAWAL

      You may withdraw from Fund Ten only by selling or transferring all of your shares, or if all of your shares are redeemed by Fund Ten in accordance with
Section 10.2 of the Operating Agreement.

Restrictions on the Transfer of Shares and Withdrawal

      There is no public or secondary market for the shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the shares as collateral. You may transfer shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of shares may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of shares to meet the minimum investment standard. Anyone to whom you transfer shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of shares, they will not have the other rights of members, including voting rights and the right to a copy of the list of members. We will also require that no adverse effect to Fund Ten results from the transfer of shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Operating Agreement.

      You may transfer or assign your own shares to any person, whom we called an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

      (a) states your intention that your shares be transferred to the assignee;

      (b)   reflects  the  assignee's   acceptance  of  all  of  the  terms  and
            provisions of the Operating Agreement; and

      (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws.

      Furthermore, unless we consent, no shares may be transferred or assigned:

      o     to  a  minor  or  incompetent   unless  a  guardian,   custodian  or
            conservator has been appointed to handle the affairs of the person;

      o to any person if, in the opinion of tax counsel, the assignment would result in the termination of Fund Ten's taxable year or its status as a partnership for federal income tax purposes;

      o to any person if the assignment would affect Fund Ten's existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which Fund Ten is conducting business;

      o     to any person not permitted to be an assignee under  applicable law,
            including,   without   limitation,   applicable  federal  and  state
            securities laws;

      o to any person we reasonably believe is acquiring shares for the purpose of obtaining a list of members;

      o if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

      o if the assignment would result in your retaining a portion of your investment that is less than the minimum required share purchase;

      o     if,  in  our  reasonable   belief,   the  assignment  might  violate
            applicable law;

      o if the assignment would cause an impermissible percentage of shares to be owned by non-United States citizens.

      Any attempt to transfer or assign shares in violation of the provisions of the Operating Agreement or applicable law will be null and void from the outset and will not bind Fund Ten. Assignments of shares will be recognized by Fund Ten as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

      The Operating Agreement provides further that we will not permit any share (or interest in a share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by tax law. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." If we determine that a proposed sale was effected on a secondary market, Fund Ten and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

      All members and assignees must provide us with all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

      California law requires that all certificates for shares that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

      "It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules."

Consequences of Transfer

      If you transfer or assign all of the shares you own, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of your entire Company interest will not release you from liability to Fund Ten to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See: "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Shares."

                              REDEMPTION OF SHARES

      Your shares can be redeemed subject to the limitations discussed below. Because these limitations may often prevent redemption, you should view an investment in shares as illiquid. If Fund Ten does redeem your shares, the applicable redemption price for any shares you redeem will be determined, as of the date of redemption, as follows:

      (a) during the offering period, you will receive a price equal to the net asset value of a share;

      (b) during the operating period, you will receive a price equal to 100% of your unreturned investment per share plus 4% for each full year in which you were a member, less the sum of (i) 100% of previous distributions to you, and (ii) 100% of any previous allocations to you of investment tax credit amounts; and

      (c) during the liquidation period, you will receive a price equal to the equity per share of the redeemed shares (as set forth on the balance sheet of Fund Ten contained in Fund Ten's Form 10-Q filed immediately prior to the redemption request, less distributions made to you on account of such shares since the date of the balance sheet.

      If you desire to have a portion or all of your shares redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the shares on the books of Fund Ten. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Within the times specified above, we will accept or deny each redemption request.

      The applicable redemption price is unlikely to reflect the fair market value of the shares at the time of redemption, and this is particularly likely to be the case during the liquidation period.

Restrictions on the Redemption of Shares

      Fund Ten will have no obligation to redeem your shares, but will do so only in our sole and absolute discretion. Beginning after you are admitted as a member and at any time thereafter, you may request that Fund Ten redeem your shares. In any calendar year, Fund Ten will not redeem such number of shares that, in the aggregate, along with all other transfers of shares made to date during a year, exceed 2% of the total shares outstanding as of the last day of the calendar year, so as to avoid being treated as a public traded partnership for tax purposes. If we believe that the volume of redemption requests may cause the 2% limitation to be reached before year end, we may redeem only a portion, or none, of the shares for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based upon the financial hardship of the members requesting redemption. Otherwise, subject to cash availability and with our prior consent, Fund Ten will redeem in cash up to 100% of your shares at the applicable redemption price.

      The availability of funds for redeeming shares will be subject to Fund Ten having sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of Fund Ten's cash during the operating period and possibly during the liquidation period. Furthermore, shares may be redeemed only if the redemption would not impair the capital or the operations of Fund Ten (which we will decide in our sole discretion) and would not result in the termination of Fund Ten's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem shares will reduce Fund Ten's available funds for making investments and distributions to the remaining members.

      In the event Fund Ten receives requests to redeem more shares than there are funds sufficient to redeem, we will use our reasonable efforts to honor requests for redemptions of shares first as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), second so as to provide liquidity for IRAs or qualified plans to meet required distributions and finally, as to all other redemption requests.

Consequences of Redemption

      Any shares tendered to, and accepted by, Fund Ten for redemption will be canceled when redeemed. If all of your shares are accepted for redemption by Fund Ten, you will cease to be a member and will no longer have any of the rights or privileges of a member. A redemption of your entire Company interest will not release you from liability to Fund Ten to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

      Gain or loss realized on the redemption of your shares, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on Fund Ten's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."

                               REPORTS TO MEMBERS

Annual Reports

      By March 15 of each year, we will send you a statement of your share of Fund Ten's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

      Within 120 days after the end of the year, we will send to each person who was a member or assignee at any time during the year an annual report which will include:

      o financial statements for Fund Ten for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in members' equity, accompanied by an auditors' report containing an opinion of Fund Ten's accountants;

      o a breakdown, by source, of distributions made during the year to you and to us;

      o a status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of Fund Ten's investments at the end of the year, including our knowledge of the condition and utilization of the equipment;

      o a breakdown of the compensation and amounts reimbursed to us (if any), and a summary of the terms and conditions of (a) any contract (if any) with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between Fund Ten and the other programs; and

      o until all amounts invested by members have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Ten during the fiscal year.

Quarterly Reports

      Within 60 days after the end of each of the first three quarters each year, we will send to each person who was a member or assignee at any time during the quarter an interim report for the quarter which will include:

      o unaudited financial statements for Fund Ten for the quarter, including a balance sheet and related statements of operations, cash flows and changes in members' equity;

      o a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract (if any) with us which was not filed as an exhibit to the registration statement of which this forms a part; and

      o     until  all  amounts  invested  by  members  have  been  invested  or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Ten during the quarter.

                              PLAN OF DISTRIBUTION

General

      Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Operating Agreement, Fund Ten, through the dealer-manager, will offer, on a best efforts basis, a minimum of 5,000 shares and a maximum of 150,000 shares, all of which are priced at $1,000 per share, except for certain shares which may be purchased by: (i) members affiliated with us; or (ii) by investors whose broker does not charge a commission for each investment, for the net share price of $920.00 per share. The minimum subscription is five shares for U.S. residents, except for IRAs and qualified plans for which the minimum investment is three shares, and for non-U.S. residents (whom we will admit in our discretion), for which the minimum investment is 50 shares. If you purchased shares of ICON Income Fund Nine, LLC or limited partnership units of ICON Income Fund Eight A or B L.P., there is no minimum investment. See "SUBSCRIPTION--How to Subscribe."

      The offering period for Fund Ten will begin on the date of this prospectus. We expect the offering period to terminate two years after the date of this prospectus, but in no event will the offering period for Fund Ten continue for longer than two years from the date of this prospectus. We have a reasonable period of time to conclude Fund Ten's closing after the termination of Fund Ten's offering period. We may terminate the offering period at our option at any time.

      Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of Fund Ten is terminated, which may be as late as 24 months after the effective date of this prospectus.

      Shares will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. Fund Ten will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission of up to $80.00 per share.

      Generally, shares are purchased by subscribers at a price of $1,000.00 per share. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase shares, for investment purposes only, for the net share price of $920.00 per share. Fund Ten will incur no obligation to pay any sales commissions with respect to these purchases. Investors may also be able to purchase shares for $920.00 per share from brokers or registered investment advisors who do not charge a commission for each investment but rather are paid a percentage of assets under management. The purchase of shares by us and our affiliates is limited to a maximum of 10% of the number of shares sold to non-affiliates, and we have already purchased one share. Not more than sixty (60) shares purchased by us or our affiliates will be treated as satisfying the minimum offering requirement. Neither we nor our affiliates intend to resell our shares.

      Payments of sales commissions and underwriting fees to the dealer-manager and participating selling dealers will not exceed 10.0% of the offering proceeds. One of our affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving underwriting fees equal to $20.00 per share. Additionally, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O & O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O expense allowance paid by Fund Ten to us. See "OUR COMPENSATION."

      Due diligence activities of dealers that will be reimbursed from the O & O expense allowance are comprised of a review of the prospectus associated with the offering and verification of factual matters set forth herein (including operational matters), a review of the SEC and blue sky effectiveness letters once available, a review of our financial statements and those of ICON Securities Corp., ongoing monitoring of updated financial statements of Fund Ten, a review of the financial statements, 10-Q's and 10-K's of our prior public programs which are still in operation, a review of the biographies of our management and monitoring any future changes in management which may occur, an initial and an ongoing maintenance of files on literature associated with this offering, a review of policies and procedures for providing investors and registered representatives with statements on investments, and a review of NASD no objection letters for any literature which may at any time be used with prospective investors (when such literature is created).

      The dealer-manager agreement and the selling dealer agreements contain provisions for Fund Ten to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

Segregation of Subscription Payments

      We will place all funds that the dealer-manager receives from subscribers in an escrow account at The Chase Manhattan Bank at Fund Ten's expense. We will do so beginning on the effective date of this prospectus and until we have accepted subscriptions for 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) and the subscribers have been admitted as members on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

      We will promptly accept or reject subscriptions for shares after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after Fund Ten receives and accepts subscriptions for 5,000 shares excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed shares is sufficient to justify the burden and expense of a closing. Once subscriptions total of 7,500 shares, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. At each closing, Fund Ten will admit as members, effective as of the next day, all subscribers whose subscriptions have been received and accepted by Fund Ten and who are then eligible to be admitted to Fund Ten. Pennsylvania subscribers are not eligible to be admitted as members prior to sale of 7,500 shares in Fund Ten.

      If 5,000 shares have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then Fund Ten will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and Fund Ten will be terminated. For a subscriber from Pennsylvania, this will happen if 7,500 shares have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of shares in Fund Ten which have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the members in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the formation fees, underwriting fees and any sales commissions paid to us or any of our affiliates.

                              INVESTOR SUITABILITY

Considerations

      Shares are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase shares. Shares are not an appropriate investment if you must rely on cash distributions from Fund Ten as an essential source of income to meet your necessary living expenses.

      Before purchasing shares you should carefully consider the risk factors of this investment, including the lack of a market in which to sell your shares, the limited availability of redemption, the unfavorable formula by which the redemption price will be calculated and the resulting long-term nature of an investment in shares. See "RISK FACTORS."

      You must meet the suitability requirements described below to invest in Fund Ten. We and the selling dealer have a duty to make reasonable efforts to determine that an investment in shares is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. The assets included in your net worth calculation must be valued at their fair market value.

      You must meet our basic suitability requirements to invest. In general, you must have either:

      (1)   a net worth of at least $60,000 plus $60,000 of annual gross income;
            or

      (2)   a net worth of at least $225,000.

      If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth, exclusive of the value of your home, home furnishings and automobiles, of at least $125,000 and an annual gross income of at least $50,000 in order to invest.

      It may be important for you to consider that, if you are unsure as to whether you meet these standards (or only meet them by a small margin), an investment in the shares may not be prudent for you.

Suitability Standard for Qualified Plans and IRAs

      An IRA can purchase shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase shares if the plan itself meets both our basic suitability standard and any relevant state standard.

Suitability Standard for Other Fiduciaries

      When shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of shares, then you may purchase shares for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Entities

      An investment in shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

      IRAs, qualified plans and other tax-exempt organizations should consider the following when deciding whether to invest:

      o any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

      o for qualified plans and IRAs, ownership of shares may cause a pro rata share of Fund Ten's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code;

      o any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by Fund Ten; and

      o charitable remainder trusts that have any UBTI will be taxed on all otherwise non-taxable income.

See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS AND IRAS."

      If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS AND IRAS."

      Although we believe that shares may represent suitable investments for some IRAs, qualified plans and other tax-exempt organizations, shares may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that shares will only be a suitable investment for charitable remainder trusts under very specific circumstances. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

Suitability Requirements in Connection With Transfers of Shares

      Shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF SHARES/ WITHDRAWAL--Restrictions on the Transfer of Shares and Withdrawal." One condition is that you may sell or transfer your shares only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of the National Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. The NASD conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the shares.

                                  SUBSCRIPTIONS

Minimum Investment

      If you are a U.S. resident, the minimum number of shares you can purchase is five. For IRAs and qualified plans, you must purchase at least three shares, and non-U.S. residents (whom we will admit in our discretion) must purchase at least 50 shares. There is no minimum investment if you purchased shares in ICON Income Fund Nine, LLC or limited partnership units of ICON Income Fund Eight A or B L.P.

Subscriber Representations and Subscription Procedures

      Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription, and will accept or decline to accept you as a member in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a member.

      By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a member and to be bound by all the terms of the Operating Agreement. You also appoint us, as the manager, to be your true and lawful attorney-in-fact to sign documents, including the Operating Agreement, that may be required for the your admission as a member.

      Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

      (1)   you have received a copy of the prospectus;

      (2)   you  have  read  the  General   Instructions  on  Page  C-2  of  the
            Subscription Agreement;

      (3) you understand that an investment in shares is not a liquid investment;

      (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

            a.    if you are  purchasing  shares for an IRA,  qualified  plan or
                  other  benefit  plan,  you  have  accurately   identified  the
                  subscriber as such;

            b. you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

            c. you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

            d. you are not subject to backup withholding of federal income taxes;

      (5) you meet the minimum income and net worth standards established by Fund Ten; and

      (6)   you are purchasing shares for your own account.

      We will require that everyone who wishes to purchase shares make these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under state and federal securities laws, and we may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

      The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for shares. We recognize that in the sales process a potential investor will usually discuss Fund Ten with his or her broker. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something which contradicts the data and information contained in this prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

      If you become a member and later make a claim against Fund Ten, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision. DO NOT SIGN THE SUBSCRIPTION AGREEMENT IF YOU DO NOT UNDERSTAND THIS SECTION.

Instructions Concerning "Important Information"

      The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, Fund Ten's management, and possible adverse effects on the federal income tax treatment we expect to be available as a result your purchase of shares. These disclosures are found in the sections entitled "RISK FACTORS," "CONFLICTS OF INTEREST," "MANAGEMENT" and "FEDERAL INCOME TAX CONSEQUENCES."

      We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a member unless we have reason to believe that you are aware of the risks involved in this investment. If you become a member and later make claims against Fund Ten, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, Fund Ten, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

Binding Effect of the Operating Agreement on You

      The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Operating Agreement is necessary because we and every member are bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign the Operating Agreement. Though you do not actually sign the Operating Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Operating Agreement. If you become a member and later make claims against us, Fund Ten or the dealer-manager that you did not agree to be bound by all of the terms of the Operating Agreement and the Subscription Agreement, we, Fund Ten and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Operating Agreement.

Your Citizenship and Residency

      All investors will be required to represent and warrant whether or not the investor is a United States citizen or resident, and subscriptions will be accepted, if at all, from only a limited number of foreign investors. We will not admit a non-United States citizen as a member to Fund Ten if admitting that investor would result in the potential invalidation of equipment registration in the United States. See "INVESTMENT OBJECTIVES AND POLICIES--Equipment Considerations."

Co-Signature by Selling Dealer

      Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investment is suitable for the investor based on the investor's income, net worth and other characteristics. Since we, Fund Ten and the dealer-manager will not have had the opportunity to obtain financial information directly from you, we will rely on the selling dealer's representation to determine whether to admit you as a member. If you become a member and later make claims against Fund Ten, the dealer-manager and/or us alleging that the shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, Fund Ten and the dealer-manager anticipate relying upon the selling dealer's representation (and your representation) as evidence that the you did meet the financial requirements for this investment. The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell shares must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors. The State of Maine requires us to inform you that the dealer-manager and each person selling shares cannot rely solely on the representations you make in a Subscription Agreement in determining whether this investment is suitable for you.

How to Subscribe

      If  you  are  an  individual  investor,   you  must  personally  sign  the
Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a selling dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

      Until subscriptions for 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) are received by Fund Ten, checks for the purchase of shares should be made payable to "ICON Income Fund Ten, LLC Escrow Account." After the initial closing date, checks for the purchase of shares should be made payable to "ICON Income Fund Ten, LLC" for deposit into an interest bearing account pending the next closing.

                               FURTHER INFORMATION

Experts

      The audited balance sheets of Fund Ten as of April 30, 2003 and ICON Capital Corp. and Subsidiary as of March 31, 2003 have been included herein in reliance upon the reports of Hays & Company LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Change in Independent Auditors

      On January 30, 2003, we engaged Hays & Company LLP as our independent auditor and dismissed KPMG LLP as independent auditor. The decision to change auditors was ratified by our board of directors. KPMG's reports on our balance sheets do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended March 31, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope that, if not resolved to KPMG LLP's satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with their reports.

      In connection with KPMG's audit of the December 31, 2001 financial statements of other equipment leasing businesses we manage, KPMG submitted a letter to us (the "Auditor's Letter"), as the manager or general partner of those businesses (and because we provide the accounting services for those businesses), describing certain matters involving internal controls and operation that they considered to be a reportable condition under standards established by the American Institute of Certified Public Accountants. Reportable conditions are significant deficiencies in the design or operation of internal control that could adversely affect a program's ability to record, process, summarize and report financial data. The Auditor's Letter specifically stated that it did not affect any of KPMG's reports on the financial statements of the prior public programs for 2001.

      The Auditor's Letter identified the following internal control deficiencies: (i) reconciliations were not prepared and reviewed on a timely for all cash accounts, lease subledgers, aging reports and debt balances, (ii) information for all new leases was not approved on a timely basis by the accountant's supervisor before being input into the lease system, and (iii) manual journal entries were not always adequately supported with proper documentation and reviewed before being processed.

      At the time of receipt of the Auditor's Letter, we had already begun to improve the conditions identified by the Auditor's Letter and had hired additional staff and supervisors to facilitate greater timeliness in the accounting function. Reconciliations are prepared and reviewed more frequently for all cash accounts, lease subledgers, aging reports and debt balances in order to have the detailed ledgers and schedules more consistently in agreement with the general ledger. The recordations of new or renewal leases are reviewed more timely by more experienced staff and continue to be approved by our president in order to improve the efficacy in accounting for each lease. The policy regarding the level of support and detail for all manual journal entries has been revised to require greater documentation and review to support such entries prior to processing.

      In addition, separate bank accounts have been established for each joint venture receiving cash in which a prior public program has a fractional interest to improve cash tracking. Also separate ledger accounts have been established for each lender to improve debt accountability. Further, we are evaluating whether upgrading or replacing the general ledger would allow for a decrease in the amount of reclassification entries required in order to produce financial statements.

      During the fiscal year ended March 31, 2002, and through the subsequent interim period to January 30, 2003, we did not consult with Hays & Company LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Legal Matters

      Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

Additional Information

      A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the shares. This prospectus, which forms a part of the registration statement, contains information concerning Fund Ten and includes a copy of the Operating Agreement to be utilized by Fund Ten, but it does not contain all the information  set  forth in the  registration  statement  and its  exhibits.  The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 (202-942-8090), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the web site of the Securities and Exchange Commission at www.sec.gov. Fund Ten will file periodic reports with the Securities and Exchange Commission, copies of which will be available on our website at www.iconcapital.com.

Tabular Information Concerning Prior Public Programs

      Exhibit B contains prior performance and investment information for our previous publicly offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; L.P. Six; L.P. Seven; Eight A; Eight B; and Nine. Table I through V of Exhibit B contain unaudited information relating to experience in raising and investing funds, the compensation paid to us and our affiliates, the operating results of, and sales or dispositions of investments by most of these prior public programs. PURCHASERS OF SHARES WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF FUND TEN. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS OR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT
OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

Balance Sheets

      The audited consolidated balance sheet of ICON Capital Corp. and Subsidiary as of March 31, 2003 and the audited balance sheet of Fund Ten as of April 30, 2003 are included in this prospectus. Notwithstanding the inclusion of our balance sheet in this prospectus, by purchasing shares, you should be aware that you are not purchasing an interest in ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of other businesses we sponsor and manage.

Sales Material

      In addition to this prospectus, we may use sales material in connection with the offering of shares. In some jurisdictions sales material may not be available. This material will include information relating to this offering, to us and to our affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of shares, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in them by reference or as forming the basis of this offering of the shares.

                                    GLOSSARY

The following terms used in this prospectus shall have the meanings set forth below:

      "Affiliate" means:

      (i) any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;

      (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or

      (iii) any officer, director, member or partner of an entity; and

      (iv) if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates shall not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Ten if such person or entity is not otherwise an affiliate.

      "Dealer-Manager" means ICON Securities Corp., an affiliate of ours, who will act as the manager of this offering of shares.

      "First Cash Distributions" means cash distributions members receive in any month on their unreturned capital, up to the lesser of: (i)0.42% of their unreturned capital; or (ii)the 5-year US Treasury bill rate (divided by 12) on the first business day of the month of the distribution.

      "Formation Fee" means the fee payable to us in connection with the selection and acquisition of equipment for Fund Ten which is acquired with the offering proceeds.

      "Fund Ten" means ICON Income Fund Ten, LLC, a Delaware limited liability company.

      "Gross Rental Payments" means the total amount of rental payments paid, whether directly to Fund Ten or pledged or assigned, by lessees of equipment from Fund Ten.

      "Growth Leases" means equipment leases which will generate little or no current cash flow for Fund Ten because the rental payments will be paid directly to the lender that lent Fund Ten a portion of the purchase price of the equipment.

      "ICON Capital Corp." means the Connecticut corporation which serves as the manager of Fund Ten, and is referred to in this prospectus as "we."

      "Income Leases" means equipment leases which are expected to provide current cash flow to Fund Ten, as none of the cash flow from the leases have been pledged or assigned.

      "Lessee" means the party which is leasing the equipment from the owner of the equipment.

      "Leverage" means the use of debt in the acquisition of equipment.

      "Liquidation Period" means the phase after the operating period during which Fund Ten will sell its assets; however, if we believe it would benefit members for Fund Ten's cash flow to be reinvested in equipment during the liquidation period, Fund Ten may do so.

      "Management Fee" means the fee payable to us from Fund Ten for actively managing the leasing of its equipment portfolio.

      "Maximum Offering" means the offering of 100,000 shares of Fund Ten.

      "Member" means a holder of at least one share and who has been admitted to Fund Ten as a member.

      "Minimum  Offering"  means the offering of 5,000 shares of Fund Ten, which
must  be  achieved   before  Fund  Ten  can  begin   operations  or  accept  any
subscriptions for shares.

      "Non-Recourse Debt" means debt for which the lender can only look to those assets of Fund Ten acquired with the debt as a source for repayment of the loan obligation in the event of default.

      "O&O  Expense   Allowance"   means  an   allowance   payable  to  us,  the
dealer-manager, or both, for expenses incurred in organizing Fund Ten as well as expenses relating to this offering of shares.

      "Operating Agreement" means the Operating Agreement of Fund Ten, as it may be amended from time to time.

      "Operating Period" means the time frame during which Fund Ten will purchase equipment, which period is anticipated to last 5 years commencing with the completion of the offering but which may be extended at our discretion for an additional 3 years.

      "Payout" means the point in time when members have received total cash distributions equal to the amount of their investment plus an 8% cumulative annual return, compounded daily, on their unreturned investment.

      "Publicly Traded Partnership" means a limited liability company or other unincorporated business association that is taxed as a corporation rather than a partnership.

      "Recourse Debt" means debt for which the lender can look to all of the assets of Fund Ten as a source for repayment of the loan obligation in the event of default.

      "Redemption" means the purchase of shares from a member by Fund Ten.

      "Reinvestment" means the use of cash generated from Fund Ten's initial equipment purchases to acquire additional items of equipment.

      "Reinvestment Acquisition Fee" means a fee payable to us in connection with the acquisition of equipment for Fund Ten, but only commencing 6 months after the closing of the offering and provided that all of the offering proceeds have been either invested in equipment, used to pay organizational and offering expenses or committed to reserves.

      "Re-Leasing Fee" means the fee payable to us in connection with re-leasing Fund Ten's equipment portfolio during the operating period.

      "Re-Sale Fee" means the fee payable to us in connection with the sale of Fund Ten's equipment portfolio, but not payable with respect to any equipment acquired during the liquidation period.

      "Residual Value" means the value of an item of equipment upon the maturity of its lease.

      "Sales Commission" means a commission paid to selling dealers, who are not affiliated with us, for selling shares.

      "Selling Dealer" means brokers unaffiliated with us who will be selling shares in this offering.

      "Shares" means ownership interests in Fund Ten, which entitled the holder to the rights described in the prospectus and in the Operating Agreement.

      "Underwriting Fees" means the fee payable to ICON Securities Corp., the dealer-manager of this offering and an affiliate of ours, in connection with the sale of shares.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
ICON Income Fund Ten, LLC
Audited Balance Sheet--April 30, 2003 .....................................   89
   Independent Auditors' Report ...........................................   90
   Balance Sheet at April 30, 2003 ........................................   91
   Notes to Balance Sheet .................................................   92
ICON Capital Corp. and Subsidiary
Audited Balance Sheet--March 31, 2003 .....................................   93
   Independent Auditors' Report ...........................................   94
   Balance Sheet at March 31, 2003 ........................................   95
   Notes to Balance Sheet .................................................   96

                            ICON Income Fund Ten, LLC
                     (A Delaware Limited Liability Company)

                                  Balance Sheet

                                 April 30, 2003

                   (With Independent Auditor's Report Thereon)

                          INDEPENDENT AUDITOR'S REPORT

The Members
ICON Income Fund Ten, LLC

      We have audited the accompanying balance sheet of ICON Income Fund Ten, LLC (a Delaware limited liability company) as of April 30, 2003. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Ten, LLC as of April 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


Hays & Company LLP

May 9, 2003
New York, New York

                            ICON Income Fund Ten, LLC
                     (A Delaware Limited Liability Company)
                                  Balance Sheet

                                 April 30, 2003

                                   ASSETS

             Cash .......................................... $1,000
                                                             ------

                                                             $1,000
                                                             ======

                        LIABILITIES AND MEMBERS' EQUITY

             Commitments and Contingencies

             Members' equity
                 Manager ................................... $1,000
                 Additional members ........................     --
                                                             ------

                                                             $1,000
                                                             ======


                     See accompanying notes to balance sheet

                            ICON Income Fund Ten, LLC
                     (A Delaware Limited Liability Company)

                             Notes to Balance Sheet

                                 April 30, 2003

(1) The Limited Liability Company

      ICON Income Fund Ten, LLC (the "LLC") was formed on January 2, 2003 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $1,000. The LLC will continue until December 31, 2023, unless terminated sooner. The LLC intends to offer member interest units on a "best efforts" basis to the general public with the intention of raising up to $150,000,000 of capital. With the funds raised, the LLC intends to invest in equipment subject to leases and in residual ownership rights in leased equipment. The manager of the LLC is ICON Capital Corp. (the "Manager"), a Connecticut corporation. The Manager will acquire the assets and manage the business of the LLC.

(2) Capital Contribution

      The Manager has made an initial capital contribution of $1,000 to the LLC.

(3) Commitment and Contingencies

      The LLC will not apply for ruling from the Internal Revenue Service; however, in the opinion of counsel the LLC will be classified as a partnership for U.S. Federal income tax purposes and not as an association taxable as a corporation. In the absence of a ruling, there cannot be any assurance that the LLC will not be classified by the Internal Revenue Service as an association taxable as a corporation.

                       ICON CAPITAL CORP. AND SUBSIDIARY
                           Consolidated Balance Sheet

                                 March 31, 2003

                   (With Independent Auditor's Report Thereon)

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
ICON Capital Corp.

      We have audited the accompanying consolidated balance sheet of ICON Capital Corp. and subsidiary as of March 31, 2003. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ICON Capital Corp. and subsidiary as of March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


Hays & Company LLP

May 6, 2003
New York, New York

                               ICON CAPITAL CORP.
                    AND SUBSIDIARY CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2003

                                     ASSETS
Cash and cash equivalents .............................................   $  177,309
Receivables from managed Funds (Note 3) ...............................      996,393
Loans receivable--related parties (Note 3) ............................       88,424
Prepaid expenses and other assets, net (Note 4) .......................      230,562
Deferred charges (Note 2 (d)) .........................................      196,158
Fixed assets and leasehold improvements, less accumulated depreciation
 and amortization of $2,307,874 (Note 2(e)) ...........................    1,036,226
                                                                          ----------
Total assets ..........................................................   $2,725,072
                                                                          ==========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Accounts payable and accrued expenses .................................   $  459,320
Capitalized lease obligations (Note 6) ................................      607,911
Deferred state income taxes (Note 2(f)) ...............................       51,602
Deferred gain on sale of furniture and fixtures (Note 6) ..............       96,670
                                                                          ----------
Total liabilities .....................................................    1,215,503
                                                                          ----------
Commitments and contingencies (Notes 3, 5 and 6) Stockholder's equity:
 Common stock: no par value; $10 stated value; authorized 3,000 shares;
   issued and outstanding 1,500 shares ................................       15,000
 Additional paid-in capital ...........................................      739,400
 Retained earnings ....................................................      755,169
                                                                          ----------
Total stockholder's equity ............................................    1,509,569
                                                                          ----------
Total liabilities and stockholder's equity ............................   $2,725,072
                                                                          ==========

             See accompanying notes to consolidated balance sheet.

                        ICON Capital Corp. and Subsidiary

                       Notes to Consolidated Balance Sheet

                                 March 31, 2003

(1) Organization

      ICON Capital Corp. (the "Company") is a wholly owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing Funds in the United States of America.

      On March 31, 2003, Holdings transferred all of the outstanding shares of its wholly-owned subsidiary, ICON Securities Corp., to the Company. As a result of this transfer between entities under common control, the consolidated balance sheet of the Company reflects this transfer as if it had occurred as of April 1, 2002.

      The Company is the general partner of six publicly owned Partnerships and the manager of one publicly owned Limited Liability Company as follows: ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A"), ICON Income Fund Eight B L.P. ("ICON Eight B") and ICON Income Fund Nine, LLC ("ICON Fund Nine") (collectively the "Funds"), which are publicly registered equipment leasing Funds. In addition, the Company is the manager of one fund currently in the process of registration, ICON Income Fund Ten, LLC. The Funds were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

      The Company earns fees from the Funds from the sales proceeds of units. Additionally, the Company also earns acquisition and management fees during the Funds' operating lives and shares in each Fund's cash distributions.

      ICON Securities Corp. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. whose primary business activity is to underwrite and sell units in the Funds.

      The following  table  identifies  pertinent  offering  information  of the
Funds:

                                     Date of First              Date            Gross Proceeds
                                        Closing            Offering Closed          Raised
                                 --------------------   --------------------   ---------------
ICON Cash Flow D .............   September 13, 1991     June 5, 1992            $ 40,000,000
ICON Cash Flow E .............   June 5, 1992           July 31, 1993             61,041,151
ICON Cash Flow Six ...........   March 31, 1994         November 8, 1995          38,385,712
ICON Cash Flow Seven .........   January 19, 1996       September 16, 1998        99,999,683
ICON Eight A .................   October 14, 1998       May 17, 2000              75,000,000
ICON Eight B .................   May 25, 2000           October 17, 2001          75,000,000
ICON Fund Nine ...............   December 18, 2001      April 30, 2003            99,743,474
                                                                                ------------
                                                                                $489,170,020
                                                                                ============

      ICON Fund Nine was formed on July 11, 2001 with an initial capital contribution of $1,000 and began offering its units on December 18, 2001. The offering period for ICON Fund Nine ended on April 30, 2003.

(2) Significant Accounting Policies

      (a) Basis of Accounting and Presentation

            The Company's consolidated balance sheet has been prepared on the historical cost basis of accounting using the accrual basis.

                        ICON Capital Corp. and Subsidiary

                                 March 31, 2003

      (b) Consolidation

            The consolidated  balance sheet includes the accounts of the Company
      and  its  wholly-owned   subsidiary.   All   inter-company   accounts  and
      transactions have been eliminated in consolidation.

      (c) Investments in Funds

            The Company accounts for its interests in the Funds following the cost method of accounting, which approximates the equity method of accounting, based on the allocation and distribution provisions of the individual Fund agreements.

      (d) Deferred Charges

            Under the terms of the Funds' agreements, the Company is entitled to fees for organizing and offering the units of the Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering are capitalized and amortized over the Fund offering period. The unamortized balance of these costs is reflected on the consolidated balance sheet as deferred charges.

      (e) Fixed Assets and Leasehold Improvements

            Fixed assets, which consists primarily of assets recorded under capitalized leases, are recorded at cost and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

      (f) Income Taxes

            The Company and ICON Securities Corp. are included in the consolidated federal income tax return of Holdings and combined income tax returns of Holdings in states where combined returns are required or permitted. It is the policy of Holdings to allocate a tax provision or benefit to its subsidiaries based on the amount of tax that would have been determined on a separate company basis. In other states, the Company files its own separate returns. The Company accounts for its state deferred income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

      (g) Use of Estimates

            The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

(3) Related Party Transactions

      The Company earns fees from the Funds for the organization and offering of each Fund and for the underwriting, acquisition, management and administration of their investments. The balance sheet item "Receivables from managed Funds" relates to such fees, which have been earned by the Company but not paid by the Funds as of March 31, 2003. Substantially all of such amounts were collected subsequent to March 31, 2003.

      The Company historically made cash advances to its Parent to cover its allocated general and administrative expenses and its allocated portion of income taxes. During the year ended March 31, 2003, the Company began to make all of its general and administrative disbursements directly. It is anticipated that the Company will, in the future, continue to advance monies to Holdings for income taxes. It is

                        ICON Capital Corp. and Subsidiary

                                 March 31, 2003

expected that all future advances to Holdings, which result from these cash advances, will be realized by applying such amounts against future income taxes payable by the Company to Holdings.

      From time-to-time, the Company advances funds to its affiliates and related parties. Notes bearing interest at 11.5% per annum support these advances. The balance of these advances outstanding at March 31, 2003 was $88,424.

(4) Prepaid Expenses and Other Assets

      Prepaid expenses and other assets consist principally of unamortized insurance costs and security deposits.

(5) Income Taxes

      Holdings files a consolidated federal income tax return and combined state income tax returns in certain states which include the operating results of the Company and its subsidiary. The Company's allocable share of the consolidated federal tax expense and combined state tax expense is reflected on the books of the Company as on a separate company basis.

      The Company files separate state income tax returns in all other states in which it is required to file. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of receivables from Holdings. Deferred federal and state income taxes included in such receivables were $12,879 at March 31, 2003. Of the $10,976 of deferred state income taxes for 2003, none related to states where the Company filed separate tax returns.

(6) Sale-Leaseback and Lease Obligations

      In July 1998, the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included in the March 31, 2003 consolidated balance sheet as "Capitalized lease obligations." During the year ended March 31, 2003, the Company entered into new capital leases for equipment aggregating $6,687. The repayment schedule of the various obligations under all capitalized leases, payable in monthly installments, are as follows:

         Fiscal Year Ending
             March 31,                                       Amount
             ---------                                       ------
               2004 ....................................    $381,891
               2005 ....................................     179,940
               2006 ....................................      71,109
               2007 ....................................      53,375
                                                             --------
               Total ...................................     686,315
               Less: amounts
                 representing interest ...................    78,404
                                                            --------
               Total ...................................    $607,911
                                                            ========

                        ICON Capital Corp. and Subsidiary

                                 March 31, 2003

      The Company is obligated under operating leases for office space through the year 2008 as follows:

         Fiscal Year Ending
              March 31,                              Amount
              ---------                              ------
                2004 ...........................   $1,332,271
                2005 ...........................    1,119,950
                2006 ...........................      727,666
                2007 ...........................      380,250
                2008 ...........................      158,438
                                                   ----------
                Total ..........................   $3,718,575
                                                   ==========

                                    EXHIBIT A

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                            ICON INCOME FUND TEN, LLC

                                TABLE OF CONTENTS

Section  1.     ESTABLISHMENT OF COMPANY ...................................................  A-1
Section  2.     NAME, PRINCIPAL OFFICE AND ADDRESS .........................................  A-1
   2.1          Legal Name and Address .....................................................  A-1
   2.2          Address of Members .........................................................  A-1
Section  3.     PURPOSES AND POWERS ........................................................  A-1
   3.1          Purposes ...................................................................  A-1
   3.2          Types of Equipment .........................................................  A-2
   3.3          Powers .....................................................................  A-2
Section  4.     TERM .......................................................................  A-2
Section  5.     MEMBERS AND CAPITAL ........................................................  A-3
   5.1          Manager ....................................................................  A-3
   5.2          Members ....................................................................  A-3
   5.3          Company Capital ............................................................  A-4
   5.4          Capital Accounts ...........................................................  A-4
   5.5          Additional Capital Contributions ...........................................  A-5
   5.6          Loans by Members ...........................................................  A-5
   5.7          No Right to Return of Capital ..............................................  A-5
Section  6.     MANAGER ....................................................................  A-5
   6.1          Extent of Powers and Duties ................................................  A-5
   6.2          Limitations on the Exercise of Powers of Manager ...........................  A-8
   6.3          Limitation on Liability of Manager and its Affiliates; Indemnification ..... A-10
   6.4          Compensation of Manager and its Affiliates ................................. A-10
   6.5          Other Interests of the Manager and its Affiliates .......................... A-13
Section  7.     POWERS AND LIABILITIES OF MEMBERS .......................................... A-15
   7.1          Absence of Control Over Company Business ................................... A-15
   7.2          Limited Liability .......................................................... A-15
Section  8.     DISTRIBUTIONS AND ALLOCATIONS .............................................. A-15
   8.1          Distribution of Cash ....................................................... A-15
   8.2          Allocations of Profits and Losses .......................................... A-15
   8.3          Tax Allocations: Code Section 704(c); Revaluations ......................... A-18
   8.4          Distributions and Allocations Among the Members ............................ A-18
   8.5          Compliance with NASAA Guidelines Regarding Front-End Fees .................. A-19
   8.6          Return of Uninvested Capital Contribution .................................. A-19
   8.7          Members' Return of Investment in the Company ............................... A-19
   8.8          No Distributions in Kind ................................................... A-20
   8.9          Company Entitled to Withhold ............................................... A-20

Section  9.     WITHDRAWAL OF MANAGER ................................................... A-20
   9.1          Voluntary Withdrawal .................................................... A-20
   9.2          Involuntary Withdrawal .................................................. A-20
   9.3          Consequences of Withdrawal .............................................. A-20
   9.4          Continuation of Company Business ........................................ A-22
Section 10.     TRANSFER OF SHARES ...................................................... A-22
  10.1          Withdrawal of a Non-Manager Member ...................................... A-22
  10.2          Assignment .............................................................. A-22
  10.3          Substitution ............................................................ A-23
  10.4          Status of an Assigning Member ........................................... A-23
  10.5          Limited Right of Presentment for Redemption of Shares ................... A-23
Section 11.     DISSOLUTION AND WINDING-UP .............................................. A-24
  11.1          Events Causing Dissolution .............................................. A-24
  11.2          Winding Up of the Company; Capital Contribution by the Manager Upon
                Dissolution ............................................................. A-25
  11.3          Application of Liquidation Proceeds Upon Dissolution .................... A-25
Section 12.     FISCAL MATTERS AND REPORTS .............................................. A-26
  12.1          Title to Property and Bank Accounts ..................................... A-26
  12.2          Maintenance of and Access to Basic Company Documents .................... A-26
  12.3          Financial Books and Accounting .......................................... A-27
  12.4          Fiscal Year ............................................................. A-27
  12.5          Reports ................................................................. A-27
  12.6          Tax Returns and Tax Information ......................................... A-29
  12.7          Accounting Decisions .................................................... A-29
  12.8          Federal Tax Elections ................................................... A-29
  12.9          Tax Matters Partner ..................................................... A-30
  12.10         Reports to State Authorities ............................................ A-31
Section 13.     MEETINGS AND VOTING RIGHTS OF THE MEMBERS ............................... A-31
  13.1          Meetings of the Members ................................................. A-31
  13.2          Voting Rights of the Members ............................................ A-32
  13.3          Limitations on Action by the Members .................................... A-32
Section 14.     AMENDMENTS .............................................................. A-32
  14.1          Amendments by the Manager ............................................... A-32
  14.2          Amendments with the Consent of the Majority Interest .................... A-33
Section 15.     POWER OF ATTORNEY ....................................................... A-33
  15.1          Appointment of Attorney-in-Fact ......................................... A-33
  15.2          Amendments to Agreement and Certificate of Limited Liability Company .... A-34
  15.3          Power Coupled With an Interest .......................................... A-34

Section 16.     GENERAL PROVISIONS ....................................................... A-35
  16.1          Notices, Approvals and Consents .......................................... A-35
  16.2          Further Assurances ....................................................... A-35
  16.3          Captions ................................................................. A-35
  16.4          Binding Effect ........................................................... A-35
  16.5          Severability ............................................................. A-35
  16.6          Integration .............................................................. A-36
  16.7          Applicable Law ........................................................... A-36
  16.8          Counterparts ............................................................. A-36
  16.9          Creditors ................................................................ A-36
  16.10         Interpretation ........................................................... A-36
  16.11         Successors and Assigns ................................................... A-36
  16.12         Waiver of Action for Partition ........................................... A-36
Section 17.     DEFINITIONS .............................................................. A-36

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                            ICON INCOME FUND TEN, LLC

      This Amended and Restated Operating Agreement of ICON Income Fund Ten, LLC, is executed as of the 2nd day of June, 2003, by its manager, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 hereof.

                                   WITNESSETH:

      WHEREAS, ICON Income Fund Ten, LLC, a Delaware limited liability company (the "Company") was formed as a Delaware limited liability company pursuant to a Certificate of Limited Liability Company filed on January 2, 2003, under and pursuant to the Delaware Act.

      WHEREAS, the Manager, being the sole Member as of the date hereof, wishes to amend this Agreement pursuant to Section 14; and

      NOW, THEREFORE this Agreement is amended and restated to read in full as follows:

Section 1. ESTABLISHMENT OF COMPANY.

      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE AND ADDRESS.

      2.1 Legal Name and Address.

      The name of the Company is "ICON Income Fund Ten, LLC" The principal office and place of business of the Company shall be 100 Fifth Avenue, Tenth Floor, New York, New York 10010 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company shall be at 9 East Loockerman Street, Dover, Delaware, 19901. The name of its registered agent at such address shall be National Registered Agents, Inc. The Manager may change the registered office and the registered agent of the Company, with written notice to the Members.

      2.2 Address of Members.

      The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of residence by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective five (5) days after receipt.

Section 3. PURPOSES AND POWERS.

      3.1 Purposes.

      The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in Equipment and Leases of all kinds and purchasing equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

      3.2 Types of Equipment.

      The Equipment acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas;
(d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; and (f) miscellaneous equipment of any other type which the Manager believes may be an attractive investment.

      3.3 Powers.

      In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

      (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

      (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

      (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

      (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager in its sole and absolute discretion shall deem appropriate; and

      (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

Section 4. TERM.

      The term of the Company commenced upon the filing of the Certificate of Limited Liability Company with the Secretary of State of the State of Delaware on January 2, 2003 and shall terminate at midnight on December 31, 2023, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. MEMBERS AND CAPITAL.

      5.1 Manager.

      The Manager, as a Member, has contributed $1,000, in cash, as its Capital Contribution to the Company.

      5.2 Members.

      (a) From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to 150,000 Shares.

      (b) Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form that is an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

      (c) Each Member (other than Affiliated Members) shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased. Each Affiliated Member shall make a Capital Contribution, in cash, in an amount equal to the Net Share Price for each Share or fraction thereof purchased.

      (d) Members who are U.S. residents must purchase a minimum of five (5) Shares. IRAs and Qualified Plans need only purchase a minimum of three (3) Shares, and non-U.S. residents must purchase a minimum of fifty (50) Shares. There is no minimum investment for Members who previously purchased shares of limited liability company interests of ICON Income Fund Nine, LLC. Above such minimum purchase requirements, Members may subscribe for additional Shares or fractions thereof equal to 1/10,000th of a Share or any multiple thereof (unless prohibited by applicable law) at the Net Share Price or Gross Share Price, whichever shall be applicable.

      (e) The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send notice to such Member in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Members shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

      (g) Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent to the subscriber. The Manager retains the unconditional right to refuse to admit any subscriber as a member. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

      (h) Each Subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

      (i) The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

      5.3 Company Capital.

      (a) No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(k)).

      (b) Except as provided in Section 10.5, the Company shall not redeem or repurchase any Share. No Member shall have the right to withdraw or receive any return of such Member's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member's Capital Contribution or Capital Account; (ii) such Member's share of Profits and Losses; or (iii) such Member's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

      5.4 Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the Manager and for each Member.

      (b) The initial Capital Account balance of the Manager shall be $1,000, representing the purchase of one Share.

      (c) The initial Capital Account balance of each Member shall be the amount of such Member's Capital Contribution.

      (d) The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; and
(ii) allocations to such Member of Profits (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

      (f) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

      (g) For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Members' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

      5.5 Additional Capital Contributions.

      (a) The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Member shall be required to make any Capital Contribution in addition to the initial price paid for such Member's Shares pursuant to the Offering.

      5.6 Loans by Members.

      Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

      5.7 No Right to Return of Capital.

      No Member shall be entitled to demand any distribution of or with respect to such Member's Capital Contribution or Capital Account.

Section 6. MANAGER.

      6.1 Extent of Powers and Duties.

      (a) General.

            Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company's property, and/or the operation of the business of the Company. The Manager may employ the services of its

      Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager's Affiliates are to receive compensation from the Company shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as of the Effective Date; (iv) the Manager's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager's Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

      (b) Powers and Duties.

            (i) General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

            (ii) General Powers. The Manager shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Company, in order to carry out and accomplish its purposes and functions including, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others to do the same on behalf of the Company; (B) to select and supervise the activities of any equipment management agents for the Company; (C) to assure the proper application of revenues of the Company;
      (D) to maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) to expend Company capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the

      Manager, for all such purposes; (H) to invest any and all funds held by the Company; (I) to designate depositories of the Company's funds, and the terms and conditions of such deposits and drawings thereon; (J) to borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Company as security therefor; (K) to hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees, or other entities or agents of or for the Company; (L) to establish Reserves;
      (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) to take all such actions and execute all such documents and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

            (iii) Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of the Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

            (iv) Authority to Enter into Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

            (v) Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the Manager or the Dealer-Manager.

            (vi) Authority to Enter into Escrow Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense.

            (vii) Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Company, including, without limitation, extended coverage liability and casualty and workers' compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Company is not increased thereby.

            (viii) Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, the Company will not acquire Equipment from any Program except as expressly provided in this Agreement.

            (ix) Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

            (x) Authority to Reinvest. During the Operating Period (and the Liquidation Period, to the extent the Manager determines it would benefit Members), the Manager may reinvest all or a substantial portion of the Company's Cash Flow in additional investments in furtherance of, and consistent with, the Company's purposes and investment objectives set forth in Sections 3.1 and 3.2.

      (c) Delegation of Powers.

            Except as  otherwise  provided  under this  Agreement or by law, the
      Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

      (d) Reliance by Third Parties.

            No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager in the name and behalf of the Company or the Manager.

      6.2 Limitations on the Exercise of Powers of Manager.

      The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company's business and affairs:

      (a) Investment Company Status.

            The Manager shall not exercise its powers in a manner which causes the Company to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (b) Sales and Leases of Equipment From or to the Manager and its Affiliates.

            The Company shall neither purchase nor sell Investments, nor sell or lease Equipment, to or from the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Company may purchase Affiliated Investments if:

      (i) the Manager determines that making the Affiliated Investment is in the best interests of the Company;

      (ii) such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

      (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

      (iv) neither the Manager nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

      (v) at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purpose related to the business of the Company.

      (c) Loans to or from the Manager and its Affiliates.

      No loans may be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a "Company Loan") in accordance with this subsection (c). The terms of any Company Loan permitted to be made shall include the following:

      (i) any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan) or (B) the rate of interest that would be charged to the Company (without reference to the Manager's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan);

      (ii) all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

      (iii) neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

      If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O & O Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (d) No Exchange of Interests for Investments.

      The Company shall not acquire any Investments in exchange for Shares.

      (e) Joint Venture Investments.

      The Company may make Investments in Joint Ventures, provided that:

      (i)   the Manager shall have determined that:

            (A) such Investment is in the best interests of the Company; and

            (B) such Investment shall not result in duplicate fees to the Manager or any of its Affiliates;

      (ii) in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases; and

      (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

            (A) all Programs, including the Company, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

            (B) the compensation payable to the Manager or any of its Affiliates by the Company and by each other Program shall be substantially identical; and

            (C) the Company shall have a right of first refusal with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

      (f) Sale of All or Substantially All Assets; Dissolution.

      During the Operating Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Company.

      (g) No Investments in other Programs.

      The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3   Limitation   on   Liability   of   Manager   and   its   Affiliates;
Indemnification.

      (a) Except in the case of negligence or misconduct, the Manager and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim, threatened action, or finally adjudicated legal proceedings.

      (b) Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri, Alabama and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

      6.4 Compensation of Manager and its Affiliates.

      Neither the Manager nor any of its Affiliate shall, in their respective capacities as such: receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments) except in accordance with this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Member as an investment advisor as an inducement to the Person to advise the potential Member about the Company (but this does not prohibit the payment of Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4) In furtherance thereof, no rebates or give-ups may be received by the Manager nor may the Manager or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of Gross Offering Proceeds.

            (a) Allocations and Distributions.

            The Manager shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

            (b) Underwriting Fees.

            Fees in the amount equal to $20.00 per Share sold ("Underwriting Fees") shall be paid by the Company to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the Manager.

            (c) Sales Commissions.

            Commissions in the amount of up to $80.00 per Share sold ("Sales Commissions") shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members.

            (d) Due Diligence Expenses.

            Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1|M/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due Diligence Expenses") shall be paid or reimbursed by the Company to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and provided, further, that the amount of Due
      Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

            (e) O & O Expense Allowance.

            The Company shall pay to the Manager immediately following each Closing Date $35.00 per Share of the first $37,500,000 or less of Gross Offering Proceeds; $25.00 per Share for Gross Offering Proceeds in excess of $37,500,000 but not more than $75,000,000; and $15.00 per Share for Gross Offering Proceeds exceeding $75,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the Manager shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

            (f) Formation Fees

            Fees in the amount equal to $65.00 per Share sold ("Formation Fees") shall be paid by the Company to the Manager.

            (i) the Company shall not pay any Formation Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

            The formula in this clause (i), is illustrated as follows:

                  (A) No Indebtedness--80% of the Gross Offering Proceeds must be committed to Investments.

                  (B)   50%  Indebtedness--50%  x .0625% = 3.125% 80% - 3.125% =
                        76.875% of the Gross Offering Proceeds must be committed to Investments.

                  (C)   80%  Indebtedness--80%  x  .0625% = 5% 80% - 5% = 75% of
                        the  Gross  Offering   Proceeds  must  be  committed  to
                        Investments.

            (ii) the aggregate sum of (A) Formation Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

            (g) Management Fees.

            Each month the Company shall pay to the Manager Management Fees attributable to Gross Revenues of the Company (excluding any interest income component thereof) during such month; provided, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Members in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Company has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, the Manager shall not receive any Management Fees with respect to any Investments made during the Liquidation Period.

            (h) Reinvestment Acquisition Fees.

            Commencing six (6) months after the Final Closing Date and provided that all Capital Contributions have been invested or committed to investment in Investments, committed to Reserves or used to pay permitted Front-End Fees, then once the Company has entered into a binding contract to make an Investment and all material conditions to the closing of such Investment have been, in the opinion of the Manager, satisfied, the Company shall pay the Manager, for services rendered in connection with acquiring the Investment, a fee (the "Reinvestment Acquisition Fee") equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Company for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

            (i) No Reinvestment Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

            (ii) the Company shall not pay any Reinvestment Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company's Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

            The formula in this clause (ii), is illustrated as follows:

                  (A) No Indebtedness--80% of the Gross Offering Proceeds must be committed to Investments.

                  (B)   50%  Indebtedness--50%  x .0625% = 3.125% 80% - 3.125% =
                        76.875% of the Gross Offering Proceeds must be committed to Investments.

                  (C)   80%  Indebtedness--80%  x  .0625% = 5% 80% - 5% = 75% of
                        the  Gross  Offering   Proceeds  must  be  committed  to
                        Investments.

            (iii) the aggregate sum of (A) Reinvestment Acquisition Fees and (B)
                  all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

      If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(h) and there shall be no duplicative payment thereof.

            (i) Re-Sale Fees

            For  providing   services  in  connection   with  the  sale  of  any
      Investment, the Company shall pay to the Manager the applicable Resale Fee; provided that:

            (i) in no event shall any Re-Sale Fees be paid prior to Payout (as defined in Section 17, page A-43 of this Agreement);

            (ii) the Manager shall not be entitled to receive any Re-Sale Fees to the extent that such amount would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

            (iii) Re-Sale  Fees that cannot be paid to the  Manager  when earned because Payout has not been achieved shall accrue and be paid to the Manager at Payout.

            (j) Re-Leasing Fees

            Until the end of the Operating Period, the Company shall pay the Manager Re-Leasing Fees for providing substantial re-leasing services in connection with the re-lease of the Company's Equipment. In connection therewith, the Manager shall maintain adequate staff for rendering re-leasing services to the Company.

            (k) Other Company Expenses.

            (i) Except as otherwise provided in this Section 6.4(k), expenses of the Company, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (j), shall be billed directly to and paid by the Company.

            (ii) Subject to clause (iii) of this Section 6.4(k), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company, provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

            (iii) Neither  the  Manager  nor  any of  its  Affiliates  shall  be reimbursed by the Company for amounts expended by it with respect to the following:

                  (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

                  (B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(k), above).

      6.5 Other Interests of the Manager and its Affiliates.

      The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Company's and which may be in a position to acquire the same Investments at the same time as the Company. Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

      The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the following paragraph.

      If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Manager will take in to account the time period the particular Program has been seeking Investments. In allocating Investments among Programs, the Manager will take into consideration:

            (a) whether the required cash needed for the investment is greater than the cash available for investment by the Programs;

            (b) whether the amount of debt is above levels deemed acceptable for the Programs;

            (c)  whether  the  investment  is  appropriate   for  the  Programs'
      objectives, which include the avoidance of concentration of exposure to any one class of equipment;

            (d) whether the lessee credit quality satisfies the Programs' objectives, which include maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual Lessee;

            (e)  whether  the  term  of  the   investment   extends  beyond  the
      liquidation period of the Programs;

            (f)  whether  the   available   cash  flow  (or  lack   thereof)  is
      commensurate with the Programs' need to make certain distributions to their investors during their operating periods;

            (g) whether the transaction structure, particularly with respect to the end-of-lease options governing the equipment, provides the Programs with the residual value opportunity commensurate with the total return requirements of the Programs; and

            (h) whether the transaction complies with the terms of the Programs' operating agreement or partnership agreement.

      Any conflicts in determining and allocating Investments between the Manager and Programs on the one hand and a Company will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other Program.

      If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the Manager in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7. POWERS AND LIABILITIES OF MEMBERS.

      7.1 Absence of Control Over Company Business.

      The Members hereby consent to the exercise by the Manager of the powers conferred on the Manager by this Agreement. No Member shall participate in or have any control over the Company's business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2 Limited Liability.

      The liability of each Member in such capacity shall be limited to the amount of such Member's Capital Contribution and pro rata share of any undistributed Profits and of the value of the Company's assets to the extent such value exceeds their cost. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

      No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

      8.1 Distribution of Cash.

      (a) The Manager shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members. Until the end of the Operating Period, the Manager shall not reinvest, however, but shall distribute to the extent available, cash to Members in an amount at least equal to the following:

      Each Member shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.625% by each Member's respective Capital Contribution as such Capital Contribution is reduced by any portion thereof which has been
      (A) returned to such Member pursuant to Section 8.6, or (B) redeemed by the Company pursuant to Section 10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

      (b) Cash from Sales may only be reinvested in Equipment if sufficient cash will be distributed to Members to equal estimated federal and state income taxes resulting from Sales (assuming that all Members are subject to income taxation at a combined 35% federal and state income tax rate).

      (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

      (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

      (e) Members who make Capital Contributions to the Company prior to the Initial Closing Date shall be entitled to receive distributions described in
Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Members on the date of the first distribution after the Initial Closing Date.

      8.2 Allocations of Profits and Losses.

      (a) The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Company's Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

      (c) Profits for any Fiscal Period during the Operating Period shall be allocated to the Members as follows:

      (i) first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Members' (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 10% to the Manager and 90% to the other Members (including the Manager with respect to any Shares it owns).

      (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Members as follows:

      (i) first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Members' (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 10% to the Manager and 90% to the other Members (including the Manager with respect to any Shares it owns).

      (e) Losses for any Fiscal Period shall be allocated to the Members as follows:

      (i) first, 1% to the Manager and 99% to the other Members until the Members (including the Manager with respect to any Shares it owns) have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

      (ii) next, to the Members in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii) thereafter,  1%  to  the  Manager  and  99%  to  the  other  Members
            (including the Manager with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this
            Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

      (f) Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections

            1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii) Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 10% to the Manager and 90% to the other Members.

      (iii) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

      (iv) Qualified Income Offset. If in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in
            Treas.   Reg.  Section   1.704-1(b)(2)(ii)(d)(4),   (5)  or  (6)  or
            otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      (v) Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts.

      (vi) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

      If the Manager determines, after consultation with Tax Counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members' economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vii) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

     (viii) Transactions with Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

      (ix) Fees and Commissions Paid to Manager. It is the intent of the Company that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(a) or (c), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or, a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

      (x) Sales Commissions, Underwriting Fees, Formation Fees and O & O Expense Allowance. Sales Commissions, Underwriting Fees, Formation Fees and the O & O Expense Allowance shall be allocated 100% to the Members. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the Manager.

      8.3 Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.4 Distributions and Allocations Among the Members.

      (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Members (other than the Manager) are admitted to the Company shall be allocated among such Members as follows:

      (i) first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

      (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in such Fiscal Year that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager); and

      (iii) third,  all monthly  distributions  made to such Members pursuant to
            Section 8.1(c) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager). If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member's share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

      (c) In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(b)(iii).

      (d) Each distribution made to a Member (other than the Manager) pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, and any amount paid to such Member in redemption of such Member's Shares pursuant to Section 10.5 shall be applied as follows:

      (i)   first, in reduction of such Member's Unpaid  Cumulative  Return,  to
            the  extent   thereof,   as  determined   immediately   before  such
            distribution; and

      (ii) then, in reduction of such Member's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

      8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (j) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

      8.6 Return of Uninvested Capital Contribution.

      If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve
(12)  month  period   described   above,  if  such  Investments  are  ultimately
consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

      8.7 Members' Return of Investment in the Company.

      Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager or any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8 No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

      8.9 Company Entitled to Withhold.

      The Company shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member's participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or
(ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF MANAGER.

      9.1 Voluntary Withdrawal.

      The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received written notice of the Manager's intention to withdraw 60 days in advance, (b) the Company shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager (i) shall have expressed a willingness to be admitted to the Company, (ii) shall have received the specific written Coknsent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2 Involuntary Withdrawal.

      The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract with the Manager or any such Affiliate.

      9.3 Consequences of Withdrawal.

      (a) Upon the  voluntary  withdrawal  of the  Manager  in  accordance  with
Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) an amount equal to the positive balance, if any, in the Manager's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of Withdrawal and any unrealized gains and losses inherent in the Company's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Company then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the withdrawal of the Manager shall remain payable to the Manager notwithstanding any such withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the Manager, (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager's interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

      (b) Upon the  involuntary  withdrawal  of the Manager in  accordance  with
Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) the fair market value of its interest in the income, losses, distributions and capital of the Company as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the withdrawal of the Manager shall remain payable to the Manager notwithstanding any such withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the Manager; and (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager's interest in the income, losses, distributions and capital of the Company shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn Manager's interest in the income, losses, distributions and capital of the Company shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager's Shares within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

      (d) The method of payment to the Manager upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under the Company Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank

(National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3%and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4 Continuation of Company Business.

      In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager's Withdrawal, then the Company shall be dissolved.

Section 10.  TRANSFER OF SHARES.

      10.1 Withdrawal of a Non-Manager Member.

      A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed in accordance with this
Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

      10.2 Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the "Assignee"); provided that

      (i)   such  Member  and  such  Assignee   shall  each  execute  a  written
            Assignment instrument, which shall:

            (A)   set forth the terms of such Assignment;

            (B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

            (C) include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

            (D) otherwise be satisfactory in form and substance to the Manager.

      (b) Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

      (i)   to  a  minor  or  incompetent  (unless  a  guardian,   custodian  or
            conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the opinion of Tax Counsel, such Assignment would result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes, provided that the Company may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Company's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Company's existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

      (iv)  to any Person not permitted to be an Assignee under  applicable law,
            including,   without   limitation,   applicable  federal  and  state
            securities laws;

      (v)   if such  Assignment  would  result in the transfer of less than five
            (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

      (vi) if such Assignment would result in the retention by such Member of less than five (5) Shares;

      (vii) if, in the reasonable belief of the Manager, such Assignment might violate applicable law; or

     (viii) if such transfer would cause an impermissible percentage of Shares to be owned by non-United States citizens.

      Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

      (c) The Manager shall not recognize, for any purpose whatsoever, an Assignment of Shares (or interest therein) if such Assignment occurred on a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market"). The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder.

      (d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

      10.3 Substitution.

      (a) An Assignee shall be admitted to the Company as a Substitute Member only if:

      (i) the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
            Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

      (b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

      10.4 Status of an Assigning Member.

      Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

      10.5 Limited Right of Presentment for Redemption of Shares.

      (a) Commencing with the admission of a Member to the Company, any such Member (other than the Manager or an Affiliated Member) may request that the Company redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Company shall not, in any calendar year, redeem Company Interests that, in the aggregate, along with all Shares otherwise transferred in such calendar year, exceed 2% of the total Shares outstanding as of the last day of such year, with the prior Consent of the Manager, the Company shall redeem, for cash, up to 100% of the Shares of such Member, at the Applicable Redemption Price. The Company shall be under no obligation to redeem Shares of a Member and shall do so only in the sole and absolute discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a redemption is made, and the effect making a redemption would have on the 2% limit (described above).

      (b) No reserves shall be established by the Company for the redemption of Shares. The availability of funds for the redemption of any Share shall be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be redeemed only if such redemption would not impair the capital or the Operations of the Company and would not result in the termination under the Code of the Company's taxable year or of its federal income tax status as a partnership.

      (c) A Member desiring to have a portion or all of his Shares redeemed shall submit a written request to the Manager on a form approved by the Manager duly signed by all owners of such Shares on the books of the Company. Redemption requests hereunder shall be deemed given on the earlier of the date the same is
(i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the Manager's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions," shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other redemption requests shall be deemed received with the start of the business day during which received. The Manager shall, in its sole discretion, decide whether a redemption is in the best interests of the Company.

      (d) In the event that the Manager receives requests for the Company to redeem more Shares than there are funds sufficient to redeem, the Manager shall use its reasonable efforts to honor requests for redemptions of Shares with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the Manager receives a written request from any Member to redeem Shares held by such Member, the Manager shall deliver written notice to such Member indicating (i) the number, if any, of such Shares to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Company's notice, the Member requesting redemption shall deliver to the Company all transfer instruments and other documents reasonably requested by the Company to evidence such redemption and the Company shall pay to such Member the Applicable Redemption Price per Share redeemed. In the event that all Shares of any Member are so redeemed, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the redemption of all Shares of such Member, cease to have the rights of a Member.

Section 11. DISSOLUTION AND WINDING-UP.

      11.1 Events Causing Dissolution.

      The Company shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

            (a) the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5; or

            (b) the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the Manager; or

            (c) the Sale of all or substantially all of the Investments of the Company; or

            (d) the expiration of the Company term specified in Section 4 of this Agreement; or

            (e) the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

            (f) any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the Company; Capital Contribution by the Manager Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

            (i) the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

            (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

            (iii) in the event that,  after all  requirements of clauses (i) and
      (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the Indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution may, at the election of the Manager, be deemed to be Capital Contributions by the Manager to the Company and, in such case, any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

            (iv) the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in Section 11.3; and

            (v) the Manager (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

      (b) If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3 Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

            (a) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

            (b) next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

            (c) next, to the payment of all obligations to the Members in proportion to and to the extent of advances made by each Member pursuant to the provisions of this Agreement;

            (d) next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

            (e) thereafter, to the Members in proportion to and to the extent of the positive balances of their Capital Accounts.

Section 12. FISCAL MATTERS AND REPORTS.

      12.1 Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. Except in connection with Joint Ventures, the funds of the Company shall not be commingled with the funds of any other Person.

      12.2 Maintenance of and Access to Basic Company Documents.

      (a) The Manager shall maintain at the Company's principal office, the following documents:

            (i) the Membership List;

            (ii) a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

            (iii) copies of this Agreement and any amendments hereto;

            (iv) copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members' equity at or for such Fiscal Year, together with the report of the Company's independent auditors with respect thereto;

            (v) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

            (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Company; and

            (vii) investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

      (b) Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this
Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

      (c) In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such

Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or
(iv) using the Membership List for an unlawful purpose.

      (d) If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) days after receipt of the applicable Member's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys' fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member's purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Member's designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this
Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

      12.3 Financial Books and Accounting.

      The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4 Fiscal Year.

      Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

      12.5 Reports.

      (a) Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

            (i) a report containing the same financial information as is contained in the Company's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

            (ii) a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration

      Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

            (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

            (i) financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

            (ii) an analysis, prepared by the Manager (which need not be audited by the Accountants), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                  (A)   Cash From Operations during such period;

                  (B) Cash From Operations during a prior period which had been held as Reserves;

                  (C)   Cash From Sales;

                  (D) Capital Contributions originally used to establish a Reserve;

            (iii) a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company's Investments held at the end of such Fiscal Year, which report shall state:

                  (A) the condition of each such item of Equipment, to the knowledge of the Manager;

                  (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

                  (C) the remaining term of any Lease to which such Equipment is subject;

                  (D) the projected or intended use of such Equipment during the next following Fiscal Year;

                  (E)   the method used to determine values set forth therein;

                  (F) such other information as may be relevant to the value or use of such Equipment as the Manager, in good faith, deems appropriate;

            (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

                  (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

                  (B) In the case of reimbursed costs and expenses, the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company's portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

                  (C) The additional costs of the special review required by this subsection (iv) will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

            (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6 Tax Returns and Tax Information.

      The Manager shall:

            (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

            (b) deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member's share of the Company's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7 Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the Manager may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

      12.8 Federal Tax Elections.

      The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

            (a) in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

            (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by Tax Counsel or the Accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9 Tax Matters Partner.

      (a) The Manager is hereby  designated as the "Tax Matters  Partner"  under
Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

      (b) The Tax Matters Partner shall have the following duties;

            (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"); and

            (ii) to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c)  Subject to Section  6.3  hereof,  the  Company  shall  indemnify  and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

            (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

            (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company's principal place of business is located, the United States Court of Claims or any other appropriate forum;

            (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

            (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

            (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

            (vi) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10 Reports to State Authorities.

      The Manager shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

      13.1 Meetings of the Members.

      (a) A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within ten days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the Manager acting on its own initiative may submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Members holding 10% or more of the outstanding shares).

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

      (e) At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2 Voting Rights of the Members.

      Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

            (a) amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company's business, and (2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

            (b) dissolve the Company;

            (c) remove the  Manager and elect one or more  Substitute  Managers;
      and

            (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

      With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included.

      13.3 Limitations on Action by the Members.

      The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this
Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14. AMENDMENTS.

      14.1 Amendments by the Manager.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

            (a) to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

            (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

            (c) to preserve the status of the Company as a "partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

            (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

            (e) to permit the Shares to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

            (f) if the Company is advised by Tax Counsel, by the Company's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

            (g) to change the name of the Company or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15. POWER OF ATTORNEY.

      15.1 Appointment of Attorney-in-Fact.

      By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

            (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Liability Company under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

            (b) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

            (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems advisable;

            (d)  any   certificate  of  dissolution  or   cancellation   of  the
      Certificate Limited Liability Company that may be reasonably necessary to effect the termination of the Company; and

            (e) any instrument or papers required to continue or terminate the business of the Company pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

      15.2 Amendments to Agreement and Certificate of Limited Liability Company.

      (a) Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

            (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

            (ii) Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

            (iii) any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Member"),

then each non-consenting Member agrees that each  attorney-in-fact  specified in
Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

      15.3 Power Coupled With an Interest.

      The foregoing grant of authority by each Member:

            (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

            (b) may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

            (c) shall survive the Assignment by any Member of all or less than all of such Member's Shares, provided that, if any Assignee of all of a Member's Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16. GENERAL PROVISIONS.

      16.1 Notices, Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

      (a) If to the Company or the Manager, at the principal office of the Company, to:

      ICON Income Fund Ten, LLC
      c/o ICON Capital Corp.
      100 Fifth Avenue, Tenth Floor
      New York, NY 10011
      Attention: General Counsel
      Telephone: (212) 418-4700
      Telecopy: (212) 418-4739

      with a copy to:

      ICON Capital Corp.
      260 California Street, 7th Floor
      San Francisco, CA 94111
      Attention: President
      Telephone: (415) 981-4266
      Telecopy: (415) 454-2984

      (b) If to any Member, at the address set forth in Schedule A hereto opposite such Member's name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

      16.2 Further Assurances.

      The Members will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3 Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.4 Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

      16.5 Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6 Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.7 Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8 Counterparts.

      This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9 Creditors.

      No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above

      16.10 Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11 Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

      16.12 Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17. DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

      "Accountants" means Hays & Company LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the Manager on behalf of the Company.

      "Acquisition  Expenses"  means  expenses  (other  than  Acquisition  Fees)
incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

      "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member's Capital Account balance shall be (a) reduced for any items described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager's Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Member is treated as being obligated to contribute to the Company pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

      "Adjusted Capital Contribution" means, as to any Member (other than the Manager), as of the date of determination, such Member's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Member by the Company which are deemed to be in reduction of such Member's Capital Contribution pursuant to Section 8.4(d)(ii). "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director, Member, accountant or legal counsel of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or Member, any other Person for which such Person acts in such capacity.

      "Affiliated Investment" means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

      "Affiliated   Member"   means  any   officer,   employee   or   securities
representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

      "Agreement" means this Operating Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Share, the following amount (determined as of the date of redemption of such Share):

      (a) During the Offering Period, the net asset value of such Share at the time a request for redemption is received, as such value is determined by the Manager in its sole discretion;

      (b) during the Operating Period, 100% of the Member's unreturned Capital Contribution (Capital Contribution less amounts returned pursuant to Sections 8.6 and 10.5) per Share, plus 4% for each full year since the Member was admitted to the Company, less the sum of (i) 100% of previous distributions to such Member, regardless of the source or characterization thereof, and (ii) 100% of any previous allocations to such Member of investment tax credit amounts;

      (c) during the Liquidation Period, an amount equal to the equity per Share of the redeemed Shares (as set forth on the balance sheet of the Company contained in the Company's Form 10-Q filed immediately prior to the redemption request) less all distributions made to such Member on account of such Share since the date of the balance sheet.

      "Assignee" means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      "Assignment" means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "Assign" and "Assigning" have a correlative meaning.

      "Capital Account" means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

      "Capital Contributions" means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager and (b) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

      "Cash Flow" means cash on hand derived from Cash From Operations and Cash From Sales.

      "Cash From Operations" means cash provided to the Company from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

      "Cash From Sales" means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Members to the Company in accordance with
Section 5.2 of this Agreement.

      "Closing Date" means any date on which any Member shall be admitted to the Company, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Company" means ICON Income Fund Ten, LLC, a limited liability company.

      "Company Loan" has the meaning specified in Section 6.2(c) of this Agreement.

      "Company Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Company Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Company Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Cumulative Return" means, as to any Member, an amount equal to an eight (8%) percent annual cumulative return on such Member's Adjusted Capital Contribution (calculated before application of any distribution made to such Member on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the Manager.

      "Dealer-Manager Agreement" means the agreement entered into between the Manager and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6, Sections 18-101, et seq., as amended from time to time, and any successor thereto.

      "Dissolution Event" has the meaning specified in Section 11.1 of this Agreement.

      "Due Diligence Expenses" has the meaning specified in Section 6.4(d) of this Agreement.

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment" means any equipment, rights relating to equipment (including residual rights) and related property acquired by the Company, or in which the Company has acquired a direct or indirect interest, of the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

      "Escrow Agent" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

      "Escrow Agreement" means that certain Escrow Agreement between the Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final Closing Date" means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

      "First Cash Distributions" means, with respect to any Member, distributions made to such Member by the Company during the Offering Period and Operating Period on a monthly basis equal to the Member's Capital Contribution (as such Capital Contribution is reduced by any amounts of uninvested Capital Contributions distributed to such Member pursuant to Section 8.6, by any amounts paid to such Member in redemption of such Member's Shares pursuant to Section
10.5 and by distributions in any prior month in excess of 0.625% of a Member's Capital Contribution also as reduced by this parenthetical prior to the making of such distribution) times the lesser of: (a) 0.42% of their Capital Contribution; or (b) the 5-year U.S. Treasury bill rate (divided by 12) on the first business day of the month of the distribution.

      "Fiscal Period" means any interim accounting period established by the Manager within a Fiscal Year.

      "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

      "Fiscal Year" means the Company's annual accounting period established pursuant to Section 12.4 of this Agreement.

      "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Company's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Formation Fees, Acquisition Fees and Acquisition Expenses and Leasing Fees, Reinvestment Acquisition Fees, and all other similar fees however designated.

      "Formation Fee" has the meaning specified in Section 6.4(f) of this Agreement.

      "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease.

      "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members' Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

      (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

      (d)   to the  extent  not  otherwise  reflected  in the  Members'  Capital
            Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross Income" means the Company's gross income for federal income tax purposes.

      "Gross Offering Proceeds" means the aggregate gross amount of Capital Contributions by Members other than the Manager.

      "Gross Revenue" means receipts of the Company from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies).

      "Gross Share Price" means $1,000.00 for each whole Share purchased by a Member (other than an Affiliated Member); provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share.

      "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Indemnitee"  has  the  meaning   specified  in  Section  6.3(a)  of  this
Agreement.

      "Initial Closing Date" means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Company.

      "Investment Committee" means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

      "Investments" means, collectively, the Company's portfolio, from time to time, of Equipment and Leases (including any interest of the Company therein, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise), working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

      "Involuntary Withdrawal" means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to Section
9.2 of this Agreement.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Joint Venture" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to make Investments.

      "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

      "Lender" means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

      "Lessee" means a lessee under a Lease.

      "Liquidation Period" means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Operating Period but which could last until the expiration of the term of the Company as set forth in Section 4.

      "Majority" or "Majority Interest" means Members owning more than 50% of the aggregate outstanding Shares.

      "Management Fees" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager's supervisions for which 1% of annual Gross Revenues realized shall be payable),
(ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, and (iii) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

      "Manager" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person's capacity as a Manager of the Company. For purposes of Sections 6.2 (b) and (c), and Section 6.4, "Manager" shall also mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company, and any Affiliate of such person; provided, however, it does not include a Person whose only relation with the Company is that of an independent equipment manager and whose only compensation is as such nor wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares.

      "Maximum Offering" means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of 150,000 Shares on or before the Final Closing Date.

      "Member" means any Person who is the owner of at least one Share and who has been admitted to the Company as an Member and any Person who becomes a Substitute Member, in accordance with this Agreement, in such Person's capacity as a Member of the Company.

      "Member Nonrecourse Debt" means any Company nonrecourse liability for which any Member bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Member Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Member Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Member Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j). "Membership List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Minimum Offering" means receipt and acceptance by the Company of subscriptions for not less than 5,000 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager).

      "NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company.

      "Net  Offering   Proceeds"   means  the  Gross  Offering   Proceeds  minus
Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Company.

      "Net Share Price" means $1,000 for each whole Share less an amount equal to up to 8% thereof (equivalent to Sales Commissions) for each Share or fraction thereof purchased by an Affiliated Member.

      "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O Expense Allowance" has the meaning specified in Section 6.4(e) of this Agreement.

      "Offering" means the offering of Shares pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating Expenses" includes (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment;
(g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company's interest in which equipment shall be liquidated in connection with the Company's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and
(m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

      "Operating Lease" means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

      "Operating Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

      "Operations" means all operations and activities of the Company except Sales.

      "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Manager, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

      "Payout" means the time when the aggregate amount of cash distributions to a Member (other than the Manager) equals the amount of such Member's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Member as first being applied to satisfy such 8%return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Member's Capital Contribution). Income earned on escrowed funds and distributed to Members may be used to satisfy the cumulative return requirement.

      "Person" shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

      "Profits" or "Losses" means, for any Fiscal Year, the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b)   any   expenditure   of  the  Company   described   in  Code  Section
            705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      "Program" means, in addition to the Company, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

      "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

      "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, Indebtedness incurred, assumed or to which the Company's share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. With respect to any Investment sold by the Company, "Purchase Price" means the price paid to the Company, including the cash paid, Indebtedness incurred, assumed or to which the buyer's share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option.

      "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

      "Qualified  Subscription  Account"  means  the  interest-bearing   account
established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

      "Registration Statement" means the Registration Statement for the Shares on Form S-1 filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

      "Reinvestment Acquisition Fee" has the meaning specified in Section 6.4(h) of this Agreement.

      "Re-Leasing Fees" means, a fee in an amount equal to the lesser of: (i) 2% of monthly Gross Revenues from the re-Lease of Equipment to a party who was not previously a lessee thereof; or (ii) fees which are competitive and/or customarily charged by others rendering comparable leasing services for similar Equipment transactions.

      "Re-Sale Fees" means the lesser of: (i) 3% of the Purchase Price paid to the Company by the purchaser of the Investment; or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of Investments of similar size, type and location.

      "Reserves" means reserves established by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 1.0% of Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 1.0% of Gross Offering Proceeds and (ii) 1.0% of the Company's aggregate Adjusted Capital Contributions.

      "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company's Investments.

      "Sales Commissions" has the meaning specified in Section 6.4(c) of this Agreement.

      "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Manager or the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Manager or the Dealer-Manager.

      "Selling Dealer Agreement" means each of the agreements entered into between the Manager or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Share" means a membership interest in the Company.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

      "Subscription Monies" means the funds received from a subscriber in respect of Shares.

      "Substitute Manager" means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

      "Substitute Member" means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

      "Tax Counsel" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the Manager.

      "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

      "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 12 months and (c) the termination of the Offering by the Manager at any time.

      "Treasury   Regulation"   or  "Treas.   Reg."  means  final  or  temporary
regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" has the meaning specified in Section 6.4(b) of this Agreement.

      "Unpaid Cumulative Return" means, as to any Member, the amount of such Member's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Member by the Company pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Member's Unpaid Cumulative Return pursuant to Section 8.4(d)(i).

      "Unpaid Target Distribution" means, as to any Member, as of any given date, the sum of such Member's Adjusted Capital Contribution plus such Member's Unpaid Cumulative Return.

      "Voluntary Withdrawal" means, with respect to the Manager, the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager's Shares pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGER:

ICON CAPITAL CORP.

By:


PAUL B. WEISS, President

                                   SCHEDULE A

             NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

     Name and Address        Capital Contributions Made      Shares
     ----------------        --------------------------      ------
I.   Manager
     ICON Capital Corp.              $1,000                  1.00
     100 Fifth Avenue
     Tenth Floor
     New York, New York
     10011

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            PRIOR PERFORMANCE TABLES

      The following unaudited tables disclose certain information relating to the performance, operations and investment for ten of our previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six"), ICON Cash Flow Partners L.P. Seven ("L.P. Seven"), ICON Income Fund Eight A L. P. ("Fund 8A"), ICON Income Fund Eight B L.P. ("Fund 8B") and ICON Income Fund Nine, LLC ("Fund 9"), collectively the "Prior Public Programs" through December 31, 2002. Purchasers of shares in the Company being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs. Because all of the Prior Public Programs are limited partnerships, we are referred to as the General Partner in the tables that follow.

      Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting us at 100 Fifth Avenue, New York, New York 10011. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of Fund Ten. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

      See "OTHER BUSINESSES WE MANAGE" in this prospectus and this Cumulative Supplement No. 4 for a narrative discussion of the general investment objectives of the Prior Public Programs and a summary presentation of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the registration statement, as amended, of which this Prospectus is a part.

 Table                             Description                            Page
 -----                             -----------                            ----
  I       Experience in Raising and Investing Funds ..................    B-2
  II      Compensation to ICON Capital Corp. and Affiliates ..........    B-5
  III     Operating Results of Prior Public Programs
          * Series D .................................................    B-6
          * Series E .................................................    B-7
          * L.P. Six .................................................    B-8
          * L.P. Seven ...............................................    B-9
          * Fund 8A ..................................................   B-10
          * Fund 8B ..................................................   B-11
  IV      Results of Completed Prior Public Programs
          * Series A .................................................   B-12
          * Series B .................................................   B-13
          * Series C .................................................   B-14
  V       Sales or Disposition of Equipment by Prior Public Programs
          * Series A .................................................   B-15
          * Series B .................................................   B-16
          * Series C .................................................   B-17
          * Series D .................................................   B-18
          * Series E .................................................   B-21
          * L.P. Six .................................................   B-27
          * L.P. Seven ...............................................   B-31
          * Fund 8A ..................................................   B-33
          * Fund 8B ..................................................   B-34

                                     TABLE I

                   Experience in Raising and Investing Funds
                                   (unaudited)

      The following table sets forth certain information, as of December 31, 2002, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                       Series A                  Series B                      Series C
                                                     ------------              ------------                  ------------
Dollar amount offered                                $ 40,000,000                 $ 20,000,000               $ 20,000,000
                                                     ============                 ============               ============

Dollar amount raised                                 $  2,504,500   100.0%        $ 20,000,000     100.0%      20,000,000    100.0%

Less:  Offering expenses:
  Selling commissions                                     262,973    10.5%           1,800,000       9.0%       2,000,000     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     100,180     4.0%             900,000       4.5%         600,000      3.0%

  Reserves                                                 25,045     1.0%             200,000       1.0%         200,000      1.0%
                                                     ------------   -----         ------------     -----     ------------    -----

Offering proceeds available for investment           $  2,116,302    84.5%        $ 17,100,000      85.5%      17,200,000     86.0%
                                                     ============   =====         ============     =====     ============    =====

Debt proceeds                                        $  4,190,724                 $ 46,092,749               $ 50,355,399
                                                     ============                 ============               ============

Total equipment acquired                             $  7,576,758                 $ 65,580,973               $ 70,257,280
                                                     ============                 ============               ============

Acquisition fees paid to General Partner
  and its affiliates                                 $    206,710                 $  2,219,998               $  2,396,810
                                                     ============                 ============               ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                              81.84%                       82.23%                     82.70%
Acquisition fees paid to General Partner
  or its Affiliates                                          2.66                         3.27                       3.30
                                                     ------------                 ------------               -------------

Percent invested                                            84.50%                       85.50%                     86.00%
                                                     ============                 ============               =============

Percent leveraged (debt proceeds
  divided by total equipment acquired)                      55.31%                       70.28%                     71.67%

Date offering commenced                                    1/9/87                      7/18/89                    12/7/90

Original offering period (in months)                           24                           18                         18

Actual offering period (in months)                             24                           17                          7

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)         24                           18                         10


                                     TABLE I

                   Experience in Raising and Investing Funds
                                   (unaudited)

      The following table sets forth certain information, as of December 31, 2002, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                      Series D                  Series E                     L.P. Six
                                                    ------------              ------------                 ------------
Dollar amount offered                               $ 40,000,000              $ 80,000,000                 $120,000,000
                                                    ============              ============                 ============

Dollar amount raised                                $ 40,000,000     100.0%   $ 61,041,151    100.0%       $ 38,385,712     100.0%

Less:  Offering expenses:
  Selling commissions                                  4,000,000      10.0%      6,104,115     10.0%          3,838,571      10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                  1,400,000       3.5%      2,136,440      3.5%          1,343,500       3.5%

  Reserves                                               400,000       1.0%        610,412      1.0%            383,857       1.0%
                                                    ------------     -----    ------------    -----        ------------     -----

Offering proceeds available for investment          $ 34,200,000      85.5%   $ 52,190,184     85.5%       $ 32,819,784      85.5%
                                                    ============     =====    ============    =====        ============     =====

Debt proceeds                                       $ 71,712,589              $181,626,869                 $139,890,251
                                                    ============              ============                 ============

Total equipment acquired                            $132,771,421              $272,630,824                 $169,037,967
                                                    ============              ============                 ============

Acquisition fees paid to General Partner
  and its affiliates                                $  4,539,336              $  7,021,906                 $  4,390,033
                                                    ============              ============                 ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                            82.19%                     82.99%                       82.97%
Acquisition fees paid to General Partner
  or its Affiliates                                        3.31                       2.51                         2.53
                                                    ------------              ------------                 ------------

Percent invested                                          85.50%                     85.50%                       85.50%
                                                    ============              ============                 ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)              54.01%                     66.62%                       82.76%

Date offering commenced                                 8/23/91                     6/5/92                     11/12/93

Maximum offering period (in months)                          18                         24                           24

Actual offering period (in months)                           10                         13                           24

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)        4                          9                           16

                                     TABLE I

                   Experience in Raising and Investing Funds
                                   (unaudited)

      The following table sets forth certain information, as of December 31, 2002, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                      L.P. Seven                    Fund 8A                      Fund 8B
                                                     ------------                 ------------                -------------
Dollar amount offered                                $100,000,000                 $ 75,000,000                $  75,000,000
                                                     ============                 ============                =============
Dollar amount raised                                   99,999,681    100.0%         74,996,504     100.0%     $  75,000,000   100.0%
Less:  Offering expenses:
  Selling commissions                                   9,999,968     10.0%          7,499,650      10.0%         7,500,000    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                   3,499,989      3.5%          2,351,840       3.1%         1,875,000     2.5%

  Reserves                                                999,997      1.0%            749,965       1.0%           750,000     1.0%
                                                     ------------    -----        ------------     -----      -------------   -----
Offering proceeds available for investment           $ 85,499,728     85.5%       $ 64,395,049      85.9%     $  64,875,000    86.5%
                                                     ============    =====        ============     =====      =============   =====

Debt proceeds                                        $265,804,645                 $ 90,671,114                $ 171,267,529
                                                     ============                 ============                =============

Total equipment acquired                             $316,939,843                 $142,691,295                $ 201,923,755
                                                     ============                 ============                =============

Acquisition fees paid to General Partner
  and its affiliates                                 $ 10,043,219                 $  5,894,302                $   9,007,511
                                                     ============                 ============                =============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                              82.43%                       81.93%                       82.04%
Acquisition fees paid to General Partner
  or its Affiliates                                          3.07                         3.97                         4.46
                                                     ------------                 ------------                --------------

Percent invested                                            85.50%                       85.90%                       86.50%
                                                     ============                 ============                ==============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                83.87%                       63.54%                       84.82%

Date offering commenced                                   11/9/95                      10/5/98                      6/14/00

Maximum offering period (in months)                            36                           24                           24

Actual offering period (in months)                             34                           20                           16

Months to invest 90% of amount available for
  investment (measured from the beginning of offering}         14                           17                           21


          TABLE II Compensation to ICON Capital Corp. and Affiliates
                                   (unaudited)

      The following table sets forth certain information, as of December 31, 2002, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                        Series A       Series B       Series C       Series D        Series E
                                                        --------       --------       --------       --------        --------
Date offering commenced ............................       1/9/87        7/18/89        12/7/90        8/23/91           6/5/92
Date offering closed ...............................       1/8/89       11/16/90        6/20/91         6/5/92          7/31/92
Dollar amount raised ...............................  $ 2,504,500    $20,000,000    $20,000,000    $40,000,000     $ 61,041,151
                                                      ===========    ===========    ===========    ===========     ============
Amounts paid to the General Partner and its
 Affiliates from proceeds of the offering:
 Underwriting commissions ..........................  $    37,568    $   200,000    $   400,000    $   800,000     $  1,220,823
                                                      ===========    ===========    ===========    ===========     ============
 Organization and offering reimbursements ..........  $   100,180    $   900,000    $   600,000    $ 1,400,000     $  2.136,440
                                                      ===========    ===========    ===========    ===========     ============
 Acquisition fees ..................................  $   206,710    $ 2,219,998    $ 2,396,810    $ 4,539,336        7,021,906
                                                      ===========    ===========    ===========    ===========     ============
Dollar amount of cash
 generated from operations
 before deducting such payments/accruals to the
 General Partner and Affiliates ....................  $ 4,880,566    $22,437,271    $23,294,505    $41,798,100     $133,551,535
                                                      ===========    ===========    ===========    ===========     ============
Amount paid or accrued to General Partner
 and Affiliates:
 Management fee ....................................  $   308,910    $ 2,782,287    $ 2,685,205    $ 4,903,958        9,231,113
                                                      ===========    ===========    ===========    ===========     ============
 Administrative expense reimbursements .............  $   109,962    $   714,538    $   596,158    $ 1,857,470     $  5,010,882
                                                      ===========    ===========    ===========    ===========     ============

                                                        L.P. Six      L.P. Seven      Fund 8A        Fund 8B         Fund 9
                                                        --------      ----------      -------        -------         ------
Date offering commenced ............................     11/12/93        11/9/95        9/23/98        5/24/00       11/26/01
Date offering closed ...............................      11/8/95        9/16/98        5/17/00       10/17/01            --
Dollar amount raised ...............................  $38,385,712    $99,999,681    $74,996,504    $75,000,000    $57,929,604
                                                      ===========    ===========    ===========    ===========    ===========
Amounts paid to the General Partner and its
 Affiliates from proceeds of the offering:
 Underwriting commissions ..........................  $   767,714    $ 1,999,994    $ 1,770,943    $ 1,500,000    $ 1,158,592
                                                      ===========    ===========    ===========    ===========    ===========
 Organization and offering reimbursements ..........  $ 1,343,500    $ 3,499,989    $ 2,351,840    $ 1,875,000    $ 1,847,533
                                                      ===========    ===========    ===========    ===========    ===========
 Acquisition fees ..................................  $ 4,390,033    $10,043,219    $ 5,894,302    $ 9,007,511    $ 6,780,518
                                                      ===========    ===========    ===========    ===========    ===========
Dollar amount of cash
 generated from operations
 before deducting such payments/accruals to the
 General Partner and Affiliates ....................  $42,149,235    $15,167,773    $17,555,489    $ 3,096,631    $   968,036
                                                      ===========    ===========    ===========    ===========    ===========
Amount paid or accrued to General Partner
 and Affiliates:
 Management fee ....................................  $ 5,532,411    $11,039,925    $ 5,799,633    $ 3,574,456    $   604,003
                                                      ===========    ===========    ===========    ===========    ===========
 Administrative expense reimbursements .............  $ 2,763,772    $ 4,383,042    $ 2,350,235    $ 1,577,254    $   241,597
                                                      ===========    ===========    ===========    ===========    ===========

                                    TABLE III

             Operating Results of Prior Public Programs--Series D
                                   (unaudited)

      The following  table  summarizes  the  operating  results of Series D. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                               For the Years Ended December 31,
                                                               --------------------------------
                                                                      2002           2001
                                                                 -------------- -------------
Revenues .......................................................  $ 1,602,109    $  869,839
 Net (loss) gain on sales or remarketing of equipment ..........       (8,001)        4,856
                                                                  -----------    ----------
 Gross revenue .................................................    1,594,108       874,695
Less:
 Interest expense ..............................................      245,280       303,593
 Depreciation expense ..........................................      408,696       383,784
 Management fees--General Partner ..............................          --            --
 Administrative expense reimbursement--General Partner .........          --            --
 General and administrative ....................................      143,386       154,959
 Amortization of initial direct costs ..........................          455         4,515
 Provision for bad debts(2) ....................................     (133,903)     (256,928)
                                                                  -----------    ----------
Net income--GAAP ...............................................  $   662,388    $  284,772
                                                                  ===========    ==========
Net income--GAAP--allocable to limited partners ................  $   655,764    $  281,924
                                                                  ===========    ==========
Taxable income from operations(1) ..............................  $   412,581    $   21,669
                                                                  ===========    ==========
Cash generated from operations .................................  $   219,628    $   61,013
Cash generated from sales of equipment .........................        1,494       527,845
Cash generated from refinancing ................................          --            --
                                                                  -----------    ----------
Cash generated from operations, sales and refinancing ..........      221,122       588,858
Less:
 Cash distributions to investors from operations,
  sales and refinancing ........................................          --        588,646
 Cash distributions to General Partner from operations, sales
  and refinancing ..............................................          --          5,946
                                                                  -----------    ----------
 Cash generated from (used by) operations,
  sales and refinancing after cash distributions ...............  $   221,122    $   (5,734)
                                                                  ===========    ==========
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income from operations(1) ..............................  $     10.23    $      .54
                                                                  ===========    ==========
Cash distributions to investors
 Source (on GAAP basis)
  Investment income ............................................          --     $     7.10
  Return of capital ............................................          --     $     7.60
 Source (on Cash basis)
  --Operations .................................................          --     $     1.52
  --Sales ......................................................          --     $    13.18
  --Refinancing ................................................          --     $      --
  --Other ......................................................          --     $      --
Weighted average number of limited partnership ($100) units
 outstanding ...................................................      399,118       399,118
                                                                  ===========    ==========

                                                                         For the Years Ended December 31,
                                                                 -----------------------------------------------
                                                                       2000             1999           1998
                                                                 ---------------- --------------- --------------
Revenues .......................................................   $  1,593,583     $ 2,303,583    $ 2,612,993
 Net (loss) gain on sales or remarketing of equipment ..........        606,784         354,424        183,820
                                                                   ------------     -----------    -----------
 Gross revenue .................................................      2,200,367       2,658,007      2,796,813
Less:
 Interest expense ..............................................        527,065         602,920        782,539
 Depreciation expense ..........................................        542,309         682,185        664,121
 Management fees--General Partner ..............................         47,532         193,017        397,171
 Administrative expense reimbursement--General Partner .........         12,292         113,548        218,158
 General and administrative ....................................        239,388         214,256        268,346
 Amortization of initial direct costs ..........................         11,166          28,406        178,117
 Provision for bad debts(2) ....................................            --              --        (400,000)
                                                                   ------------     -----------    -----------
Net income--GAAP ...............................................   $    820,615     $   823,675    $   688,361
                                                                   ============     ===========    ===========
Net income--GAAP--allocable to limited partners ................   $    812,409     $   815,438    $   681,477
                                                                   ============     ===========    ===========
Taxable income from operations(1) ..............................   $     78,679     $  (716,556)   $    86,365
                                                                   ============     ===========    ===========
Cash generated from operations .................................   $     66,348     $   584,985    $ 3,315,260
Cash generated from sales of equipment .........................      4,699,107       3,946,052      1,394,199
Cash generated from refinancing ................................            --              --         750,000
                                                                   ------------     -----------    -----------
Cash generated from operations, sales and refinancing ..........      4,765,455       4,531,037      5,459,459
Less:
 Cash distributions to investors from operations,
  sales and refinancing ........................................      4,091,082       2,461,219      4,074,331
 Cash distributions to General Partner from operations, sales
  and refinancing ..............................................         41,323          24,840         41,155
                                                                   ------------     -----------    -----------
 Cash generated from (used by) operations,
  sales and refinancing after cash distributions ...............   $    633,050     $ 2,044,978    $ 1,343,973
                                                                   ============     ===========    ===========
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income from operations(1) ..............................   $       1.95     $    (17.77)   $      2.14
                                                                   ============     ===========    ===========
Cash distributions to investors
 Source (on GAAP basis)
  Investment income ............................................   $      20.36     $     20.43    $     17.08
  Return of capital ............................................   $      83.18     $     41.24    $     85.02
 Source (on Cash basis)
  --Operations .................................................   $       1.68     $     14.66    $     83.08
  --Sales ......................................................   $     101.86     $     47.01    $     19.02
  --Refinancing ................................................   $        --      $       --     $       --
  --Other ......................................................   $        --      $       --     $       --
Weighted average number of limited partnership ($100) units
 outstanding ...................................................        399,118         399,118        399,118
                                                                   ============     ===========    ===========

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) he Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

                                    TABLE III

             Operating Results of Prior Public Programs--Series E
                                   (unaudited)

      The following  table  summarizes  the  operating  results of Series E. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                    For the Years Ended December 31,
                                                                    ---------------------------------
                                                                          2002             2001
                                                                    ---------------- ----------------
Revenues ..........................................................   $  5,868,038     $  5,319,664
 Net (loss) gain on sales or remarketing of equipment .............        (14,300)          68,268
                                                                      ------------     ------------
 Gross revenue ....................................................      5,853,738        5,387,932
Less:
 Interest expense .................................................      1,428,860        2,333,153
 Management fees--General Partner .................................        354,788          537,237
 Administrative expense reimbursement--General Partner ............        194,272          339,737
 (Reversal of) provision for bad debts(2) .........................       (700,000)       2,162,304
 Amortization of initial direct costs .............................         61,569          123,307
 Depreciation .....................................................      1,553,222        1,124,383
 General and administrative .......................................        606,778          624,122
 Minority interest (income) expense in joint venture ..............         52,601         (460,987)
                                                                      ------------     ------------
Net income (loss)--GAAP ...........................................   $  2,301,648     $ (1,395,324)
                                                                      ============     ============
Net income (loss)--GAAP --allocable to limited partners ...........   $  2,278,632     $ (1,381,371)
                                                                      ============     ============
Taxable (loss) income from operations(1) ..........................   $ (1,145,495)    $ (2,541,572)
                                                                      ============     ============
Cash generated from operations(3) .................................   $  5,255,183     $  8,300,201
Cash generated from sales of equipment ............................      2,394,019          738,728
Cash generated from refinancing ...................................            --               --
                                                                      ------------     ------------
Cash generated from operations, sales and refinancing .............      7,649,202        9,038,929
Less:
 Cash distributions to investors from operations, sales and
  refinancing .....................................................      2,594,024        1,356,383
 Cash distributions to General Partner from operations, sales
  and refinancing .................................................         26,202           13,564
                                                                      ------------     ------------
 Cash generated from operations, sales and refinancings after
  cash distributions ..............................................   $  5,028,976     $  7,668,982
                                                                      ============     ============
Tax and distribution data per $1,000 limited partner investment
Federal Income tax results:
Taxable income (loss) from operations(1) ..........................   $     (18.66)    $     (41.39)
                                                                      ============     ============
Cash distributions to investors
 Source (on GAAP basis) ...........................................
  Investment income ...............................................   $      37.50     $        --
  Return of capital ...............................................           5.20     $      22.30
 Source (on cash basis)
  --Operations ....................................................   $      42.70     $      22.30
  --Sales .........................................................            --      $        --
  --Refinancings ..................................................            --      $        --
  --Other .........................................................            --      $        --
Weighted average number of limited partnership ($100) units
 outstanding ......................................................        607,856          607,856
                                                                      ============     ============

                                                                            For the Years Ended December 31,
                                                                    -------------------------------------------------
                                                                          2000            1999             1998
                                                                    --------------- ---------------- ----------------
Revenues ..........................................................   $ 6,278,942     $  9,302,860     $  9,435,503
 Net (loss) gain on sales or remarketing of equipment .............       253,737          901,005          652,164
                                                                      -----------     ------------     ------------
 Gross revenue ....................................................     6,532,679       10,203,865       10,087,667
Less:
 Interest expense .................................................     3,007,236        4,106,569        4,495,629
 Management fees--General Partner .................................       748,178          928,946        1,207,760
 Administrative expense reimbursement--General Partner ............       458,930          539,853          657,327
 (Reversal of) provision for bad debts(2) .........................       500,000        1,000,000        1,275,089
 Amortization of initial direct costs .............................           102           33,195          235,302
 Depreciation .....................................................       587,211          587,211          545,503
 General and administrative .......................................       722,414          685,647          558,525
 Minority interest (income) expense in joint venture ..............       112,178           79,754           64,826
                                                                      -----------     ------------     ------------
Net income (loss)--GAAP ...........................................   $   396,430     $  2,242,510     $  1,047,706
                                                                      ===========     ============     ============
Net income (loss)--GAAP --allocable to limited partners ...........   $   392,466     $  2,220,085     $  1,037,229
                                                                      ===========     ============     ============
Taxable (loss) income from operations(1) ..........................   $  (124,261)    $    797,077     $  1,688,176
                                                                      ===========     ============     ============
Cash generated from operations(3) .................................   $ 9,359,980     $ 11,671,010     $ 12,745,950
Cash generated from sales of equipment ............................     2,159,942        3,776,513        2,476,110
Cash generated from refinancing ...................................           --               --        61,878,918
                                                                      -----------     ------------     ------------
Cash generated from operations, sales and refinancing .............    11,519,922       15,447,523       77,100,978
Less:
 Cash distributions to investors from operations, sales and
  refinancing .....................................................     3,672,173        4,381,933        7,755,553
 Cash distributions to General Partner from operations, sales
  and refinancing .................................................        37,091           44,258           78,338
                                                                      -----------     ------------     ------------
 Cash generated from operations, sales and refinancings after
  cash distributions ..............................................   $ 7,810,658     $ 11,021,332     $ 69,267,087
                                                                      ===========     ============     ============
Tax and distribution data per $1,000 limited partner  investment  Federal Income tax results:
Taxable income (loss) from operations(1) ..........................   $     (2.02)    $      12.98     $      27.48
                                                                      ===========     ============     ============
Cash distributions to investors
 Source (on GAAP basis) ...........................................
  Investment income ...............................................   $      6.50     $      36.52     $      17.05
  Return of capital ...............................................   $     53.91     $      35.57     $     110.45
 Source (on cash basis)
  --Operations ....................................................   $     60.41     $      72.09     $     127.50
  --Sales .........................................................   $       --      $        --      $        --
  --Refinancings ..................................................   $       --      $        --      $        --
  --Other .........................................................   $       --      $        --      $        --
Weighted average number of limited partnership ($100) units
 outstanding ......................................................       607,856          607,856          608,273
                                                                      ===========     ============     ============

----------
(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

                                    TABLE III

             Operating Results of Prior Public Programs--L.P. Six
                                   (unaudited)

      The following  table  summarizes  the  operating  results of L.P. Six. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                For the Years Ended December 31,
                                                                --------------------------------
                                                                       2002           2001
                                                                 --------------- --------------
Revenues .......................................................   $ 3,734,231    $ 3,455,018
 Net gain on sales or remarketing of equipment .................     1,153,371      1,269,006
                                                                   -----------    -----------
 Gross revenue .................................................     4,887,602      4,724,024
Less:
 Interest expense ..............................................     1,604,884      2,031,014
 Management fees--General Partner ..............................       320,138        481,734
 Amortization of initial direct costs ..........................         4,857         16,669
 Depreciation ..................................................     2,073,803      1,990,094
 Administrative expense reimbursement--General Partner .........       142,061        239,947
 Provision for bad debts(3) ....................................           --             --
 General and administrative ....................................       577,829        307,032
 Minority interest (income) expense in joint venture ...........        (3,459)         5,672
                                                                   -----------    -----------
Net income (loss)--GAAP ........................................   $   167,489    $  (348,138)
                                                                   ===========    ===========
Net income (loss)--GAAP--allocable to limited partners .........   $   165,814    $  (344,657)
                                                                   ===========    ===========
Taxable income (loss) from operations(1) .......................   $ 1,483,986    $   787,312
                                                                   ===========    ===========
Cash (used by) generated from operations(4) ....................   $    (1,948)   $   960,004
Cash generated from sales of equipment .........................     2,309,673      3,121,860
Cash generated from refinancing ................................           --             --
                                                                   -----------    -----------
Cash generated from operations, sales and refinancing ..........     2,307,725      4,081,864
Less:
 Cash distributions to investors from operations,
  sales and refinancing ........................................     2,462,627      3,488,143
 Cash distributions to General Partner from operations, sales
  and refinancing ..............................................        24,875         35,204
                                                                   -----------    -----------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ...............   $  (179,777)   $   558,517
                                                                   ===========    ===========
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income (loss) from operations(1) .......................   $     38.84    $     20.60
                                                                   ===========    ===========
Cash distributions to investors(2)
 Source (on GAAP basis)
  Investment income ............................................   $      4.40    $       --
  Return of capital ............................................   $     60.70    $     92.20
 Source (on cash basis)
  --Operations .................................................   $       --     $     25.38
  --Sales ......................................................   $     61.06    $     66.82
  --Refinancing ................................................   $      4.04    $       --
  --Other ......................................................   $       --     $       --
Weighted average number of limited partnership ($100) units
 outstanding ...................................................       378,278        378,288
                                                                   ===========    ===========

                                                                         For the Years Ended December 31,
                                                                 -------------------------------------------------
                                                                       2000            1999             1998
                                                                 --------------- ---------------- ----------------
Revenues .......................................................   $ 5,303,544     $  4,597,536     $  5,327,322
 Net gain on sales or remarketing of equipment .................       589,547          438,622          835,048
                                                                   -----------     ------------     ------------
 Gross revenue .................................................     5,893,091        5,036,158        6,162,370
Less:
 Interest expense ..............................................     1,928,625        1,686,377        2,164,887
 Management fees--General Partner ..............................       466,522          675,025          969,546
 Amortization of initial direct costs ..........................        42,778          175,600          893,953
 Depreciation ..................................................       625,199          625,199          736,793
 Administrative expense reimbursement--General Partner .........       232,159          345,569          485,391
 Provision for bad debts(3) ....................................         9,763              --            52,997
 General and administrative ....................................       291,257          298,031          384,414
 Minority interest (income) expense in joint venture ...........         7,337            9,337            6,750
                                                                   -----------     ------------     ------------
Net income (loss)--GAAP ........................................   $ 2,289,451     $  1,221,020     $    467,639
                                                                   ===========     ============     ============
Net income (loss)--GAAP--allocable to limited partners .........   $ 2,266,566     $  1,208,810     $    462,963
                                                                   ===========     ============     ============
Taxable income (loss) from operations(1) .......................   $  (545,408)    $ (3,406,939)    $ (3,616,045)
                                                                   ===========     ============     ============
Cash (used by) generated from operations(4) ....................   $ 1,771,279     $  2,684,592     $  3,543,778
Cash generated from sales of equipment .........................     1,708,805        6,120,773        4,473,161
Cash generated from refinancing ................................           --               --               --
                                                                   -----------     ------------     ------------
Cash generated from operations, sales and refinancing ..........     3,480,084        8,805,365        8,016,939
Less:
 Cash distributions to investors from operations,
  sales and refinancing ........................................     3,858,906        4,075,766        4,085,189
 Cash distributions to General Partner from operations, sales
  and refinancing ..............................................        38,995           41,178           41,261
                                                                   -----------     ------------     ------------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ...............   $  (417,817)    $  4,116,944     $  3,890,489
                                                                   ===========     ============     ============
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income (loss) from operations(1) .......................   $    (14.27)    $     (88.95)    $     (94.21)
                                                                   ===========     ============     ============
Cash distributions to investors(2)
 Source (on GAAP basis)
  Investment income ............................................   $     59.90     $      31.88     $      12.18
  Return of capital ............................................   $     42.10     $      75.61     $      95.32
 Source (on cash basis)
  --Operations .................................................   $     46.82     $      70.80     $      93.25
  --Sales ......................................................   $     45.17     $      36.69     $      14.25
  --Refinancing ................................................   $       --      $        --      $        --
  --Other ......................................................   $     10.01     $        --      $        --
Weighted average number of limited partnership ($100) units
 outstanding ...................................................       378,283          379,187          379,984
                                                                   ===========     ============     ============

----------
(1) The difference between Net income (loss)--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

                                    TABLE III

            Operating Results of Prior Public Programs - L.P. Seven
                                   (unaudited)

      The following table  summarizes the operating  results of L.P. Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                   For the Years Ended December 31,
                                                                  ----------------------------------
                                                                        2002              2001
                                                                  ---------------- -----------------
Revenue .........................................................   $  5,327,708     $   8,788,111
 Net gain on sales or remarketing of equipment ..................      2,711,735           371,381
                                                                    ------------     -------------
 Gross revenue ..................................................      8,039,443         9,159,492
Less:
 Interest expense ...............................................      3,515,642         3,959,897
 Depreciation expense ...........................................      4,769,652         2,584,622
 Management fees--General Partner ...............................        975,642         1,958,755
 Amortization of initial direct costs ...........................        384,612           907,858
 Administrative expense reimbursement--General Partner ..........        419,784           661,519
                                                                    ------------     -------------
 Provision for (reversal of) bad debts(3) .......................            --           (500,000)
 General and administrative .....................................      1,567,263         1,019,905
 Minority interest in joint venture .............................          4,838            43,952
                                                                    ------------     -------------
Net (loss) income--GAAP .........................................   $ (3,597,990)    $  (1,477,016)
                                                                    ============     =============
Net (loss) income--GAAP--allocable to limited partners ..........   $ (3,562,010)    $  (1,462,246)
                                                                    ============     =============
Taxable (loss) income from operations(1) ........................   $ (1,879,840)    $ (12,641,041)
                                                                    ============     =============
Cash (used by) generated from operations(4) .....................   $ (2,423,033)    $   3,111,342
Cash generated from sales .......................................      6,184,166)        7,771,021
Cash generated from refinancing .................................            --          2,111,726
                                                                    ------------     -------------
Cash generated from operations, sales and refinancing ...........      3,761,073        12,994,089
Less:
 Cash distributions to investors from operations,
  sales and refinancing .........................................     10,129,308        10,632,716
 Cash distributions to General Partner from operations, sales
  and refinancing ...............................................        102,316           100,023
                                                                    ------------     -------------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ................   $ (6,470,551)    $   2,261,350
                                                                    ============     =============
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable (loss) income from operations(2) ........................   $     (18.83)    $     (126.52)
                                                                    ============     =============
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............................................   $        --      $         --
  Return of capital .............................................   $     102.50     $      107.50
 Source (on cash basis)
  --Operations ..................................................   $        --      $       31.46
  --Sales .......................................................   $      62.59     $       76.04
  --Refinancing .................................................   $        --      $         --
  --Other .......................................................   $      39.91     $         --
Weighted average number of limited partnership ($100) units
 outstanding ....................................................        988,099           989,112
                                                                    ============     =============

                                                                           For the Years Ended December 31,
                                                                  ---------------------------------------------------
                                                                        2000             1999              1998
                                                                  ---------------- ---------------- -----------------
Revenue .........................................................   $ 14,091,013     $ 19,456,830     $  16,513,507
 Net gain on sales or remarketing of equipment ..................        622,723          115,427           694,111
                                                                    ------------     ------------     -------------
 Gross revenue ..................................................     14,713,736       19,572,257        17,207,618
Less:
 Interest expense ...............................................      5,583,372        8,833,011         8,050,315
 Depreciation expense ...........................................            --               --                --
 Management fees--General Partner ...............................      3,378,163        3,066,929         2,337,112
 Amortization of initial direct costs ...........................      1,814,617        2,151,154         1,929,906
 Administrative expense reimbursement--General Partner ..........      1,268,398        1,158,866         1,005,354
                                                                    ------------     ------------     -------------
 Provision for (reversal of) bad debts(3) .......................        400,000          200,000           700,000
 General and administrative .....................................        970,890          642,961           491,239
 Minority interest in joint venture .............................          5,035            4,900             4,516
                                                                    ------------     ------------     -------------
Net (loss) income--GAAP .........................................   $  1,293,261     $  3,514,436     $   2,689,176
                                                                    ============     ============     =============
Net (loss) income--GAAP--allocable to limited partners ..........   $  1,280,328     $  3,479,291     $   2,662,284
                                                                    ============     ============     =============
Taxable (loss) income from operations(1) ........................   $ (7,228,799)    $ (7,753,978)    $  (5,506,497)
                                                                    ============     ============     =============
Cash (used by) generated from operations(4) .....................   $  9,882,377     $    844,971     $     535,582
Cash generated from sales .......................................      4,516,096        4,750,000         4,903,647
Cash generated from refinancing .................................      8,114,428       19,010,000               --
                                                                    ------------     ------------     -------------
Cash generated from operations, sales and refinancing ...........     22,512,901       24,604,971         5,439,229
Less:
 Cash distributions to investors from operations,
  sales and refinancing .........................................     10,641,411       10,677,316         8,692,479
 Cash distributions to General Partner from operations, sales
  and refinancing ...............................................        107,493          107,872            87,803
                                                                    ------------     ------------     -------------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ................   $ 11,763,997     $ 13,819,783     $  (3,341,053)
                                                                    ============     ============     =============
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable (loss) income from operations(2) ........................   $     (72.29)    $     (77.33)    $      (67.41)
                                                                    ============     ============     =============
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............................................   $      12.93     $      35.05     $       32.92
  Return of capital .............................................   $      94.57     $      72.51     $       74.58
 Source (on cash basis)
  --Operations ..................................................   $      99.83     $       8.51     $        6.62
  --Sales .......................................................   $       7.67     $      47.85     $       60.64
  --Refinancing .................................................   $        --      $      51.20     $         --
  --Other .......................................................   $        --      $        --      $       40.24
Weighted average number of limited partnership ($100) units
 outstanding ....................................................        989,929          992,719           808,650
                                                                    ============     ============     =============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

                                    TABLE III

              Operating Results of Prior Public Programs--Fund 8A
                                   (unaudited)

      The  following  table  summarizes  the  operating  results of Fund 8A. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                  For the Years Ended December 31,
                                                                  ---------------------------------
                                                                        2002             2001
                                                                  ---------------- ----------------
Revenue .........................................................   $ 11,695,233     $ 12,687,511
 Net (loss) gain on sales or remarketing of equipment
  on investments in joint venture ...............................       (404,710)         288,060
                                                                    ------------     ------------
Gross revenue ...................................................     11,290,523       12,975,571
Less:
 Interest expense ...............................................      5,181,248        6,279,671
 General and administrative .....................................        936,992          608,169
 Administrative expense reimbursement--General Partner ..........        488,133          764,715
 Management fees--General Partner ...............................      1,128,431        1,902,703
 Depreciation expense ...........................................      4,016,556        2,729,052
 Amortization of initial direct costs ...........................        332,183          702,003
 Provision for bad debts(3) .....................................        300,000              --
 Minority interest expense ......................................         13,501           18,574
                                                                    ------------     ------------
Net (loss) income--GAAP .........................................   $ (1,106,521)    $    (29,316)
                                                                    ============     ============
Net (loss) income--GAAP--allocable to limited partners ..........   $ (1,095,456)    $    (29,023)
                                                                    ============     ============
Taxable (loss) from operations(1) ...............................   $ (4,178,363)    $ (6,964,536)
                                                                    ============     ============
Cash generated from operations(2) ...............................   $  1,540,401     $  3,506,570
Cash generated from sales of equipment ..........................      1,144,010        3,664,324
Cash generated from refinancing .................................            --         3,004,674
                                                                    ------------     ------------
Cash generated from operations, sales and refinancing ...........      2,684,411       10,175,568
Less:
 Cash distributions to investors from operations,
  sales and refinancing .........................................      8,000,244        8,022,337
 Cash distributions to General Partner from operations, sales
  and refinancing ...............................................         80,811           81,039
                                                                    ------------     ------------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ................   $ (5,396,644)    $  2,072,192
                                                                    ============     ============
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income from operations(1) ...............................   $     (55.55)    $     (92.38)
                                                                    ============     ============
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............................................   $        --      $        --
  Return of capital .............................................   $     107.40     $     107.50
 Source (on Cash basis)
  --Operations ..................................................   $      20.69     $      46.99
  --Sales .......................................................   $      15.36     $      49.10
  --Refinancing .................................................   $        --      $      11.41
  --Other .......................................................   $      71.35     $        --
Weighted average number of limited partnership ($100) units
 outstanding ....................................................        744,600          746,378
                                                                    ============     ============

                                                                           For the Years Ended December 31,
                                                                  ---------------------------------------------------
                                                                         2000             1999             1998
                                                                  ----------------- ---------------- ----------------
Revenue .........................................................   $  14,229,916     $  9,131,846     $     46,998
 Net (loss) gain on sales or remarketing of equipment
  on investments in joint venture ...............................             --               --               --
                                                                    -------------     ------------     ------------
Gross revenue ...................................................      14,229,916        9,131,846           46,998
Less:
 Interest expense ...............................................       7,361,127        4,397,728            4,590
 General and administrative .....................................         497,164          313,181           10,673
 Administrative expense reimbursement--General Partner ..........         751,073          345,358              956
 Management fees--General Partner ...............................       1,836,953          931,151              395
 Depreciation expense ...........................................       2,646,303          594,308              --
 Amortization of initial direct costs ...........................         819,348          885,106            3,179
 Provision for bad debts(3) .....................................         200,000          385,000              --
 Minority interest expense ......................................          15,947           17,874              --
                                                                    -------------     ------------     ------------
Net (loss) income--GAAP .........................................   $     102,001     $  1,262,140     $     27,205
                                                                    =============     ============     ============
Net (loss) income--GAAP--allocable to limited partners ..........   $     100,981     $  1,249,519     $     26,933
                                                                    =============     ============     ============
Taxable (loss) from operations(1) ...............................   $ (10,461,790)    $ (5,564,701)    $ (1,970,909)
                                                                    =============     ============     ============
Cash generated from operations(2) ...............................   $   9,072,722     $  1,825,719     $  1,610,077
Cash generated from sales of equipment ..........................             --        10,753,855              --
Cash generated from refinancing .................................             --               --               --
                                                                    -------------     ------------     ------------
Cash generated from operations, sales and refinancing ...........       9,072,722       12,579,574        1,610,077
Less:
 Cash distributions to investors from operations,
  sales and refinancing .........................................       7,640,879        3,632,817           64,728
 Cash distributions to General Partner from operations, sales
  and refinancing ...............................................          77,127           37,282              654
                                                                    -------------     ------------     ------------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions ................   $   1,354,716     $  8,909,475     $  1,544,695
                                                                    =============     ============     ============
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income from operations(1) ...............................   $     (145.72)    $    (163.02)    $    (204.88)
                                                                    =============     ============     ============
Cash distributions to investors
 Source (on GAAP basis)
  Investment income .............................................   $        1.40     $      36.98     $       2.83
  Return of capital .............................................   $      106.10     $      70.52     $       3.97
 Source (on Cash basis)
  --Operations ..................................................   $      107.50     $      54.03     $       6.80
  --Sales .......................................................   $         --      $      53.47     $        --
  --Refinancing .................................................   $         --      $        --      $        --
  --Other .......................................................   $         --      $        --      $        --
Weighted average number of limited partnership ($100) units
 outstanding ....................................................         710,779          337,936           95,236
                                                                    =============     ============     ============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE III

             Operating Results of Prior Public Programs - Fund 8B
                                   (unaudited)

      The  following  table  summarizes  the  operating  results of Fund 8B. The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                  For the Years Ended December 31,
                                                                         --------------------------------------------------
                                                                                2002              2001            2000
                                                                         ----------------- ----------------- --------------
Revenue ................................................................   $  25,191,872     $  20,139,301    $   742,302
 Net gain on sales or remarketing of equipment .........................         375,489            92,695            --
                                                                           -------------     -------------    -----------
 Gross revenue .........................................................      35,467,361        20,231,996        742,302
Less:
 Interest expense ......................................................       7,249,407         5,010,154        123,815
 General and administrative ............................................         580,106           400,323         51,576
 Administrative expense reimbursement--General Partner .................         966,832           572,981         37,441
 Management fees--General Partner ......................................       2,137,679         1,344,637         92,140
 Depreciation expense ..................................................      14,171,054        11,680,535        111,940
 Amortization of initial direct costs ..................................         288,917           212,748         33,510
 Provision for (reversal of) bad debts(3) ..............................             --                --             --
 Minority interest expense .............................................         210,263           190,509            644
                                                                           -------------     -------------    -----------
Net (loss) income--GAAP ................................................   $    (136,897)    $     820,109    $   291,236
                                                                           =============     =============    ===========
Net (loss) income--GAAP--allocable to limited partners .................   $    (135,528)    $     811,908    $   288,324
                                                                           =============     =============    ===========
Taxable loss from operations(1) ........................................   $  (7,504,574)    $  (9,123,246)   $   (14,279)
                                                                           =============     =============    ===========
Cash generated from operations(2) ......................................   $   1,225,965     $     638,360    $ 1,232,306
Cash generated from sales of equipment .................................       2,341,096           629,514            --
Cash generated from refinancing ........................................       3,593,693               --             --
                                                                           -------------     -------------    -----------
Cash generated from operations, sales and refinancing ..................       7,160,754         1,267,874      1,232,306
Less:
 Cash distributions to investors from operations,
  sales and refinancing ................................................       8,056,975         4,932,964        536,708
 Cash distributions to General Partner from operations,
  sales and refinancing ................................................          81,384            49,845          5,228
                                                                           -------------     -------------    -----------
 Cash (used by) generated from operations,
  sales and refinancing after cash distributions .......................   $    (977,605)    $  (3,714,935)   $   690,370
                                                                           =============     =============    ===========
Tax data and distributions per $1,000
 limited partner investment
Federal income tax results:
Taxable income from operations(1) ......................................   $      (99.13)    $     (179.73)   $     (1.07)
                                                                           =============     =============    ===========
Cash distributions to investors
 Source (on GAAP basis)
  Investment income ....................................................   $         --      $       16.20    $      2.18
  Return of capital ....................................................   $      107.50     $       82.00    $      1.88
 Source (on Cash basis)
  --Operations .........................................................   $       16.36     $       12.71    $      4.06
  --Sales ..............................................................   $       31.24     $       12.53    $       --
  --Refinancing ........................................................   $       47.95     $         --     $       --
  --Other ..............................................................   $       11.95     $       72.96    $       --
Weighted average number of limited partnership ($100) units outstanding          749,475           502,536        132,049
                                                                           =============     =============    ===========

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2)   Included in the cash generated from operations are distributions  received
      from   unconsolidated   joint   ventures  net  of   investments   made  in
      unconsolidated joint ventures.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE IV

             Results of Completed Prior Public Programs--Series A
                                   (unaudited)

      The following table summarizes the operating results of Series A. Series A's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

            Dollar Amount Raised ...................   $ 2,504,500
            Number of Properties Purchased .........   60
            Date of Closing of Offering ............   February 1, 1989
            Date of First Sale of Property .........   June 1990
            Date of Final Sale of Property .........   May 1999

Tax and Distribution Data Per $1,000 Investment Through June 30, 1999 Federal Income Tax Results:

  Ordinary Income (loss)
  from operations ......................................     $  533.70
  from recapture .......................................     $     --
  Capital Gain (loss) ..................................     $   40.00
  Deferred Gain
  Capital ..............................................     $     --
  Ordinary .............................................     $     --
  Cash Distributions to Investors
  Source (on GAAP basis)
  Investment income ....................................     $  259.43
  Return of capital ....................................     $  784.60
  Source (on cash basis)
  Sales ................................................     $   90.49
  Refinancing ..........................................     $     --
  Operations ...........................................     $  924.15
  Other ................................................     $   29.25
  Receivable on Net Purchase Money Financing ...........     $     --

                                    TABLE IV

             Results of Completed Prior Public Programs--Series B
                                   (unaudited)

      The following table summarizes the operating results of Series B. Series B's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

            Dollar Amount Raised ...................   $20,000,000
            Number of Properties Purchased .........   269
            Date of Closing of Offering ............   11/16/90
            Date of First Sale of Property .........   December 1990
            Date of Final Sale of Property .........   September 2001

Tax and Distribution Data Per $1,000 Investment Through September 30, 2001 Federal Income Tax Results:

  Ordinary Income (loss)
  from operations ......................................     $  258.20
  from recapture .......................................     $     --
  Capital Gain (loss) ..................................     $  107.50
  Deferred Gain
  Capital ..............................................     $     --
  Ordinary .............................................     $     --
  Cash Distributions to Investors
  Source (on GAAP basis)
  Investment income ....................................     $  151.71
  Return of capital ....................................     $  788.36
  Source (on cash basis)
  Sales ................................................     $  152.01
  Refinancing ..........................................     $  756.00
  Operations ...........................................     $   18.76
  Other ................................................     $   13.30
  Receivable on Net Purchase Money Financing ...........     $     --

                                    TABLE IV

             Results of Completed Prior Public Programs--Series C
                                   (unaudited)

      The following table summarizes the operating results of Series C. Series C's records were maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

            Dollar Amount Raised ...................   $20,000,000
            Number of Properties Purchased .........   261
            Date of Closing of Offering ............   6/20/91
            Date of First Sale of Property .........   December 1991
            Date of Final Sale of Property .........   September 2001

Tax and Distribution Data Per $1,000 Investment Through September 30, 2001 Federal Income Tax Results:

  Ordinary Income (loss)
  from operations ......................................     $  140.00
  from recapture .......................................     $     --
  Capital Gain (loss) ..................................     $   70.90
  Deferred Gain ........................................
  Capital ..............................................     $     --
  Ordinary .............................................     $     --
  Cash Distributions to Investors ......................
  Source (on GAAP basis) ...............................
  Investment income ....................................     $  183.62
  Return of capital ....................................     $  805.18
  Source (on cash basis) ...............................
  Sales ................................................     $  116.90
  Refinancing ..........................................     $   30.26
  Operations ...........................................     $  758.99
  Other ................................................     $   82.65
  Receivable on Net Purchase Money Financing ...........     $     --

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the three years ended December 31, 2002. Series A was dissolved as of June 30,1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                  Total                                                         Federal
  Type of        Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
 Equipment     Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
-----------   -------------   -------------   -------------   -----------   --------------   -------------   ------------

                                                   $  0           $  0           $  0             $  0           $  0
                                                   ====           ====           ====             ====           ====

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners L.P., Series B for the three years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                 Federal
             Type of                Year of       Year of     Acquisition    Net Book        Net           GAAP        Taxable
            Equipment             Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
-------------------------------- ------------- ------------- ------------- ----------- -------------- ------------- ------------
Computers ......................     1995          2000       $   14,458    $      0     $       5     $        5    $       0
Automotive .....................     1995          2000       $   44,157    $      0     $       2     $        2    $       0
Restaurant .....................     1995          2000       $  618,000    $ 60,000     $  97,459     $   37,459    $  66,560
Mnfctrg. .......................     1995          2000       $   12,582    $      0     $       0     $        0    $       0
Mnfctrg. .......................     1996          2000       $   20,929    $      0     $     588     $      588    $       0
Mnfctrg. .......................     1996          2000       $   43,686    $      0     $   1,246     $    1,246    $       0
Mnfctrg. .......................     1995          2000       $   39,006    $      0     $       1     $        1    $       0
Computers ......................     1995          2000       $   35,313    $  9,316     $       0     $   (9,316)   $       0
Mnfctrg. .......................     1995          2000       $   20,817    $      0     $      43     $       43    $       0
Fixtures .......................     1995          2000       $   27,790    $      0     $      46     $       46    $       0
Mnfctrg. .......................     1995          2000       $   35,155    $      0     $       0     $        0    $       0
Telecommunications .............     1995          2000       $   11,746    $      0     $     314     $      314    $       0
Medical ........................     1995          2000       $   23,762    $      0     $       0     $        0    $       0
Restaurant .....................     1995          2000       $   36,672    $      0     $      11     $       11    $       0
Telecommunications .............     1995          2000       $   75,700    $ 14,532     $ (61,168)    $        0
Video Production ...............     1995          2000       $   42,495    $      0     $       3     $        3    $       0
Fixtures .......................     1995          2000       $   26,465    $      0     $       2     $        2    $       0
Manufacturing & Production .....     1995          2000       $   31,312    $      0     $       0     $        0    $       0
Computers ......................     1995          2000       $   34,749    $      0     $       0     $        0    $       0
Telecommunications .............     1997          2000       $   96,732    $ 20,176     $  20,439     $      263    $ (89,134)
Computers ......................     1996          2001       $   52,676    $      0     $       0     $        0    $       0
Computers ......................     1996          2001       $   49,905    $      1     $       0     $       (1)   $       0
Mnfctg .........................     1996          2001       $    2,217    $      0     $     331     $      331    $     331
Mnfctg .........................     1996          2001       $   42,371    $  4,270     $   4,310     $       40    $       0
Printing .......................     1996          2001       $   48,492    $      0     $       0     $        0    $       0
Retail .........................     1996          2001       $   21,087    $      0     $      47     $       47    $       0
Telecomm .......................     1999          2001       $   55,320    $ 33,411     $   3,500     $  (29,911)   $       0
Telecomm .......................     1997          2001       $  400,263    $ 67,464     $  17,702     $  (49,762)   $ (16,189)
Telecomm .......................     1997          2001       $   16,531    $  6,746     $   3,399     $   (3,347)   $      92
Video ..........................     1996          2001       $   53,979    $      0     $       0     $        0    $       0
                                                              ----------    --------     ---------     ----------    ---------
                                                              $1,958,665    $277,083     $ 163,980     $ (113,104)   $ (38,340)
                                                              ==========    ========     =========     ==========    =========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the three years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                           Total                                                  Federal
         Type of             Year of       Year of      Acquisition     Net Book        Net           GAAP        Taxable
        Equipment          Acquisition   Disposition      Cost (1)     Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------- ------------- ------------- --------------- ----------- -------------- ------------- ------------
Fixture .................     1994          2000        $    29,856    $      0       $     0      $       0     $    650
Automotive ..............     1995          2000        $    15,232    $      0       $     0      $      (0)    $   (410)
M & P ...................     1995          2000        $    23,322    $      0       $   336      $     336     $  1,214
Copiers .................     1995          2000        $    32,912    $      0       $    11      $      11     $      0
Printing ................     1995          2000        $    13,688    $      0       $    24      $      24     $      0
Computers ...............     1995          2000        $    34,232    $      0       $     0      $       0     $ (1,712)
Restaurant ..............     1995          2000        $   618,000    $ 63,157       $52,212      $ (10,945)    $      0
Computers ...............     1996          2000        $    27,235    $      0       $     0      $       0     $      0
Printing ................     1996          2000        $    51,086    $      0       $ 1,464      $   1,464     $      0
Video Production ........     1996          2000        $    65,815    $      0       $     1      $       1     $      0
M & P ...................     1996          2000        $    32,684    $      0       $ 2,630      $   2,630     $      0
Computers ...............     1995          2000        $    29,774    $      0       $     0      $       0     $      0
Retail ..................     1996          2000        $    10,164    $      0       $     0      $       0     $      0
Computers ...............     1996          2000        $    31,452    $      0       $   469      $     469     $      0
Computers ...............     1995          2000        $    36,013    $      0       $ 4,307      $   4,307     $      0
Restaurant ..............     1996          2000        $    39,423    $      0       $ 2,314      $   2,314     $ (4,215)
Computers ...............     1996          2000        $         0    $  3,404       $     0      $  (3,404)    $      0
Printing ................     1995          2000        $    71,477    $      0       $   541      $     541     $      0
Telecommunications ......     1995          2000        $    11,432    $      0       $     2      $       2     $      0
Automotive ..............     1996          2001        $ 28,050.80    $      0       $   126      $     126     $      0
Computers ...............     1996          2001        $ 34,492.48    $      0       $     0      $      (0)    $      0
Computers ...............     1996          2001        $ 20,038.98    $      0       $   478      $     478     $      0
Computers ...............     1996          2001        $ 31,192.59    $      0       $   689      $     689     $      0
Computers ...............     1994          2001        $ 13,872.15    $  1,721       $     0      $  (1,721)    $      0
Computers ...............     1996          2001        $ 24,065.25    $      0       $     0      $       0     $      0
Computers ...............     1996          2001        $ 40,299.20    $      0       $   355      $     355     $      0
Computers ...............     1996          2001        $ 65,797.00    $      0       $10,880      $  10,880     $  7,590
Computers ...............     1996          2001        $ 43,814.17    $      0       $     0      $       0     $      0
Computers ...............     1995          2001        $ 38,442.53    $  2,477       $     0      $  (2,477)    $      0
Computers ...............     1996          2001        $ 60,724.99    $ 10,097       $     0      $ (10,097)    $      0
Copiers .................     1996          2001        $ 17,653.97    $      0       $     1      $       1     $      0
Fixture .................     1996          2001        $ 54,243.65    $      0       $    12      $      12     $      0
Fixture .................     1995          2001        $ 35,142.53    $      0       $ 4,930      $   4,930     $  4,930
Medical .................     1996          2001        $ 10,797.98    $      0       $    25      $      25     $      0
Medical .................     1996          2001        $ 16,462.37    $      0       $    55      $      55     $      0
Medical .................     1996          2001        $ 55,200.00    $      0       $ 1,319      $   1,319     $      0
Medical .................     1996          2001        $ 22,480.63    $      0       $     0      $       0     $      0
Medical .................     1996          2001        $ 54,528.42    $  4,818       $     0      $  (4,818)    $      0
Mnfctg ..................     1995          2001        $ 24,078.92    $  1,333       $   300      $  (1,033)    $    300
Mnfctg ..................     1996          2001        $ 54,115.42    $      0       $     1      $       1     $      0
Mnfctg ..................     1996          2001        $ 59,357.51    $  6,620       $ 8,146      $   1,526     $      0
Mnfctg ..................     1996          2001        $ 58,891.43    $ 16,505       $     0      $ (16,505)    $      0
Printing ................     1996          2001        $ 36,278.12    $      0       $     1      $       1     $      0
Printing ................     1996          2001        $ 50,702.00    $      0       $     0      $       0     $      0
Telecomm ................     1996          2001        $ 37,926.97    $  3,384       $ 3,750      $     366     $      0
                                                        -----------    --------       -------      ---------     --------
                                                        $ 2,162,446    $113,518       $95,380      $ (18,138)    $  8,347
                                                        ===========    ========       =======      =========     ========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the three years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                           Total
               Type of                  Year of       Year of     Acquisition
              Equipment               Acquisition   Disposition     Cost (1)
------------------------------------ ------------- ------------- -------------
Computers ..........................     1997          2000       $   15,999
Manufacturing & Production .........     1997          2000       $   26,426
Manufacturing & Production .........     1995          2000       $   37,968
Video Production ...................     1995          2000       $   29,939
Computers ..........................     1995          2000       $    1,720
Computers ..........................     1995          2000       $    4,031
Computers ..........................     1995          2000       $    5,075
Computers ..........................     1996          2000       $    7,741
Computers ..........................     1999          2000       $   31,139
Computers ..........................     1999          2000       $   10,979
Telecommunications .................     1995          2000       $   17,351
Manufacturing & Production .........     1997          2000       $   11,198
Medical ............................     1995          2000       $   22,842
Restaurant .........................     1995          2000       $  618,000
Manufacturing & Production .........     1997          2000       $   25,374
Manufacturing & Production .........     1995          2000       $   37,643
Printing ...........................     1995          2000       $   37,191
Computers ..........................     1995          2000       $   24,308
Medical ............................     1992          2000       $    3,124
Medical ............................     1992          2000       $    5,561
Computers ..........................     1995          2000       $   21,987
Manufacturing & Production .........     1995          2000       $   24,875
Computers ..........................     1995          2000       $   40,716
Medical ............................     1992          2000       $   13,490
Fixture ............................     1995          2000       $   29,741
Video Production ...................     1997          2000       $   20,583
Aircraft ...........................     1997          2000       $4,804,095
Restaurant .........................     1997          2000       $        0
Manufacturing & Production .........     1997          2000       $        0
Computers ..........................     1996          2001       $   52,398
Computers ..........................     1995          2001       $   21,881
Computers ..........................     1995          2001       $  206,613
Computers ..........................     1997          2001       $  338,654
Computers ..........................     1995          2001       $   63,001
Computers ..........................     1995          2001       $   41,813
Computers ..........................     1996          2001       $   74,483
Computers ..........................     1995          2001       $   13,919
Computers ..........................     1996          2001       $   21,974
Computers ..........................     1995          2001       $    2,255
Computers ..........................     1995          2001       $    2,387
Computers ..........................     1996          2001       $    3,448
Computers ..........................     1995          2001       $    3,970
Computers ..........................     1996          2001       $    4,573
Computers ..........................     1996          2001       $    4,771
Computers ..........................     1995          2001       $    4,774
Computers ..........................     1996          2001       $    5,113
Computers ..........................     1996          2001       $    6,604
Computers ..........................     1995          2001       $    6,725
Computers ..........................     1995          2001       $    6,725
Computers ..........................     1995          2001       $    6,725
Computers ..........................     1995          2001       $    6,725
Computers ..........................     1995          2001       $   10,815
Computers ..........................     1996          2001       $   11,405
Computers ..........................     1996          2001       $   12,750
Computers ..........................     1996          2001       $   13,179
Computers ..........................     1995          2001       $   19,560
Computers ..........................     1996          2001       $   20,661

                                                                                   Federal
               Type of                  Net Book         Net           GAAP        Taxable
              Equipment                Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------ ------------- -------------- ------------- ------------
Computers ..........................  $        0     $        1     $      1     $       0
Manufacturing & Production .........  $        0     $        1     $      1     $       0
Manufacturing & Production .........  $        0     $        3     $      3     $       0
Video Production ...................  $        0     $      691     $    691     $       0
Computers ..........................  $      260     $      482     $    222     $     136
Computers ..........................  $      595     $       98     $   (497)    $       0
Computers ..........................  $      648     $    1,243     $    595     $     341
Computers ..........................  $      476     $    1,000     $    524     $ (65,830)
Computers ..........................  $        0     $    1,432     $  1,432     $       0
Computers ..........................  $        0     $      318     $    318     $       0
Telecommunications .................  $        0     $      413     $    413     $    (697)
Manufacturing & Production .........  $        0     $      751     $    751     $       0
Medical ............................  $        0     $        0     $      0     $       0
Restaurant .........................  $   60,000     $  112,303     $ 52,303     $  33,562
Manufacturing & Production .........  $        0     $    1,113     $  1,113     $       0
Manufacturing & Production .........  $        0     $        0     $      0     $       0
Printing ...........................  $        0     $        0     $      0     $       0
Computers ..........................  $        0     $        2     $      2     $       0
Medical ............................  $        0     $      371     $    371     $     371
Medical ............................  $      395     $    1,278     $    883     $   1,211
Computers ..........................  $        0     $      326     $    326     $   3,332
Manufacturing & Production .........  $    2,190     $    2,624     $    434     $    (654)
Computers ..........................  $        0     $        0     $      0     $       0
Medical ............................  $    1,353     $        0     $ (1,353)    $     615
Fixture ............................  $    2,695     $    5,745     $  3,050     $   5,675
Video Production ...................  $        0     $        0     $      0     $       0
Aircraft ...........................  $3,985,578     $4,534,661     $549,083     $ 715,155
Restaurant .........................  $    3,136     $        0     $ (3,136)    $       0
Manufacturing & Production .........  $      751     $        0     $   (751)    $       0
Computers ..........................  $        0     $        0     $      0     $       0
Computers ..........................  $    6,704     $    6,704     $      0     $   6,704
Computers ..........................  $   22,967     $   22,967     $      0     $  22,967
Computers ..........................  $  103,378     $  103,378     $      0     $ 103,378
Computers ..........................  $   14,921     $   14,921     $      0     $  14,921
Computers ..........................  $    4,045     $    4,045     $      0     $   4,045
Computers ..........................  $    2,978     $   13,681     $ 10,703     $  13,681
Computers ..........................  $      848     $      848     $      0     $       0
Computers ..........................  $    1,552     $    1,552     $      0     $       0
Computers ..........................  $      407     $      407     $      0     $       0
Computers ..........................  $      433     $      433     $      0     $       0
Computers ..........................  $      235     $      235     $      0     $       0
Computers ..........................  $      720     $      720     $      0     $       0
Computers ..........................  $      810     $      810     $      0     $    (220)
Computers ..........................  $      402     $      402     $      0     $     172
Computers ..........................  $      867     $      867     $      0     $       0
Computers ..........................  $      905     $      905     $      0     $    (246)
Computers ..........................  $    1,186     $    1,186     $      0     $    (317)
Computers ..........................  $    1,214     $    1,214     $      0     $       0
Computers ..........................  $    1,214     $    1,214     $      0     $       0
Computers ..........................  $    1,214     $    1,214     $      0     $       0
Computers ..........................  $    1,214     $    1,214     $      0     $       0
Computers ..........................  $    1,952     $    1,952     $      0     $       0
Computers ..........................  $    1,111     $    1,111     $      0     $     562
Computers ..........................  $    2,258     $    2,258     $      0     $    (613)
Computers ..........................  $    2,367     $    2,367     $      0     $    (634)
Computers ..........................  $    3,547     $    3,547     $      0     $       0
Computers ..........................  $    3,658     $    3,658     $      0     $    (993)

                                     TABLE V

                                   (unaudited)

                                                    Total                                                 Federal
      Type of          Year of       Year of     Acquisition    Net Book        Net           GAAP        Taxable
     Equipment       Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------- ------------- ------------- ------------- ----------- -------------- ------------- ------------
Computers .........     1995          2001         $ 23,871    $  4,918      $  4,918      $      0     $       0
Computers .........     1995          2001         $ 29,312    $  4,536      $  4,536      $      0     $   4,536
Computers .........     1996          2001         $ 44,394    $  8,690      $  8,690      $      0     $   6,556
Computers .........     1995          2001         $ 44,639    $  7,806      $  7,806      $      0     $       0
Computers .........     1996          2001         $ 48,406    $  8,643      $  8,643      $      0     $  (2,327)
Computers .........     1995          2001         $ 63,012    $ 10,903      $ 10,903      $      0     $       0
Computers .........     1995          2001         $ 79,594    $ 16,049      $ 16,049      $      0     $       0
Computers .........     1996          2001         $141,403    $ 25,379      $ 25,379      $      0     $  (6,798)
Computers .........     1995          2001         $189,036    $ 33,296      $ 33,296      $      0     $       0
Computers .........     1995          2001         $193,912    $ 34,994      $ 34,994      $      0     $       0
Computers .........     1995          2001         $207,681    $ 37,660      $ 37,660      $      0     $       0
Computers .........     1996          2001         $236,734    $ 42,508      $ 42,508      $      0     $ (11,381)
Computers .........     1996          2001         $343,468    $ 60,967      $ 60,967      $      0     $    (172)
Computers .........     1996          2001         $590,870    $104,623      $104,623      $      0     $ (28,407)
Fixture ...........     1995          2001         $ 19,851    $  1,346      $      0      $ (1,346)    $       0
Fixture ...........     1995          2001         $  1,786    $    129      $    129      $      0     $       0
Fixture ...........     1996          2001         $  5,299    $    256      $    256      $      0     $    (255)
Fixture ...........     1996          2001         $  6,077    $    547      $    547      $      0     $     255
Fixture ...........     1996          2001         $  6,286    $    310      $    310      $      0     $    (302)
Fixture ...........     1995          2001         $ 23,214    $  1,670      $  1,670      $      0     $       0
Fixture ...........     1996          2001         $ 26,628    $  1,289      $  1,289      $      0     $  (1,280)
Fixture ...........     1996          2001         $ 32,428    $  2,461      $  2,461      $      0     $  (1,559)
Fixture ...........     1995          2001         $ 34,524    $  2,484      $  2,484      $      0     $       0
Fixture ...........     1996          2001         $ 65,138    $  5,121      $  5,121      $      0     $  (3,132)
Fixture ...........     1996          2001         $ 81,265    $  8,383      $  8,383      $      0     $   4,476
Fixture ...........     1996          2001         $124,736    $  8,232      $  8,232      $      0     $  (5,997)
Furniture .........     1996          2001         $ 29,421    $  2,260      $  2,260      $      0     $  (1,414)
Furniture .........     1995          2001         $ 37,163    $  3,114      $ 22,000      $ 18,886     $       0
Medical ...........     1992          2001         $  2,380    $      0      $  1,049      $  1,049     $   1,049
Medical ...........     1992          2001         $ 12,053    $      0      $  3,264      $  3,264     $   3,264
Medical ...........     1992          2001         $ 10,187    $      0      $  2,047      $  2,047     $   2,047
Medical ...........     1992          2001         $ 12,590    $      0      $  1,647      $  1,647     $   1,425
Mnfctg ............     1997          2001         $ 25,719    $      0      $      0      $      0     $       0
Mnfctg ............     1995          2001         $ 29,555    $  4,827      $  4,827      $      0     $   4,827
Mnfctg ............     1995          2001         $ 41,382    $  6,779      $  6,779      $      0     $   6,779
Mnfctg ............     1995          2001         $ 56,307    $ 10,903      $ 10,903      $      0     $  10,903
Mnfctg ............     1995          2001         $ 80,224    $ 15,535      $ 15,535      $      0     $  15,535
Mnfctg ............     1995          2001         $ 94,859    $ 15,771      $ 15,771      $      0     $  15,771
Mnfctg ............     1995          2001         $126,355    $ 29,406      $ 29,406      $      0     $       0
Mnfctg ............     1995          2001         $365,934    $ 83,859      $ 83,859      $      0     $  83,859
Mnfctg ............     1997          2001         $ 45,691    $      0      $  1,341      $  1,341     $       0
Mnfctg ............     1996          2001         $  9,061    $    658      $    658      $      0     $     223
Mnfctg ............     1996          2001         $ 11,688    $    784      $    784      $      0     $     222
Mnfctg ............     1996          2001         $ 14,780    $  1,148      $  1,148      $      0     $     437
Mnfctg ............     1996          2001         $ 15,737    $  1,242      $  1,242      $      0     $     485
Mnfctg ............     1996          2001         $ 16,641    $  1,115      $  1,115      $      0     $     315
Mnfctg ............     1996          2001         $ 21,381    $  1,457      $  1,457      $      0     $     429
Mnfctg ............     1996          2001         $ 42,965    $  3,289      $  3,289      $      0     $   1,224
Mnfctg ............     1996          2001         $ 49,786    $  3,878      $  3,878      $      0     $   1,484
Mnfctg ............     1996          2001         $ 51,423    $  3,131      $  3,131      $      0     $       0
Mnfctg ............     1996          2001         $366,876    $ 30,446      $ 30,446      $      0     $       0
Mnfctg ............     1997          2001         $ 39,504    $      0      $      0      $      0     $       0
Mnfctg ............     1995          2001         $203,247    $ 36,417      $ 36,417      $      0     $  36,417
Mnfctg ............     1995          2001         $244,978    $ 19,347      $ 19,347      $      0     $  19,347
Mnfctg ............     1997          2001         $ 29,233    $      0      $      0      $      0     $       0
Mnfctg ............     1995          2001         $  4,018    $    290      $    290      $      0     $       0
Mnfctg ............     1995          2001         $  6,674    $    534      $    534      $      0     $       0
Mnfctg ............     1996          2001         $  7,450    $    694      $    694      $      0     $     336
Mnfctg ............     1996          2001         $  8,557    $    492      $    492      $      0     $    (411)
Mnfctg ............     1996          2001         $ 10,788    $    848      $    848      $      0     $    (519)
Mnfctg ............     1996          2001         $ 22,333    $  1,107      $  1,107      $      0     $  (1,074)
Mnfctg ............     1995          2001         $ 25,585    $  2,048      $  2,048      $      0     $       0

                                     TABLE V

                                   (unaudited)

                                                     Total                                                    Federal
       Type of          Year of       Year of     Acquisition     Net Book          Net           GAAP        Taxable
      Equipment       Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
-------------------- ------------- ------------- ------------- -------------- -------------- ------------- ------------
Mnfctg .............     1995          2001       $    26,443    $    2,090     $    2,090     $       0     $      0
Mnfctg .............     1995          2001       $    27,809    $    2,226     $    2,226     $       0     $      0
Mnfctg .............     1996          2001       $    29,489    $    1,696     $    1,696     $       0     $ (1,418)
Mnfctg .............     1995          2001       $    33,481    $    2,419     $    2,419     $       0     $      0
Mnfctg .............     1996          2001       $    38,167    $    2,949     $    2,949     $       0     $ (1,835)
Mnfctg .............     1995          2001       $    51,169    $    4,148     $    4,148     $       0     $      0
Mnfctg .............     1996          2001       $    60,986    $    3,122     $    3,122     $       0     $ (2,932)
Mnfctg .............     1996          2001       $    70,638    $    5,553     $    5,553     $       0     $ (3,396)
Mnfctg .............     1995          2001       $    96,425    $    6,967     $    6,967     $       0     $      0
Mnfctg .............     1996          2001       $    99,266    $    7,557     $    7,557     $       0     $ (4,772)
Mnfctg .............     1996          2001       $   158,205    $   12,006     $   12,006     $       0     $ (7,606)
Photograph .........     1996          2001       $     8,426    $      416     $      416     $       0     $   (405)
Restaurant .........     1996          2001       $    25,369    $    3,049     $        0     $  (3,049)    $      0
Restaurant .........     1997          2001       $    26,226    $        0     $        0     $       0     $      0
Restaurant .........     1998          2001       $   294,497    $   30,525     $        0     $ (30,525)    $      0
Retail .............     1997          2001       $    11,661    $        0     $        0     $       0     $      0
Telecomm ...........     1995          2001       $    33,747    $    1,214     $    2,052     $     838     $      0
Telecomm ...........     1996          2001       $     1,326    $      235     $      235     $       0     $    (64)
Telecomm ...........     1995          2001       $     3,921    $      318     $      318     $       0     $      0
Telecomm ...........     1996          2001       $     5,065    $      899     $      899     $       0     $   (244)
Video ..............     1995          2001       $     9,013    $      746     $      746     $       0     $      0
Automotive .........     1997          2002       $    49,711    $      471     $      471     $       0     $      0
Computers ..........     1997          2002       $     9,850    $        6     $        0     $      (6)    $      0
Computers ..........     1997          2002       $    29,732    $   11,130     $        0     $ (11,130)    $      0
Computers ..........     1997          2002       $    12,885    $       (1)    $        0     $       1     $      0
Fixture ............     1995          2002       $    68,143    $        0     $        0     $       0     $      0
Fixture ............     1995          2002       $    45,733    $   (2,107)    $        0     $   2,107     $      0
Medical ............     1997          2002       $    33,992    $        0     $        0     $       0     $      0
Medical ............     1997          2002       $    12,102    $       (1)    $       27     $      28     $      0
Mnfctg .............     1997          2002       $    40,211    $      495     $      495     $       0     $      0
Mnfctg .............     1996          2002       $   914,635    $        0     $        0     $       0     $      0
Mnfctg .............     1997          2002       $    16,742    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $    59,668    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $    42,702    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $   115,454    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $   107,056    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $    91,673    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $   172,686    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $   139,021    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $   367,787    $        0     $        0     $       0     $      0
Mnfctg .............     1995          2002       $    72,048    $     (997)    $        0     $     997     $      0
Printing ...........     1997          2002       $    50,151    $       (2)    $        0     $       2     $      0
                                                  -----------    ----------     ----------     ---------     --------
                                                  $15,316,395    $5,052,889     $5,656,523     $ 603,634     $991,125
                                                  ===========    ==========     ==========     =========     ========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the three years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                  Federal
           Type of              Year of       Year of     Acquisition    Net Book        Net           GAAP         Taxable
          Equipment           Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------------- ------------- ------------- ------------- ----------- -------------- ------------- --------------
Telecommunications .........     1993          2000       $   18,223     $     0      $      0      $       0     $        0
Restaurant .................     1995          2000       $   85,470     $12,262      $ 16,047      $   3,785     $   11,774
Manufacturing ..............     1993          2000       $   13,134     $     0      $    246      $     246     $        0
Manufacturing ..............     1993          2000       $  509,178     $     0      $ 85,000      $  85,000     $  160,300
Fixtures ...................     1998          2000       $   14,775     $ 6,725      $  1,955      $  (4,770)    $   (6,910)
Computers ..................     1997          2000       $        0     $     0      $  3,039      $   3,039     $        0
Telecommunications .........     1993          2000       $    2,723     $     0      $     45      $      45     $        0
Telecommunications .........     1996          2000       $   20,173     $     0      $      0      $       0     $        0
Retail .....................     1994          2000       $  298,606     $20,512      $      0      $ (20,512)    $        0
Retail .....................     1994          2000       $  803,139     $55,190      $      0      $ (55,190)    $        0
Retail .....................     1994          2000       $  247,810     $17,023      $      0      $ (17,023)    $        0
Retail .....................     1994          2000       $  115,333     $ 7,923      $      0      $  (7,923)    $        0
Retail .....................     1994          2000       $  121,926     $ 8,375      $      0      $  (8,375)    $        0
Retail .....................     1994          2000       $  213,456     $14,663      $      0      $ (14,663)    $        0
Retail .....................     1994          2000       $  495,224     $33,521      $      0      $ (33,521)    $        0
Retail .....................     1994          2000       $  632,679     $42,825      $      0      $ (42,825)    $        0
Retail .....................     1994          2000       $  921,853     $62,399      $      0      $ (62,399)    $  108,621
Retail .....................     1994          2000       $  719,441     $47,863      $      0      $ (47,863)    $        0
Retail .....................     1994          2000       $  474,230     $31,549      $      0      $ (31,549)    $        0
Retail .....................     1994          2000       $  477,753     $31,979      $      0      $ (31,979)    $        0
Retail .....................     1994          2000       $  933,917     $61,956      $      0      $ (61,956)    $        0
Retail .....................     1994          2000       $  541,886     $37,136      $      0      $ (37,136)    $        0
Retail .....................     1994          2000       $  565,784     $38,583      $      0      $ (38,583)    $        0
Retail .....................     1994          2000       $  274,518     $19,148      $      0      $ (19,148)    $        0
Restaurant .................     1995          2000       $  200,646     $29,002      $ 32,903      $   3,901     $   22,873
Telecommunications .........     1998          2000       $  118,705     $37,247      $ 42,419      $   5,172     $  (28,803)
Retail .....................     1998          2000       $1,022,993     $     0      $      0      $       0     $ (267,564)
Telecommunications .........     1993          2000       $    4,656     $     0      $      1      $       1     $        0
Telecommunications .........     1993          2000       $    1,383     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $    1,891     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $   16,718     $     0      $      1      $       1     $        0
Telecommunications .........     1993          2000       $    5,265     $     0      $    127      $     127     $        0
Manufacturing ..............     1995          2000       $   52,556     $     0      $    833      $     833     $        0
Manufacturing ..............     1996          2000       $   15,876     $     0      $     43      $      43     $        0
Manufacturing ..............     1995          2000       $        0     $16,388      $      0      $ (16,388)    $        0
Retail .....................     1994          2000       $        0     $     0      $537,188      $ 537,188     $      786
Telecommunications .........     1993          2000       $   36,164     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $    5,183     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $    4,759     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $    2,884     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $    5,132     $     0      $      0      $       0     $        0
Telecommunications .........     1993          2000       $   88,647     $ 5,817      $ 24,371      $  18,554     $   42,583
Telecommunications .........     1993          2000       $    3,190     $     0      $  1,597      $   1,597     $    3,190
Telecommunications .........     1993          2000       $    2,335     $     0      $  1,220      $   1,220     $    2,335
Audio ......................     1996          2000       $   39,778     $     0      $  1,200      $   1,200     $        0
Telecommunications .........     1993          2000       $    6,768     $     0      $    172      $     172     $        0
Telecommunications .........     1993          2000       $    2,923     $     0      $    184      $     184     $        0
Telecommunications .........     1993          2000       $   61,893     $     0      $  2,558      $   2,558     $   13,671
Restaurant .................     1994          2000       $  424,932     $61,572      $ 84,500      $  22,928     $  146,072
Printing ...................     1996          2000       $   43,053     $     0      $  2,613      $   2,613     $        0
Restaurant .................     1996          2000       $   56,630     $     0      $  5,100      $   5,100     $        0
Manufacturing ..............     1997          2000       $    7,834     $ 2,666      $  2,758      $      93     $        0
Computers ..................     1998          2000       $   48,895     $     0      $    500      $     500     $        0
Automotive .................     1998          2000       $   68,725     $25,165      $ 25,165      $       0     $        0
Computers ..................     1998          2000       $    2,328     $     0      $      0      $       0     $        0
Medical ....................     1998          2000       $        0     $     0      $    537      $     537     $        0
Automotive .................     1997          2000       $    5,835     $ 4,197      $  2,052      $  (2,145)    $        0

                                     TABLE V

                                   (unaudited)

                                                             Total                                                 Federal
           Type of              Year of       Year of     Acquisition    Net Book        Net           GAAP        Taxable
          Equipment           Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------- ------------- ------------- ------------- ----------- -------------- ------------- ------------
Medical ....................     1998          2000         $      0    $      0      $    537      $    537        $  0
Medical ....................     1998          2000         $      0    $    318      $      0      $   (318)       $  0
Medical ....................     1998          2000         $      0    $      0      $    537      $    537        $  0
Medical ....................     1998          2000         $ 67,679    $ 23,030      $ 25,722      $  2,692        $  0
Manufacturing ..............     1998          2000         $ 68,131    $ 48,542      $ 60,609      $ 12,068        $  0
Manufacturing ..............     1997          2000         $ 21,988    $ 12,212      $ 12,650      $    438        $  0
Computers ..................     1998          2000         $ 11,949    $    314      $    540      $    227        $  0
Telecommunications .........     1998          2000         $  5,617    $    155      $    263      $    108        $  0
Telecommunications .........     1998          2000         $  4,826    $    165      $    233      $     69        $  0
Medical ....................     1999          2000         $      0    $      0      $    537      $    537        $  0
Fixtures ...................     1997          2000         $ 48,889    $ 16,086      $ 12,000      $ (4,086)       $  0
Fixtures ...................     1998          2000         $416,159    $      0      $      0      $      0        $  0
Medical ....................     1998          2000         $  7,860    $      0      $      0      $      0        $  0
Medical ....................     1999          2000         $      0    $      0      $    537      $    537        $  0
Computers ..................     1997          2000         $ 69,436    $ 39,034      $ 39,586      $    552        $  0
Office Equipment ...........     1997          2000         $ 20,008    $      0      $    928      $    928        $  0
Telecomm ...................     1998          2000         $ 15,643    $ 10,565      $ 12,222      $  1,657        $  0
Computers ..................     1998          2000         $193,040    $133,277      $160,311      $ 27,034        $  0
Construction ...............     1998          2000         $  5,577    $      0      $     35      $     35        $  0
Fixtures ...................     1998          2000         $113,845    $ 73,187      $ 77,468      $  4,280        $  0
Medical ....................     1999          2000         $      0    $      0      $    537      $    537        $  0
Computers ..................     1997          2000         $ 34,968    $    143      $    413      $    270        $  0
Manufacturing ..............     1997          2000         $ 15,581    $      0      $     13      $     13        $  0
Medical ....................     1999          2000         $      0    $      0      $    537      $    537        $  0
Medical ....................     1998          2000         $      0    $      0      $    266      $    266        $  0
Computers ..................     1997          2000         $      0    $      0      $    707      $    707        $  0
Furniture ..................     1997          2000         $ 19,277    $  1,077      $  1,607      $    529        $  0
Furniture ..................     1997          2000         $ 38,600    $  2,102      $  4,821      $  2,719        $  0
Construction ...............     1997          2000         $ 43,478    $  2,368      $  2,427      $     59        $  0
Restaurant .................     1997          2000         $ 13,855    $      0      $    206      $    206        $  0
Other ......................     1998          2000         $696,718    $419,678      $458,626      $ 38,949        $  0
Computers ..................     1998          2000         $  4,727    $      0      $    372      $    372        $  0
Fixtures ...................     1998          2000         $ 32,264    $      0      $    226      $    226        $  0
Telecomm ...................     1998          2000         $  7,074    $      0      $    287      $    287        $  0
Fixtures ...................     1998          2000         $ 37,783    $ 25,949      $ 26,115      $    166        $  0
Fixtures ...................     1998          2000         $143,295    $ 84,070      $ 84,592      $    522        $  0
Computers ..................     1998          2000         $ 16,362    $      0      $      0      $      0        $  0
Construction ...............     1998          2000         $ 23,561    $    401      $    458      $     57        $  0
Medical ....................     1998          2000         $ 11,009    $      0      $    490      $    490        $  0
Medical ....................     1998          2000         $      0    $      0      $    537      $    537        $  0
Construction ...............     1997          2000         $ 44,931    $    254      $  2,021      $  1,767        $  0
Medical ....................     1997          2000         $ 29,221    $      0      $    835      $    835        $  0
Computers ..................     1997          2000         $ 12,147    $      0      $    459      $    459        $  0
Automotive .................     1997          2000         $ 13,955    $  7,245      $  7,826      $    580        $  0
Construction ...............     1998          2000         $ 29,753    $  3,008      $  3,725      $    716        $  0
Medical ....................     1998          2000         $ 39,863    $  9,644      $    975      $ (8,669)       $  0
Telecomm ...................     1998          2000         $ 17,864    $  7,717      $  9,037      $  1,320        $  0
Fixtures ...................     1998          2000         $ 45,388    $ 23,481      $ 23,098      $   (383)       $  0
Fixtures ...................     1998          2000         $ 49,317    $ 28,518      $ 28,141      $   (376)       $  0
Medical ....................     1998          2000         $  3,018    $      0      $     54      $     54        $  0
Restaurant .................     1998          2000         $ 74,492    $ 43,172      $ 48,153      $  4,981        $  0
Retail .....................     1998          2000         $  2,426    $    106      $    169      $     64        $  0
Computers ..................     1998          2000         $  6,342    $      0      $    241      $    241        $  0
Restaurant .................     1998          2000         $ 12,007    $      0      $      0      $      0        $  0
Computers ..................     1998          2000         $  1,679    $      0      $      0      $      0        $  0
Retail .....................     1997          2000         $ 38,176    $      0      $      1      $      1        $  0
Fixture ....................     1998          2000         $ 32,264    $    226      $      0      $   (226)       $  0
Computers ..................     1997          2000         $ 11,086    $  1,416      $  1,717      $    301        $  0
Computers ..................     1998          2000         $ 15,217    $      0      $      0      $      0        $  0
Restaurant .................     1998          2000         $  7,760    $      0      $      0      $      0        $  0
Construction ...............     1998          2000         $ 23,220    $      0      $    935      $    935        $  0
Construction ...............     1998          2000         $ 20,306    $      0      $      0      $      0        $  0

                                     TABLE V

                                   (unaudited)

                                                        Total                                                  Federal
        Type of            Year of       Year of     Acquisition    Net Book        Net           GAAP         Taxable
       Equipment         Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
----------------------- ------------- ------------- ------------- ----------- -------------- ------------- --------------
Restaurant ............       1997        2000       $   52,935    $ 23,794       $27,472      $   3,678     $        0
Material ..............       1997        2000       $   18,893    $    266       $   626      $     360     $        0
Fixture ...............       1998        2000       $   47,758    $      0       $    21      $      21     $        0
Material ..............       1997        2000       $   14,781    $  2,602       $ 4,493      $   1,891     $        0
Computers .............       1998        2000       $   17,643    $      0       $   288      $     288     $        0
Computers .............       1998        2000       $    8,523    $      0       $     0      $       0     $        0
Computers .............       1997        2000       $   16,071    $      0       $     0      $       0     $        0
Computers .............       1997        2000       $   27,183    $    397       $   435      $      38     $        0
Computers .............       1997        2000       $  345,530    $ 60,725       $61,163      $     438     $        0
Furniture .............       1997        2000       $   66,733    $    594       $   834      $     240     $        0
Construction ..........       1998        2000       $   16,604    $  8,135       $ 9,090      $     955     $        0
Medical ...............       1998        2000       $   29,367    $      0       $ 1,136      $   1,136     $        0
Miscellaneous .........    Various        2000       $        0    $      0       $ 4,121      $   4,121     $        0
Aircraft ..............       1996        2001       $  702,508    $      0       $     0      $       0     $        0
Alliance ..............       1997        2001       $   59,823    $    561       $   897      $     336     $        0
Audio .................       1999        2001       $   46,541    $ 41,050       $     0      $ (41,050)    $        0
Automotive ............       1997        2001       $   37,658    $ 17,964       $19,962      $   1,999     $        0
Automotive ............       1998        2001       $   55,270    $      0       $    12      $      12     $        0
Automotive ............       1997        2001       $   20,952    $    246       $   352      $     106     $        0
Automotive ............       1998        2001       $   35,734    $    127       $ 2,373      $   2,246     $        0
Automotive ............       1997        2001       $    4,538    $  1,632       $    48      $  (1,585)    $        0
Automotive ............       1997        2001       $   12,060    $  3,863       $     0      $  (3,863)    $        0
Automotive ............       1998        2001       $   44,826    $    543       $   443      $     (99)    $        0
Automotive ............       1997        2001       $   31,149    $ 17,566       $10,221      $  (7,346)    $        0
Automotive ............       1998        2001       $   17,934    $      0       $   604      $     604     $        0
Computers .............       1998        2001       $   32,434    $      0       $ 2,586      $   2,586     $        0
Computers .............       1998        2001       $   14,169    $    967       $   429      $    (539)    $        0
Computers .............       1997        2001       $   22,324    $      0       $     1      $       1     $        0
Computers .............       1998        2001       $   38,219    $      0       $ 1,422      $   1,422     $        0
Computers .............       1998        2001       $   20,176    $    122       $   685      $     563     $        0
Computers .............       1998        2001       $    1,968    $      0       $   854      $     854     $        0
Computers .............       1998        2001       $   29,465    $      0       $    70      $      70     $        0
Computers .............       1998        2001       $   17,503    $      0       $ 1,095      $   1,095     $        0
Computers .............       1998        2001       $   12,608    $      0       $   529      $     529     $        0
Computers .............       1997        2001       $   20,803    $      0       $    36      $      36     $        0
Computers .............       1997        2001       $   10,363    $      0       $ 1,221      $   1,221     $        0
Computers .............       1998        2001       $   19,173    $      0       $     0      $       0     $        0
Computers .............       1998        2001       $   41,460    $      0       $ 2,063      $   2,063     $        0
Computers .............       1998        2001       $   13,863    $    235       $   452      $     217     $        0
Computers .............       1998        2001       $    2,251    $      0       $    72      $      72     $        0
Computers .............       1997        2001       $   41,900    $    220       $ 1,877      $   1,658     $        0
Computers .............       1998        2001       $   18,273    $      0       $     0      $       0     $        0
Computers .............       1997        2001       $   11,468    $      0       $     4      $       4     $        0
Computers .............       1997        2001       $   20,140    $    992       $ 1,407      $     415     $        0
Computers .............       2001        2001       $   84,977    $    656       $ 2,926      $   2,269     $        0
Computers .............       1998        2001       $    4,132    $      0       $ 1,149      $   1,149     $        0
Computers .............       1997        2001       $   57,044    $      0       $     0      $       0     $        0
Computers .............       1998        2001       $   10,805    $      0       $   329      $     329     $        0
Computers .............       1998        2001       $    7,922    $      0       $     0      $       0     $        0
Computers .............       1997        2001       $   77,364    $      0       $     0      $       0     $        0
Computers .............       1998        2001       $      768    $      0       $    33      $      33     $        0
Computers .............       1998        2001       $   25,047    $      0       $     0      $       0     $        0
Computers .............       1997        2001       $   18,563    $    237       $   292      $      55     $        0
Computers .............       1997        2001       $   43,764    $      0       $   598      $     598     $        0
Computers .............       1997        2001       $   40,118    $    268       $ 1,311      $   1,043     $        0
Computers .............       1998        2001       $   35,980    $      0       $     0      $       0     $        0
Computers .............       1998        2001       $    7,732    $    620       $   604      $     (16)    $        0
Computers .............       1998        2001       $   17,087    $      0       $   856      $     856     $        0
Computers .............       1997        2001       $   18,332    $    491       $   675      $     183     $        0
Computers .............       1997        2001       $   45,705    $    637       $     0      $    (637)    $        0
Computers .............       1998        2001       $1,111,094    $104,162       $87,801      $ (16,361)    $ (353,713)
Computers .............       1998        2001       $    7,855    $      0       $   109      $     109     $        0

                                     TABLE V

                                   (unaudited)

                                                       Total                                                  Federal
        Type of           Year of       Year of     Acquisition    Net Book        Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- ----------- -------------- ------------- --------------
Computers ............     1998          2001       $   31,543     $ 7,543       $ 7,506      $    (37)     $        0
Computers ............     1998          2001       $   29,262     $   500       $     0      $   (500)     $        0
Computers ............     1997          2001       $   19,537     $ 4,385       $ 5,015      $    630      $        0
Computers ............     1998          2001       $    3,657     $   621       $   499      $   (122)     $        0
Computers ............     1998          2001       $   27,567     $ 8,093       $     0      $ (8,093)     $        0
Computers ............     1998          2001       $3,859,430     $     0       $     0      $      0      $ (996,435)
Computers ............     1998          2001       $  784,397     $     0       $     0      $      0      $ (271,878)
Computers ............     2001          2001       $  471,541     $75,795       $75,796      $      0      $        0
Computers ............     2001          2001       $   25,717     $ 5,000       $16,164      $ 11,164      $        0
Computers ............     1997          2001       $   65,477     $     0       $     0      $      0      $        0
Computers ............     1997          2001       $   10,015     $   751       $   619      $   (132)     $        0
Computers ............     1998          2001       $   25,591     $     0       $     0      $      0      $        0
Computers ............     1998          2001       $   20,208     $ 6,988       $ 7,382      $    395      $        0
Computers ............     1997          2001       $   11,587     $     0       $     0      $      0      $        0
Computers ............     1997          2001       $   12,624     $   342       $   596      $    254      $        0
Computers ............     1998          2001       $   15,987     $     0       $   380      $    380      $        0
Computers ............     1998          2001       $   23,471     $   404       $     0      $   (404)     $        0
Computers ............     1998          2001       $   10,316     $    46       $   463      $    417      $        0
Computers ............     1998          2001       $    8,772     $   288       $   288      $      0      $        0
Computers ............     1998          2001       $    4,398     $     0       $     0      $      0      $        0
Computers ............     1998          2001       $    9,678     $    95       $   142      $     48      $        0
Computers ............     1997          2001       $   35,728     $   765       $   842      $     77      $        0
Computers ............     1997          2001       $   28,217     $   305       $     0      $   (305)     $        0
Construction .........     1997          2001       $   32,171     $12,655       $13,725      $  1,070      $        0
Construction .........     1998          2001       $   21,429     $ 1,435       $     0      $ (1,435)     $        0
Copiers ..............     1998          2001       $   41,360     $ 1,100       $ 1,545      $    444      $        0
Copiers ..............     1998          2001       $   14,914     $     0       $   670      $    670      $        0
Dimension ............     1997          2001       $   63,534     $21,456       $19,975      $ (1,481)     $        0
Fixture ..............     1997          2001       $   47,077     $ 3,524       $     0      $ (3,524)     $        0
Fixture ..............     1997          2001       $   45,173     $     0       $ 1,552      $  1,552      $        0
Fixture ..............     1996          2001       $   29,892     $ 1,537       $ 1,861      $    324      $        0
Fixture ..............     1997          2001       $    3,322     $     0       $     0      $      0      $        0
Fixture ..............     1997          2001       $   20,564     $     0       $     0      $      0      $        0
Fixture ..............     1998          2001       $   41,611     $ 4,571       $ 3,989      $   (581)     $        0
Fixture ..............     1998          2001       $   19,962     $   605       $   605      $      0      $        0
Fixture ..............     1998          2001       $   55,740     $   844       $ 1,498      $    654      $        0
Fixture ..............     1997          2001       $   49,131     $   993       $     0      $   (993)     $        0
Fixture ..............     1998          2001       $   19,360     $     0       $     0      $      0      $        0
Fixture ..............     1998          2001       $   97,333     $49,421       $55,082      $  5,662      $        0
Fixture ..............     1997          2001       $   25,628     $     0       $ 1,991      $  1,991      $        0
Fixture ..............     1997          2001       $   47,548     $ 1,855       $   493      $ (1,362)     $        0
Fixture ..............     1998          2001       $   26,904     $     0       $    80      $     80      $        0
Fixture ..............     1997          2001       $   46,439     $ 3,480       $     0      $ (3,480)     $        0
Furniture ............     1997          2001       $  388,702     $     0       $38,198      $ 38,198      $        0
Furniture ............     1997          2001       $  177,028     $ 9,551       $ 6,588      $ (2,963)     $        0
Furniture ............     1998          2001       $    4,862     $   764       $   766      $      2      $        0
Furniture ............     1997          2001       $   24,130     $   497       $     0      $   (497)     $        0
Furniture ............     1997          2001       $   30,449     $     0       $   102      $    102      $        0
Furniture ............     1997          2001       $   10,449     $   614       $   732      $    118      $        0
Material .............     1997          2001       $   27,771     $ 3,669       $ 4,132      $    463      $        0
Medical ..............     1997          2001       $   22,540     $     0       $     0      $      0      $        0
Medical ..............     1997          2001       $   47,076     $     0       $    59      $     59      $        0
Medical ..............     1998          2001       $   30,131     $   383       $13,640      $ 13,257      $        0
Medical ..............     1997          2001       $   11,533     $     0       $    34      $     34      $        0
Medical ..............     1997          2001       $   35,863     $     0       $    10      $     10      $        0
Mnfctg ...............     1997          2001       $   18,329     $     0       $     6      $      6      $        0
Mnfctg ...............     1997          2001       $   28,195     $    50       $     0      $    (50)     $        0
Mnfctg ...............     1997          2001       $   49,492     $     0       $   594      $    594      $        0
Mnfctg ...............     1998          2001       $   12,899     $   483       $   483      $      0      $        0
Mnfctg ...............     1997          2001       $   12,116     $   367       $   367      $      0      $        0

                                     TABLE V

                                   (unaudited)

                                                       Total                                                 Federal
        Type of           Year of       Year of     Acquisition    Net Book        Net           GAAP        Taxable
       Equipment        Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------- ------------- ------------- ------------- ----------- -------------- ------------- ------------
Mnfctg ...............     1998          2001         $304,689     $     0       $     0      $       0     $      0
Mnfctg ...............     1998          2001         $ 28,769     $     0       $     0      $       0     $      0
Mnfctg ...............     1997          2001         $ 43,190     $     0       $     0      $       0     $      0
Mnfctg ...............     1997          2001         $ 25,902     $     0       $   965      $     965     $      0
Mnfctg ...............     1997          2001         $ 34,571     $     0       $ 2,697      $   2,697     $      0
Mnfctg ...............     1997          2001         $ 43,539     $17,209       $19,074      $   1,865     $      0
Mnfctg ...............     1997          2001         $ 54,192     $     0       $ 1,720      $   1,720     $      0
Mnfctg ...............     1997          2001         $ 29,595     $15,829       $14,053      $  (1,775)    $      0
Mnfctg ...............     1998          2001         $ 18,925     $     0       $     0      $       0     $      0
Mnfctg ...............     1997          2001         $ 17,965     $     0       $ 1,265      $   1,265     $      0
Mnfctg ...............     1997          2001         $ 39,693     $ 8,118       $ 7,858      $    (260)    $      0
Office Equip .........     1998          2001         $ 40,189     $ 1,348       $     0      $  (1,348)    $      0
Office Equip .........     1997          2001         $ 12,890     $   230       $   248      $      18     $      0
Office Equip .........     1998          2001         $ 22,094     $   303       $     0      $    (303)    $      0
Other ................     1997          2001         $ 51,233     $     0       $ 4,229      $   4,229     $      0
Photography ..........     1997          2001         $ 24,372     $     0       $     0      $       0     $      0
Printing .............     1998          2001         $ 76,451     $33,574       $37,500      $   3,926     $      0
Printing .............     1998          2001         $ 38,541     $ 9,086       $10,434      $   1,348     $      0
Printing .............     1997          2001         $ 29,574     $20,092       $22,215      $   2,124     $      0
Restaurant ...........     1997          2001         $ 16,277     $   239       $     0      $    (239)    $      0
Restaurant ...........     1997          2001         $ 74,429     $ 1,972       $ 2,175      $     203     $      0
Restaurant ...........     1999          2001         $ 64,786     $   176       $     0      $    (176)    $      0
Restaurant ...........     1997          2001         $  9,164     $     0       $ 2,230      $   2,230     $      0
Restaurant ...........     1997          2001         $ 26,586     $ 1,303       $     0      $  (1,303)    $      0
Restaurant ...........     1997          2001         $  7,399     $     0       $     4      $       4     $      0
Restaurant ...........     1997          2001         $ 64,586     $30,206       $     0      $ (30,206)    $      0
Restaurant ...........     1998          2001         $ 17,114     $     0       $     6      $       6     $      0
Restaurant ...........     1998          2001         $ 48,904     $18,149       $19,856      $   1,707     $      0
Restaurant ...........     1997          2001         $ 20,997     $     0       $    72      $      72     $      0
Restaurant ...........     1998          2001         $  2,585     $     0       $     0      $       0     $      0
Restaurant ...........     1997          2001         $ 21,887     $     0       $     0      $       0     $      0
Restaurant ...........     1997          2001         $ 15,009     $   215       $     0      $    (215)    $      0
Restaurant ...........     1998          2001         $ 81,183     $     0       $ 3,132      $   3,132     $      0
Restaurant ...........     1998          2001         $ 24,013     $     0       $     0      $       0     $      0
Restaurant ...........     1998          2001         $  8,046     $     0       $     0      $       0     $      0
Restaurant ...........     1997          2001         $  8,776     $     0       $    72      $      72     $      0
Restaurant ...........     1997          2001         $ 32,702     $     0       $     0      $       0     $      0
Restaurant ...........     1997          2001         $ 15,393     $     0       $     0      $       0     $      0
Retail ...............     1999          2001         $  3,139     $     0       $     0      $       0     $      0
Retail ...............     1997          2001         $ 18,100     $     0       $   735      $     735     $      0
Retail ...............     1998          2001         $ 21,934     $   403       $   572      $     169     $      0
Retail ...............     1998          2001         $ 14,758     $     0       $     0      $       0     $      0
Retail ...............     1998          2001         $ 17,736     $     0       $   205      $     205     $      0
Retail ...............     1997          2001         $ 27,337     $     0       $   368      $     368     $      0
Retail ...............     1998          2001         $ 13,761     $     0       $   484      $     484     $      0
Retail ...............     1998          2001         $ 15,662     $     4       $ 1,251      $   1,247     $      0
Retail ...............     1998          2001         $ 23,930     $     0       $     0      $       0     $      0
Retail ...............     1997          2001         $ 38,394     $   961       $   961      $       0     $      0
Telecomm .............     1999          2001         $ 18,275     $     0       $    66      $      66     $      0
Telecomm .............     1999          2001         $ 18,337     $     0       $ 3,273      $   3,273     $      0
Telecomm .............     1998          2001         $ 33,317     $10,209       $11,227      $   1,018     $ (2,100)
Telecomm .............     1997          2001         $ 12,589     $     0       $ 1,433      $   1,433     $      0
Telecomm .............     1997          2001         $105,616     $ 3,052       $ 3,052      $       0     $      0
Telecomm .............     1997          2001         $ 75,298     $     0       $     0      $       0     $      0
Telecomm .............     1998          2001         $ 94,696     $47,804       $52,417      $   4,613     $      0
Telecomm .............     1997          2001         $ 28,025     $     0       $     0      $       0     $      0
Telecomm .............     1997          2001         $ 20,333     $   298       $     0      $    (298)    $      0
Telecomm .............     1996          2001         $ 15,040     $     0       $   532      $     532     $      0
Telecomm .............     1993          2001         $  6,771     $    57       $ 3,225      $   3,168     $      0
Telecomm .............     1997          2001         $ 29,010     $   255       $ 2,224      $   1,970     $      0
Telecomm .............     1997          2001         $ 20,530     $     0       $     0      $       0     $      0

                                     TABLE V

                                   (unaudited)

                                                   Total                                                     Federal
      Type of         Year of       Year of     Acquisition     Net Book         Net           GAAP          Taxable
     Equipment      Acquisition   Disposition     Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)     Gain (Loss)
------------------ ------------- ------------- ------------- ------------- -------------- ------------- ----------------
Telecomm .........     1998          2001       $   116,486   $   10,645     $   13,357    $    2,711     $    (33,237)
Telecomm .........     1998          2001       $    18,483   $        0     $      610    $      610     $          0
Telecomm .........     1997          2001       $   229,916   $      260     $    7,854    $    7,594     $          0
Telecomm .........     1998          2001       $    22,295   $        0     $        0    $        0     $          0
Telecomm .........     1996          2001       $    16,252   $    2,959     $    7,433    $    4,474     $          0
Telecomm .........     1993          2001       $     6,753   $       71     $    2,266    $    2,194     $          0
Telecomm .........     1993          2001       $   180,617   $    1,876     $   35,819    $   33,943     $          0
Telecomm .........     1993          2001       $     3,389   $      185     $        0    $     (185)    $          0
Telecomm .........     1993          2001       $    33,171   $        0     $        0    $        0     $          0
Telecomm .........     1996          2001       $    13,625   $    4,405     $      171    $   (4,234)    $       (510)
Telecomm .........     1997          2001       $    26,856   $        0     $        0    $        0     $          0
Video ............     1997          2001       $    33,006   $        0     $      100    $      100     $          0
Video ............     1998          2001       $    45,566   $    2,892     $    2,818    $      (75)    $          0
Video ............     1997          2001       $    61,777   $        0     $      195    $      195     $          0
Video ............     1997          2001       $    63,004   $        0     $    2,257    $    2,257     $          0
Video ............     1997          2001       $    30,891   $    1,142     $    3,156    $    2,014     $          0
Fixture ..........     1996          2002       $    56,207   $    5,000     $    5,763    $      763     $      5,763
Fixture ..........     1998          2002       $   177,102   $  149,045     $  149,045    $        0     $          0
Medical ..........     1998          2002       $    98,353   $   13,544     $    3,071    $  (10,472)    $          0
Medical ..........     1998          2002       $    42,126   $   13,436     $   17,576    $    4,140     $      9,151
Medical ..........     1998          2002       $    75,632   $   13,796     $    9,406    $   (4,390)    $          0
Mnfctg ...........     1996          2002       $    20,773   $      300     $      715    $      415     $          0
Retail ...........     1996          2002       $    30,364   $        0     $        0    $        0     $          0
Retail ...........     1994          2002       $    93,880   $    6,568     $  210,306    $  203,737     $    140,000
Retail ...........     1998          2002       $ 1,729,079   $  372,472     $  429,182    $   56,709     $     83,366
Retail ...........     1998          2002       $ 2,845,753   $  514,718     $  571,460    $   56,742     $      2,309
Telecomm .........     1998          2002       $    20,050   $    5,349     $        0    $   (5,349)    $          0
Telecomm .........     1998          2002       $    25,615   $      621     $   11,852    $   11,231     $      6,729
Telecomm .........     1998          2002       $    19,412   $      132     $        0    $     (132)    $          0
Telecomm .........     1998          2002       $   142,224   $   36,870     $        0    $  (36,870)    $          0
Telecomm .........     1998          2002       $    38,190   $    2,046     $        0    $   (2,046)    $          0
Telecomm .........     1998          2002       $   600,722   $  100,171     $        0    $ (100,171)    $          0
Telecomm .........     1998          2002       $   575,991   $  145,280     $   49,839    $  (95,440)    $          0
Telecomm .........     1996          2002       $    20,611   $        0     $      149    $      149     $        149
Telecomm .........     1993          2002       $    11,028   $       44     $      440    $      396     $        440
Telecomm .........     1998          2002       $   340,124   $   64,515     $   74,338    $    9,822     $      6,313
Telecomm .........     2000          2002       $    14,160   $    5,507     $    3,317    $   (2,190)    $          0
Telecomm .........     1998          2002       $ 1,079,602   $  278,093     $  137,434    $ (140,659)    $          0
                                                -----------   ----------     ----------    ----------     ------------
                                                $35,676,562   $4,243,626     $4,512,014    $  268,387     $ (1,194,725)
                                                ===========   ==========     ==========    ==========     ============

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners L.P. Six for the three years ended December 31, 2002.Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                     Total
               Type of                  Year of       Year of     Acquisition
              Equipment               Acquisition   Disposition     Cost (1)
------------------------------------ ------------- ------------- -------------
Computers ..........................     1995          2000       $   33,958
Medical ............................     1995          2000       $   37,489
Medical ............................     1995          2000       $   16,153
Manufacturing & Production .........     1995          2000       $   24,680
Medical ............................     1995          2000       $   26,997
Medical ............................     1995          2000       $   10,723
Medical ............................     1995          2000       $   27,236
Medical ............................     1995          2000       $   11,725
Computers ..........................     1995          2000       $    5,806
Telecommunications .................     1996          2000       $   24,478
Telecommunications .................     1998          2000       $   36,556
Manufacturing & Production .........     1995          2000       $   17,882
Manufacturing & Production .........     1997          2000       $   15,823
Medical ............................     1997          2000       $        0
Manufacturing & Production .........     1995          2000       $        0
Medical ............................     1995          2000       $        0
Computers ..........................     1995          2000       $   18,950
Computers ..........................     1995          2000       $   68,503
Computers ..........................     1995          2000       $  163,900
Computers ..........................     1995          2000       $  131,047
Manufacturing & Production .........     1995          2000       $   13,717
Computers ..........................     1996          2000       $   36,247
Restaurant .........................     1995          2000       $        0
Computers ..........................     1996          2000       $        0
Printing ...........................     1995          2000       $   34,711
Manufacturing & Production .........     1995          2000       $   11,592
Manufacturing & Production .........     1995          2000       $   30,587
Restaurant .........................     1995          2000       $        0
Telecommunications .................     1997          2000       $        0
Computers ..........................     1996          2000       $        0
Computers ..........................     1995          2000       $   10,900
Medical ............................     1995          2000       $   20,088
Manufacturing & Production .........     1995          2000       $    6,707
Telecommunications .................     1995          2000       $        0
Manufacturing & Production .........     1997          2000       $   34,631
Manufacturing & Production .........     1995          2000       $   19,885
Telecommunications .................     1997          2000       $        0
Telecommunications .................     1996          2000       $1,611,334
Medical ............................     1995          2000       $   20,088
Computers ..........................     1995          2000       $   10,900
Manufacturing & Production .........     1995          2000       $   48,926
Telecommunications .................     1997          2000       $        0
Manufacturing & Production .........     1995          2000       $   20,671
Printing ...........................     1995          2000       $   15,985
Material ...........................     1995          2000       $  111,916
Restaurant .........................     1995          2000       $   19,451
Telecommunications .................     1997          2000       $        0
Computers ..........................     1995          2000       $   15,505
Manufacturing & Production .........     1995          2000       $   30,901
Telecommunications .................     1995          2000       $        0
Manufacturing & Production .........     1995          2000       $   38,482
Restaurant .........................     1995          2000       $   38,466
Telecommunications .................     1997          2000       $        0
Material ...........................     1995          2000       $   21,653
Printing ...........................     1995          2000       $  114,874
Telecommunications .................     1996          2000       $        0
Telecommunications .................     1996          2000       $   51,148
Restaurant .........................     1995          2000       $   82,663

                                                                                 Federal
               Type of                 Net Book        Net           GAAP        Taxable
              Equipment               Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------ ----------- -------------- ------------- ------------
Computers ..........................  $      0      $    161      $    161     $       0
Medical ............................  $      0      $      0      $      0     $       0
Medical ............................  $    286      $      0      $   (286)    $       0
Manufacturing & Production .........  $      0      $    610      $    610     $       0
Medical ............................  $      0      $      1      $      1     $       0
Medical ............................  $      0      $      1      $      1     $       0
Medical ............................  $      0      $      4      $      4     $       0
Medical ............................  $      0      $      4      $      4     $       0
Computers ..........................  $      0      $    292      $    292     $       0
Telecommunications .................  $      0      $      0      $      0     $  (4,896)
Telecommunications .................  $  7,706      $  8,153      $    447     $ (13,781)
Manufacturing & Production .........  $  3,767      $  4,900      $  1,133     $       0
Manufacturing & Production .........  $  1,079      $      0      $ (1,079)    $       0
Medical ............................  $      0      $    714      $    714     $       0
Manufacturing & Production .........  $      0      $    416      $    416     $       0
Medical ............................  $      0      $    745      $    745     $       0
Computers ..........................  $      0      $      1      $      1     $       0
Computers ..........................  $ 15,166      $ 12,212      $ (2,954)    $   8,786
Computers ..........................  $ 25,266      $ 32,141      $  6,875     $  23,945
Computers ..........................  $ 20,081      $ 27,233      $  7,152     $  20,681
Manufacturing & Production .........  $      0      $      6      $      6     $       0
Computers ..........................  $  9,896      $      0      $ (9,896)    $  (7,250)
Restaurant .........................  $  1,324      $      0      $ (1,324)    $       0
Computers ..........................  $      0      $    751      $    751     $       0
Printing ...........................  $      0      $      0      $      0     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Restaurant .........................  $  1,324      $      0      $ (1,324)    $       1
Telecommunications .................  $      0      $ 55,296      $ 55,296     $       0
Computers ..........................  $      0      $    307      $    307     $       0
Computers ..........................  $      0      $      0      $      0     $       0
Medical ............................  $    472      $    474      $      2     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Telecommunications .................  $      0      $ 18,432      $ 18,432     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Telecommunications .................  $      0      $ 18,432      $ 18,432     $       0
Telecommunications .................  $640,200      $697,276      $ 57,076     $ 285,691
Medical ............................  $      0      $    474      $    474     $       0
Computers ..........................  $      0      $    251      $    251     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Telecommunications .................  $      0      $ 18,432      $ 18,432     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Printing ...........................  $  1,034      $  1,070      $     36     $       0
Material ...........................  $      0      $      0      $      0     $       0
Restaurant .........................  $      0      $      0      $      0     $       0
Telecommunications .................  $      0      $ 18,432      $ 18,432     $       0
Computers ..........................  $    106      $    106      $      0     $       0
Manufacturing & Production .........  $      0      $      0      $      0     $       0
Telecommunications .................  $      0      $    374      $    374     $       0
Manufacturing & Production .........  $      0      $     18      $     18     $       0
Restaurant .........................  $      0      $      4      $      4     $       0
Telecommunications .................  $      0      $ 18,432      $ 18,432     $       0
Material ...........................  $      0      $      3      $      3     $       0
Printing ...........................  $     50      $      0      $    (50)    $       0
Telecommunications .................  $      0      $    714      $    714     $       0
Telecommunications .................  $ 12,000      $ 22,993      $ 10,993     $ (10,230)
Restaurant .........................  $      0      $      0      $      0     $       0

                                     TABLE V
Sales  or Dispositions of equipment--Prior Public Programs--L.P. Six (continued)

                                   (unaudited)

                                                                     Total
               Type of                  Year of       Year of     Acquisition
              Equipment               Acquisition   Disposition     Cost (1)
------------------------------------ ------------- ------------- -------------
Telecommunications .................     1997          2000       $        0
Medical ............................     1995          2000       $   30,300
Computers ..........................     1998          2000       $   72,747
Manufacturing & Production .........     1995          2000       $3,107,334
Telecommunications .................     1995          2000       $   92,099
Manufacturing & Production .........     1995          2000       $        0
Manufacturing & Production .........     1995          2000       $   13,208
Telecommunications .................     1997          2000       $        0
Printing ...........................     1995          2000       $  207,509
Printing ...........................     1995          2000       $  124,780
Telecommunications .................     1997          2000       $        0
Telecommunications .................     1997          2000       $        0
Computers ..........................     1995          2001       $    1,537
Computers ..........................     1995          2001       $    1,827
Computers ..........................     1995          2001       $    1,884
Computers ..........................     1995          2001       $    1,900
Computers ..........................     1995          2001       $    2,058
Computers ..........................     1995          2001       $    2,521
Computers ..........................     1995          2001       $    2,822
Computers ..........................     1995          2001       $    3,020
Computers ..........................     1995          2001       $    3,338
Computers ..........................     1995          2001       $    3,453
Computers ..........................     1995          2001       $    4,130
Computers ..........................     1996          2001       $    5,168
Computers ..........................     1995          2001       $    6,723
Computers ..........................     1996          2001       $    9,491
Computers ..........................     1995          2001       $   13,962
Computers ..........................     1995          2001       $   15,418
Computers ..........................     1995          2001       $   17,007
Computers ..........................     1995          2001       $   17,887
Computers ..........................     1995          2001       $   18,565
Computers ..........................     1995          2001       $   19,523
Computers ..........................     1995          2001       $   19,828
Computers ..........................     1995          2001       $   23,548
Computers ..........................     1995          2001       $   28,609
Computers ..........................     1995          2001       $   29,790
Computers ..........................     1995          2001       $   35,635
Computers ..........................     1995          2001       $   41,297
Computers ..........................     1995          2001       $   41,297
Computers ..........................     1995          2001       $   43,169
Computers ..........................     1995          2001       $   50,193
Computers ..........................     1996          2001       $   98,206
Computers ..........................     1995          2001       $  118,168
Computers ..........................     1995          2001       $  195,129
Computers ..........................     1995          2001       $  215,834
Fixture ............................     1995          2001       $  107,342
Furniture ..........................     1996          2001       $    8,530
Furniture ..........................     1995          2001       $   29,923
Manfctg ............................     1994          2001       $    1,160
Manfctg ............................     1996          2001       $    2,723
Manfctg ............................     1996          2001       $    2,825
Manfctg ............................     1996          2001       $    3,542
Manfctg ............................     1995          2001       $    4,466
Manfctg ............................     1996          2001       $    5,752
Manfctg ............................     1997          2001       $    6,471
Manfctg ............................     1996          2001       $    7,191
Manfctg ............................     1995          2001       $    8,532
Manfctg ............................     1995          2001       $   11,251
Manfctg ............................     1995          2001       $   13,470
Manfctg ............................     1996          2001       $   14,227
Manfctg ............................     1996          2001       $   15,975
Manfctg ............................     1996          2001       $   16,180
Manfctg ............................     1996          2001       $   16,423

                                                                                 Federal
               Type of                 Net Book        Net           GAAP        Taxable
              Equipment               Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------ ----------- -------------- ------------- ------------
Telecommunications ................. $      0       $ 18,432      $ 18,432      $      0
Medical ............................ $      0       $      0      $      0      $      0
Computers .......................... $      0       $      4      $      4      $      0
Manufacturing & Production ......... $340,721       $757,682      $416,960      $602,315
Telecommunications ................. $      0       $ 50,246      $ 50,246      $      0
Manufacturing & Production ......... $      0       $    435      $    435      $      0
Manufacturing & Production ......... $      0       $    285      $    285      $   (660)
Telecommunications ................. $      0       $ 18,432      $ 18,432      $      0
Printing ........................... $8,524 $0      $ (8,524)     $      0
Printing ........................... $ 18,351       $ 23,000      $  4,649      $      0
Telecommunications ................. $      0       $ 18,432      $ 18,432      $      0
Telecommunications ................. $      0       $ 18,432      $ 18,432      $      0
Computers .......................... $    272       $    272      $      0      $      0
Computers .......................... $    272       $    272      $      0      $      0
Computers .......................... $    362       $    362      $      0      $      0
Computers .......................... $    303       $    303      $      0      $      0
Computers .......................... $    538       $    538      $      0      $      0
Computers .......................... $    404       $    404      $      0      $      0
Computers .......................... $    226       $    226      $      0      $      0
Computers .......................... $    404       $    404      $      0      $      0
Computers .......................... $    482       $    482      $      0      $      0
Computers .......................... $    842       $    842      $      0      $      0
Computers .......................... $    729       $    729      $      0      $      0
Computers .......................... $    632       $    632      $      0      $      0
Computers .......................... $    899       $    899      $      0      $    899
Computers .......................... $    658       $    658      $      0      $      0
Computers .......................... $  2,036       $  2,036      $      0      $  2,036
Computers .......................... $      0       $      0      $      0      $      0
Computers .......................... $  2,480       $  2,480      $      0      $  2,480
Computers .......................... $  1,105       $  1,105      $      0      $      0
Computers .......................... $  3,822       $  3,822      $      0      $      0
Computers .......................... $  3,490       $  3,490      $      0      $      0
Computers .......................... $  3,557       $  3,557      $      0      $      0
Computers .......................... $  2,876       $  2,876      $      0      $      0
Computers .......................... $  4,719       $  4,719      $      0      $      0
Computers .......................... $  2,652       $  2,652      $      0      $      0
Computers .......................... $  7,527       $  7,527      $      0      $      0
Computers .......................... $  5,417       $  5,417      $      0      $      0
Computers .......................... $  8,440       $  8,440      $      0      $      0
Computers .......................... $  5,747       $  5,747      $      0      $  5,747
Computers .......................... $  2,304       $      0      $ (2,304)     $      0
Computers .......................... $ 13,554       $ 13,554      $      0      $ 13,554
Computers .......................... $ 17,563       $ 17,563      $      0      $ 17,563
Computers .......................... $ 55,572       $ 55,572      $      0      $ 15,321
Computers .......................... $ 31,333       $ 31,333      $      0      $ 31,333
Fixture ............................ $ 16,077       $ 16,077      $      0      $ 16,077
Furniture .......................... $  1,483       $  1,483      $      0      $      0
Furniture .......................... $  2,468       $  2,458      $    (11)     $  2,458
Manfctg ............................ $    180       $    180      $      0      $      0
Manfctg ............................ $    542       $    542      $      0      $   (132)
Manfctg ............................ $    472       $    472      $      0      $   (137)
Manfctg ............................ $    327       $    327      $      0      $    155
Manfctg ............................ $    878       $    878      $      0      $    878
Manfctg ............................ $  1,065       $  1,065      $      0      $      0
Manfctg ............................ $    342       $    403      $     61      $      0
Manfctg ............................ $  1,374       $  1,374      $      0      $   (349)
Manfctg ............................ $  1,969       $  1,969      $      0      $      0
Manfctg ............................ $      0       $      0      $      0      $      0
Manfctg ............................ $    747       $    747      $      0      $      0
Manfctg ............................ $  2,569       $  2,569      $      0      $   (691)
Manfctg ............................ $  4,941       $  7,443      $  2,502      $  1,727
Manfctg ............................ $  3,066       $  3,066      $      0      $      0
Manfctg ............................ $  3,266       $  3,266      $      0      $   (797)

                                     TABLE V
      Sales or Dispositions of equipment --Prior Public Programs--L.P. Six
                                   (continued)
                                   (unaudited)

                                                         Total                                                         Federal
      Type of           Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
     Equipment        Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------   -------------   -------------   -------------   -----------   --------------   -------------   ------------
Manfctg ..........       1995            2001           $ 17,834      $  1,866        $  1,866         $     0        $      0
Manfctg ..........       1996            2001           $ 18,687      $  3,377        $  3,377         $     0        $      0
Manfctg ..........       1994            2001           $ 18,965      $  4,098        $  4,098         $     0        $      0
Manfctg ..........       1995            2001           $ 19,449      $  3,114        $  3,114         $     0        $      0
Manfctg ..........       1996            2001           $ 19,596      $  2,348        $  2,348         $     0        $   (951)
Manfctg ..........       1995            2001           $ 20,199      $  4,015        $  4,015         $     0        $      0
Manfctg ..........       1996            2001           $ 20,934      $  3,887        $  3,887         $     0        $      0
Manfctg ..........       1994            2001           $ 21,322      $  2,036        $  2,036         $     0        $      0
Manfctg ..........       1995            2001           $ 24,750      $  3,798        $  3,798         $     0        $      0
Manfctg ..........       1996            2001           $ 25,927      $      0        $  3,225         $ 3,225        $  1,966
Manfctg ..........       1996            2001           $ 26,577      $      0        $  3,548         $ 3,548        $  2,258
Manfctg ..........       1994            2001           $ 26,787      $  3,441        $  3,441         $     0        $      0
Manfctg ..........       1996            2001           $ 27,846      $      0        $  4,360         $ 4,360        $  3,009
Manfctg ..........       1994            2001           $ 27,855      $  4,765        $  4,765         $     0        $      0
Manfctg ..........       1995            2001           $ 30,577      $  3,723        $  3,723         $     0        $      0
Manfctg ..........       1996            2001           $ 31,486      $  5,965        $  5,965         $     0        $      0
Manfctg ..........       1996            2001           $ 37,745      $  6,928        $  6,928         $     0        $ (1,852)
Manfctg ..........       1995            2001           $ 37,762      $  4,970        $  4,970         $     0        $      0
Manfctg ..........       1995            2001           $ 38,584      $  2,033        $  2,033         $     0        $      0
Manfctg ..........       1996            2001           $ 38,821      $ 13,071        $ 13,071         $     0        $ 13,071
Manfctg ..........       1996            2001           $ 41,404      $ 12,292        $ 12,292         $     0        $ (2,010)
Manfctg ..........       1995            2001           $ 41,644      $  8,440        $  8,440         $     0        $      0
Manfctg ..........       1995            2001           $ 41,887      $  5,789        $  5,789         $     0        $      0
Manfctg ..........       1996            2001           $ 45,113      $ 14,438        $ 14,438         $     0        $ 14,438
Manfctg ..........       1996            2001           $ 47,931      $      0        $  7,906         $ 7,906        $  5,579
Manfctg ..........       1995            2001           $ 49,080      $  8,321        $  8,321         $     0        $      0
Manfctg ..........       1994            2001           $ 54,072      $  9,160        $  9,160         $     0        $  9,160
Manfctg ..........       1995            2001           $ 67,996      $ 11,454        $ 11,454         $     0        $      0
Manfctg ..........       1994            2001           $ 70,582      $ 11,873        $ 11,873         $     0        $      0
Manfctg ..........       1994            2001           $ 71,260      $ 12,390        $ 12,390         $     0        $      0
Manfctg ..........       1994            2001           $ 85,490      $ 15,543        $ 15,543         $     0        $ 15,543
Manfctg ..........       1996            2001           $ 91,169      $ 30,940        $ 36,417         $ 5,477        $ 36,417
Manfctg ..........       1995            2001           $ 95,005      $      0        $      0         $     0        $      0
Manfctg ..........       1996            2001           $124,010      $ 15,171        $ 15,171         $     0        $ (6,020)
Manfctg ..........       1996            2001           $130,477      $ 30,712        $ 30,712         $     0        $      0
Manfctg ..........       1994            2001           $131,136      $ 24,022        $ 24,022         $     0        $ 24,022
Manfctg ..........       1995            2001           $133,883      $  9,065        $  9,065         $     0        $  9,065
Manfctg ..........       1995            2001           $165,818      $ 35,071        $ 35,071         $     0        $ 32,200
Manfctg ..........       1994            2001           $192,412      $ 33,426        $ 33,426         $     0        $ 33,426
Manfctg ..........       1996            2001           $202,667      $ 45,629        $ 45,629         $     0        $      0
Manfctg ..........       1996            2001           $202,693      $      0        $ 30,065         $30,065        $ 20,226
Manfctg ..........       1994            2001           $210,513      $ 41,452        $ 41,452         $     0        $ 41,452
Manfctg ..........       1996            2001           $215,851      $      0        $ 17,778         $17,778        $  7,300
Manfctg ..........       1996            2001           $218,566      $  6,154        $ 28,666         $22,513        $      0
Manfctg ..........       1994            2001           $233,447      $ 67,556        $ 67,556         $     0        $      0
Manfctg ..........       1996            2001           $239,563      $ 57,445        $ 57,445         $     0        $      0
Manfctg ..........       1996            2001           $258,267      $ 56,005        $ 76,846         $20,842        $ 64,309
Manfctg ..........       1995            2001           $265,294      $ 55,521        $ 55,521         $     0        $ 42,750
Manfctg ..........       1998            2001           $313,830      $      0        $ 27,271         $27,271        $      0
Manfctg ..........       1996            2001           $339,013      $      0        $ 23,658         $23,658        $  7,201
Manfctg ..........       1994            2001           $403,482      $ 76,823        $ 76,823         $     0        $      0
Manfctg ..........       1996            2001           $456,157      $ 75,925        $ 96,879         $20,953        $      0
Manfctg ..........       1995            2001           $846,717      $204,748        $270,000         $65,252        $270,000
Material .........       1996            2001           $ 11,643      $  2,155        $  2,155         $     0        $    388
Material .........       1996            2001           $ 13,673      $  2,614        $  2,614         $     0        $   (664)
Material .........       1996            2001           $ 18,207      $  4,542        $  4,542         $     0        $      0
Material .........       1996            2001           $ 29,758      $ 27,328        $ 28,837         $ 1,509        $     64
Medical ..........       1995            2001           $ 24,003      $      0        $  1,400         $ 1,400        $      0
Printing .........       1995            2001           $  2,747      $    576        $    576         $     0        $      0
Printing .........       1997            2001           $ 16,779      $      0        $      0         $     0        $      0
Printing .........       1995            2001           $ 20,055      $      0        $  3,723         $ 3,723        $  2,606

                                     TABLE V

                                   (unaudited)

                                                       Total                                                    Federal
        Type of           Year of       Year of     Acquisition     Net Book         Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- ------------- -------------- ------------- --------------
Printing .............     1995          2001       $    35,755   $    4,141     $    4,141    $        0     $        0
Production ...........     2000          2001       $ 2,729,084   $1,681,574     $2,231,062    $  549,488     $        0
Restaurant ...........     1995          2001       $    52,487   $        0     $      862    $      862     $        0
Restaurant ...........     1999          2001       $    66,618   $        0     $        0    $        0     $        0
Restaurant ...........     1995          2001       $   117,421   $        0     $        0    $        0     $        0
Telecomm .............     1995          2001       $     1,690   $      389     $      389    $        0     $        0
Telecomm .............     2000          2001       $     2,214   $      283     $      164    $     (119)    $        0
Telecomm .............     1995          2001       $     9,687   $      407     $      407    $        0     $        0
Telecomm .............     2000          2001       $    10,966   $   10,647     $    3,500    $   (7,147)    $        0
Telecomm .............     1996          2001       $    14,939   $      307     $        0    $     (307)    $        0
Telecomm .............     1996          2001       $    15,320   $      921     $    3,418    $    2,497     $    2,674
Telecomm .............     1996          2001       $    16,130   $        0     $    4,638    $    4,638     $    3,855
Telecomm .............     1999          2001       $    16,916   $        0     $      807    $      807     $        0
Telecomm .............     1996          2001       $    17,551   $    3,540     $    3,540    $        0     $        0
Telecomm .............     1999          2001       $    28,825   $        0     $    1,376    $    1,376     $        0
Telecomm .............     1996          2001       $    40,763   $        0     $    2,905    $    2,905     $    2,905
Telecomm .............     1995          2001       $    66,355   $    9,859     $    9,859    $        0     $    9,859
Telecomm .............     1996          2001       $    69,868   $   14,530     $   18,726    $    4,196     $   15,335
Telecomm .............     1996          2001       $    73,871   $        0     $   12,271    $   12,271     $    6,530
Telecomm .............     1996          2001       $    74,455   $        0     $        0    $        0     $        0
Telecomm .............     1996          2001       $    82,821   $        0     $   14,860    $   14,860     $   10,840
Telecomm .............     1997          2001       $    90,855   $   41,553     $   17,266    $  (24,288)    $    8,445
Telecomm .............     1996          2001       $   101,875   $        0     $   14,099    $   14,099     $    9,154
Telecomm .............     1996          2001       $   107,650   $        0     $        0    $        0     $   (5,226)
Telecomm .............     1996          2001       $   110,604   $        0     $    8,748    $    8,748     $    3,379
Telecomm .............     1996          2001       $   113,038   $    3,225     $   36,845    $   33,620     $   31,333
Telecomm .............     1996          2001       $   121,860   $    1,950     $    2,431    $      481     $        0
Telecomm .............     1996          2001       $   126,461   $   31,118     $   31,118    $        0     $        0
Transport ............     2000          2001       $ 1,705,056   $1,362,202     $1,552,256    $  190,054     $        0
Computers ............     1995          2002       $   114,048   $   16,462     $   16,462    $        0     $   16,462
Construction .........     1998          2002       $   702,731   $  277,705     $        0    $ (277,705)    $ (137,159)
Furniture ............     1998          2002       $    35,500   $      593     $      706    $      113     $        0
Manfctg ..............     1996          2002       $   183,330   $   74,795     $   74,795    $        0     $        0
Manfctg ..............     1996          2002       $   583,011   $   38,134     $   38,134    $        0     $  301,771
Manfctg ..............     1996          2002       $   524,586   $   30,589     $   30,589    $        0     $  285,022
Manfctg ..............     1996          2002       $    21,961   $    6,997     $    6,997    $        0     $    6,997
Manfctg ..............     1996          2002       $   143,218   $   41,493     $   41,493    $        0     $   41,493
Manfctg ..............     1996          2002       $    24,098   $    8,637     $    8,637    $        0     $    8,637
Manfctg ..............     1996          2002       $    34,147   $    7,688     $    1,472    $   (6,216)    $    1,472
Manfctg ..............     1995          2002       $    54,088   $   11,568     $       84    $  (11,484)    $    4,075
Printing .............     1997          2002       $    10,394   $      982     $    1,000    $       18     $        0
Printing .............     1995          2002       $    47,916   $      647     $        0    $     (647)    $        0
Production ...........     1995          2002       $    21,009   $   16,002     $   20,002    $    4,000     $    8,626
Telecomm .............     1996          2002       $    48,914   $    6,009     $    4,200    $   (1,809)    $    4,200
Telecomm .............     1999          2002       $ 7,243,058   $ (122,148)    $  662,391    $  784,539     $  662,391
Trailers .............     2000          2002       $    65,322   $   41,367     $   38,070    $   (3,297)    $    4,578
                                                    -----------   ----------     ----------    ----------     ----------
                                                    $30,794,300   $6,040,514     $8,354,690    $2,314,176     $2,965,325
                                                    ===========   ==========     ==========    ==========     ==========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment--Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners L.P. Seven for the three years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
           Type of              Year of       Year of     Acquisition     Net Book         Net           GAAP         Taxable
          Equipment           Acquisition   Disposition     Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------------- ------------- ------------- ------------- ------------- -------------- ------------- --------------
Computers ..................     1996          2000       $    11,309   $    1,774     $        0    $   (1,774)    $   (2,262)
Computers ..................     1996          2000       $    11,976   $    1,659     $        0    $   (1,659)    $   (2,395)
Computers ..................     1996          2000       $     3,712   $      690     $      118    $     (572)    $     (743)
Computers ..................     1996          2000       $     5,614   $      906     $        0    $     (906)    $   (1,123)
Computers ..................     1996          2000       $    17,539   $    2,721     $    1,630    $   (1,091)    $   (1,948)
Computers ..................     1996          2000       $     2,664   $      576     $      148    $     (428)    $     (239)
Sanitation .................     1998          2000       $    13,322   $   10,200     $    5,274    $   (4,926)    $        0
Furniture ..................     1998          2000       $   476,294   $  256,659     $  316,299    $   59,640     $        0
Telecommunications .........     1996          2000       $         0   $        0     $    9,079    $    9,079     $        0
Computers ..................     1996          2000       $20,917,361   $3,135,633     $3,004,758    $ (130,875)    $        0
Computers ..................     1998          2000       $    15,655   $      781     $        0    $     (781)    $        0
Retail .....................     1998          2000       $    16,046   $        0     $    1,734    $    1,734     $        0
Telecommunications .........     1996          2000       $   556,847   $  195,779     $  158,424    $  (37,355)    $   83,332
Aircraft ...................     1998          2000       $ 6,433,047   $1,237,135     $1,730,479    $  493,344     $1,577,370
Aircraft ...................     1998          2000       $ 6,392,313   $1,295,981     $1,601,555    $  305,574     $1,316,652
Computers ..................     1997          2000       $ 1,018,131   $   16,450     $   18,109    $    1,659     $        0
Computers ..................     1997          2000       $ 1,018,131   $   16,450     $   18,109    $    1,659     $        0
Computers ..................     1997          2000       $ 1,041,270   $   17,480     $        0    $  (17,480)    $        0
Computers ..................     1997          2000       $ 1,015,143   $   16,951     $        0    $  (16,951)    $        0
Computers ..................     1997          2000       $   798,988   $   13,386     $        0    $  (13,386)    $        0
Computers ..................     1997          2000       $   646,902   $   10,450     $   11,451    $    1,001     $        0
Computers ..................     1997          2000       $   651,590   $   22,782     $        0    $  (22,782)    $        0
Audio ......................     1998          2001       $    13,007   $    1,173     $    1,299    $      126     $   (3,904)
Automotive .................     1998          2001       $    49,565   $   31,337     $   38,665    $    7,328     $        0
Computers ..................     1997          2001       $ 1,389,182   $  270,352     $  201,076    $  (69,276)    $ (180,571)
Computers ..................     1997          2001       $ 2,136,712   $  415,831     $  309,276    $ (106,554)    $ (256,358)
Computers ..................     1997          2001       $ 3,592,503   $  699,145     $  519,993    $ (179,151)    $ (406,378)
Computers ..................     1997          2001       $ 3,206,261   $  623,977     $  464,087    $ (159,890)    $ (357,109)
Computers ..................     1997          2001       $   939,815   $  182,900     $  136,032    $  (46,867)    $ (107,298)
Computers ..................     1997          2001       $ 1,220,389   $  237,502     $  176,644    $  (60,859)    $ (128,995)
Computers ..................     1997          2001       $ 3,487,862   $  343,815     $  663,086    $  319,271     $   40,668
Computers ..................     1997          2001       $ 4,035,913   $  396,369     $  767,340    $  370,971     $   48,453
Computers ..................     1997          2001       $ 4,157,568   $  392,179     $  787,107    $  394,927     $   59,605
Computers ..................     1996          2001       $     6,267   $      965     $      849    $     (116)    $        0
Computers ..................     1998          2001       $       419   $      500     $    3,635    $    3,135     $    3,467
Computers ..................     1998          2001       $    77,034   $   61,236     $   61,236    $        0     $        0
Computers ..................     1996          2001       $    22,103   $    1,982     $    2,891    $      909     $    1,818
Computers ..................     1996          2001       $   116,172   $   13,871     $   13,871    $        0     $    8,231
Computers ..................     1996          2001       $    17,669   $    2,776     $    2,776    $        0     $    1,918
Computers ..................     1996          2001       $     4,199   $      825     $      825    $        0     $      621
Computers ..................     1996          2001       $    53,738   $    7,787     $    7,787    $        0     $    5,179
Computers ..................     1996          2001       $     5,061   $      734     $      734    $        0     $    4,888
Computers ..................     1996          2001       $    10,970   $    1,590     $    1,590    $        0     $    1,057
Computers ..................     1996          2001       $   185,788   $   22,513     $   22,513    $        0     $   13,495
Computers ..................     1996          2001       $     8,034   $      892     $      892    $        0     $      502
Computers ..................     1996          2001       $    17,348   $    2,514     $    2,514    $        0     $    1,672
Computers ..................     1996          2001       $     6,241   $      815     $      815    $        0     $      512
Computers ..................     1996          2001       $    11,094   $    1,608     $    1,608    $        0     $    1,059
Computers ..................     1996          2001       $    62,210   $    9,016     $    9,016    $        0     $    5,996
Furniture ..................     1999          2001       $   130,127   $  163,809     $  162,790    $   (1,019)    $        0
Furniture ..................     1999          2001       $   431,468   $  286,072     $  289,989    $    3,917     $        0
Furniture ..................     1998          2001       $   256,817   $  256,291     $  175,057    $  (81,234)    $        0
Mnfctg .....................     1997          2001       $ 2,335,849   $  444,524     $  490,030    $   45,506     $  313,071
Mnfctg .....................     1997          2001       $ 3,971,208   $  778,539     $  840,154    $   61,615     $  530,734
Mnfctg .....................     1997          2001       $ 2,925,291   $  542,242     $  625,415    $   83,173     $  432,774

                                     TABLE V

     Sales or Dispositions of equipment --Prior Public Programs--L.P. Seven
                                   (continued)
                                   (unaudited)

                                                       Total                                                     Federal
        Type of           Year of       Year of     Acquisition     Net Book          Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- -------------- -------------- ------------- --------------
Mnfctg ...............     1997          2001       $ 2,681,781   $   512,053   $   566,672     $   54,620     $  497,859
Mnfctg ...............     1997          2001       $ 2,604,196   $   494,973   $   552,552     $   57,579     $  368,794
Mnfctg ...............     1998          2001       $   627,660   $         0   $         0     $        0     $        0
Office Equip .........     1996          2001       $ 2,605,985   $   499,544   $   475,000     $  (24,544)    $        0
Retail ...............     1996          2001       $    33,323   $         0   $         0     $        0     $        0
Telecomm .............     1996          2001       $   176,630   $    55,792   $    79,580     $   23,788     $  (33,463)
Telecomm .............     1996          2001       $   115,363   $    27,404   $         0     $  (27,404)    $   (5,598)
Telecomm .............     1997          2001       $   164,906   $     3,912   $    84,587     $   80,675     $   52,567
Telecomm .............     1997          2001       $   212,270   $   155,794   $    69,227     $  (86,567)    $   28,010
Telecomm .............     1996          2001       $   120,506   $         0   $    37,204     $   37,204     $   31,354
Telecomm .............     1996          2001       $    48,670   $         0   $     1,457     $    1,457     $        0
Agriculture ..........     1998          2002       $   201,725   $    32,500   $    32,500     $        0     $  (40,345)
Fixture ..............     1997          2002       $ 2,580,631   $   478,502   $ 1,388,156     $  909,654     $1,338,844
Fixture ..............     1998          2002       $   362,790   $   733,249   $ 1,329,318     $  596,069     $  188,217
Furniture ............     1998          2002       $    37,114   $     3,068   $     4,054     $      986     $        0
Furniture ............     1998          2002       $ 3,155,466   $   948,913   $ 1,679,130     $  730,217     $1,637,072
Furniture ............     1998          2002       $ 2,017,116   $   629,908   $ 1,080,578     $  450,670     $1,046,490
Furniture ............     2000          2002       $   366,784   $    71,068   $71,068 $0      $  (73,357)
Mnfctg ...............     1998          2002       $   155,952   $       831   $         0     $     (831)    $        0
Mnfctg ...............     1996          2002       $    99,972   $    55,476   $    62,146     $    6,671     $        0
Office Equip .........     1997          2002       $   234,440   $    11,685   $    28,521     $   16,835     $   12,613
Restaurant ...........     1998          2002       $    10,784   $     1,784   $     1,784     $        0     $        0
Telecomm .............     1996          2002       $   149,433   $    55,846   $    57,313     $    1,468     $   51,681
                                                    -----------   -----------   -----------     ----------     ----------
                                                    $94,711,233   $17,222,426   $21,259,604     $4,037,178     $8,104,489
                                                    ===========   ===========   ===========     ==========     ==========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

          Sales or Dispositions of equipment --Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Income Fund Eight A L.P. for the two years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                      Total
                          Type of        Year of       Year of     Acquisition
        Lessee           Equipment     Acquisition   Disposition     Cost (1)
--------------------- --------------- ------------- ------------- -------------
CMGI, Inc             Computers           1998          2001       $   463,856
CMGI, Inc             Computers           1998          2001       $ 4,292,944
Oxford Health Plans   Computers           1999          2001       $ 4,790,102
Oxford Health Plans   Computers           1999          2001       $ 4,425,850
Oxford Health Plans   Computers           1999          2001       $ 4,345,930
Amazon.com            Computers           1999          2002       $ 7,463,414
Oxford Health Plans   Computers           1999          2002       $ 4,191,582
Petsmart, Inc         Furniture           1998          2002       $   931,031
Pharma Print, Inc     Manufacturing       1999          2002       $ 1,637,703
Pharma Print, Inc     Manufacturing       1999          2002       $   521,515
                                                                   -----------
                                                                     $33,063,926
                                                                   ===========

                                                                      Federal
                         Net Book         Net           GAAP          Taxable
        Lessee          Value (2)    Proceeds (3)   Gain (Loss)     Gain (Loss)
--------------------- ------------- -------------- ------------- ----------------
CMGI, Inc              $  227,495     $  225,795    $   (1,700)    $    (95,517)
CMGI, Inc              $2,084,396     $2,118,854    $   34,458     $   (884,001)
Oxford Health Plans    $  376,819     $  466,923    $   90,105     $ (1,459,758)
Oxford Health Plans    $  345,676     $  430,262    $   84,585     $ (1,348,754)
Oxford Health Plans    $  341,878     $  422,490    $   80,613     $ (1,324,399)
Amazon.com             $  892,753     $  215,621    $ (677,133)    $          0
Oxford Health Plans    $  339,628     $  418,461    $   78,834     $          0
Petsmart, Inc          $  316,339     $  509,928    $  193,589     $    259,632
Pharma Print, Inc      $        0     $        0    $        0     $          0
Pharma Print, Inc      $        0     $        0    $        0     $          0
                       ----------     ----------    ----------     ------------
                       $4,924,984     $4,808,334    $ (116,649)    $ (4,852,797)
                       ==========     ==========    ==========     ============

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V

           Sales or Dispositions of equipment --Prior Public Programs
                                   (unaudited)

      The following table summarizes the sales or dispositions of equipment for ICON Income Fund Eight B L.P. for the two years ended December 31, 2002. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                            Type of         Year of       Year of
        Lessee             Equipment      Acquisition   Disposition
--------------------- ------------------ ------------- -------------
AES c/o Somerset      Construction           2000          2001
Coca Cola             Transportation         2000          2001
International Paper   Construction           2000          2001
Lucent Technologies   Computers              2000          2001
Nestle , USA          Transportation         2000          2001
SG Cowen              Office Equipment       2000          2001
The Perrier Group     Transportation         2000          2001
Whirlpool Corp        Construction           2000          2001
AES c/o Somerset      Construction           2000          2002
Borg Imaging          Medical                2000          2002
Borg Imaging          Medical                2000          2002
Borg Imaging          Printer                2000          2002
Cains                 Forklifts              2000          2002
Coca Cola             Trailers               2001          2002
Coca Cola             Trailers               2001          2002
Conopco               Forklifts              2000          2002
Conopco               Forklifts              2000          2002
Conopco               Forklifts              2000          2002
Crowley Foods         Trailers               2000          2002
GE Engine Services    Production             2000          2002
GE Engine Services    Production             2000          2002
GE Engine Services    Production             2000          2002
GE Plastics           Forklifts              2000          2002
Lucent Technologies   Computers              2000          2002
Lucent Technologies   Computers              2000          2002
National Fuel Gas     Office Equipment       2000          2002
National Fuel Gas     Office Equipment       2000          2002
NBC                   Production             2000          2002
Nestle , USA          Trailers               2000          2002
Nestle , USA          Circuit Board          2000          2002
Niagra Mohawk         Construction           2000          2002
Niagra Mohawk         Crane                  2001          2002
Rich Products         Trailers               2000          2002
SG Cowen              Office Equipment       2000          2002
SG Cowen              Office Equipment       2000          2002
Telefonica            Office Equipment       2000          2002
The Perrier Group     Tractors               2000          2002
The Perrier Group     Tractors               2000          2002
Tree of Life          Materials              2000          2002
Xerox Corporation     Forklifts              2000          2002

                          Total                                                   Federal
                       Acquisition     Net Book         Net           GAAP        Taxable
        Lessee           Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
--------------------- ------------- ------------- -------------- ------------- ------------
AES c/o Somerset       $   16,061    $    6,082     $   10,581     $   4,499    $    (765)
Coca Cola              $  368,707    $   33,567     $   28,317     $  (5,250)   $ (49,770)
International Paper    $    1,868    $      912     $    2,100     $   1,188    $     434
Lucent Technologies    $   95,917    $   75,493     $   83,055     $   7,562    $  16,799
Nestle , USA           $  239,914    $  201,980     $  231,828     $  29,848    $  83,579
SG Cowen               $  161,433    $  117,445     $  128,455     $  11,010    $  (2,572)
The Perrier Group      $    9,123    $    6,400     $   10,578     $   4,178    $   2,169
Whirlpool Corp         $  149,521    $   94,940     $  134,600     $  39,660    $  24,328
AES c/o Somerset       $   28,706    $   10,199     $   15,000     $   4,801    $       0
Borg Imaging           $   41,720    $   15,000     $   20,250     $   5,250    $       0
Borg Imaging           $   53,288    $    9,200     $   14,205     $   5,005    $       0
Borg Imaging           $  129,931    $   14,885     $   23,833     $   8,948    $       0
Cains                  $   16,996    $    9,739     $    9,450     $    (289)   $       0
Coca Cola              $  184,091    $  141,292     $  156,877     $  15,585    $       0
Coca Cola              $   92,045    $   76,022     $        6     $ (76,017)   $       0
Conopco                $  197,147    $      983     $    9,865     $   8,882    $       0
Conopco                $  104,386    $   39,316     $   43,878     $   4,562    $       0
Conopco                $  460,253    $  238,928     $  285,293     $  46,365    $       0
Crowley Foods          $   95,337    $   51,029     $   19,000     $ (32,029)   $       0
GE Engine Services     $  508,285    $  124,363     $  173,954     $  49,591    $       0
GE Engine Services     $  575,692    $   64,976     $  127,214     $  62,238    $       0
GE Engine Services     $  123,444    $    8,838     $   18,345     $   9,507    $       0
GE Plastics            $   51,612    $   17,086     $   45,000     $  27,914    $       0
Lucent Technologies    $   70,497    $   52,200     $   14,184     $ (38,016)   $       0
Lucent Technologies    $  150,467    $   72,002     $   27,867     $ (44,135)   $       0
National Fuel Gas      $  121,484    $   65,538     $   80,550     $  15,012    $       0
National Fuel Gas      $   68,359    $   37,168     $   45,616     $   8,448    $       0
NBC                    $  114,650    $   57,978     $   75,000     $  17,022    $       0
Nestle , USA           $  404,282    $  255,999     $  256,366     $     367    $       0
Nestle , USA           $  147,400    $   73,471     $   48,800     $ (24,671)   $       0
Niagra Mohawk          $   64,505    $    6,182     $   16,859     $  10,678    $       0
Niagra Mohawk          $   55,836    $   37,308     $   62,452     $  25,144    $       0
Rich Products          $  190,237    $  118,245     $  150,000     $  31,755    $       0
SG Cowen               $  431,526    $  147,850     $  219,750     $  71,900    $       0
SG Cowen               $  127,598    $   70,114     $   75,395     $   5,281    $       0
Telefonica             $  139,444    $   88,181     $   74,178     $ (14,003)   $       0
The Perrier Group      $   11,863    $    4,954     $    5,711     $     757    $       0
The Perrier Group      $  314,812    $  152,002     $  185,250     $  33,248    $       0
Tree of Life           $  335,586    $  153,786     $  192,183     $  38,396    $       0
Xerox Corporation      $    4,180    $    3,200     $    1,190     $  (2,010)   $       0
                       ----------    ----------     ----------     ---------    ---------
                       $6,458,202    $2,754,852     $3,123,036     $ 368,184    $  74,202
                       ==========    ==========     ==========     =========    =========

----------
(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY FUND TEN AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR ANY OF SUCH SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                            ICON INCOME FUND TEN, LLC

                                 ------------

                               $1,000.00 per Share
                      Minimum Investment: 5 Shares ($5,000)
    (50 Shares for foreign investors; 3 Shares for IRAs and qualified plans;
                 no minimum for investors in other ICON Funds)

                                 ------------

                                   PROSPECTUS

                                 ------------

                              ICON SECURITIES CORP.
                                 Dealer-Manager
                                  June 2, 2003

                                 ------------
                              ICON Securities Corp.
                          100 Fifth Avenue, Tenth Floor
                            New York, New York 10011
                                 (212) 418-4700

UNTIL AUGUST 31, 2003 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ICON SECURITIES CORP.
                                  800-435-5697
                             www.iconsecurities.com

                            ICON INCOME FUND TEN, LLC

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your financial planner regarding suitability requirement and subscriber representations.

Section 1: Investment.

o Each share costs $1,000.00. The minimum initial investment for U.S. residents is 5 shares ($5,000.00). For IRAs and Qualified Plans, the minimum initial investment is 3 shares ($3,000.00), and for non-U.S. residents, the minimum is 50 shares ($50,000.00) . If you purchased shares of ICON Income Fund Nine, LLC, or limited partnership units in ICON Income Fund Eight A or B L.P., you may elect to reinvest your distributions from those funds into ICON Income Fund Ten, LLC without making the minimum investment.

Section 2: Registration Information.

o Complete all of the information requested in 2(a) and 2(c). If you are a citizen or resident of a country other than the United States, please specify the country.

o Complete section 2(b) only if this investment is for an IRA, Qualified Plan, or Trust.

Section 3: Form of Ownership.

Mark only one box. Consult your registered representative with any questions for designation on form of ownership.

Section 4: Distribution Alternatives.

o For non-qualified accounts only, complete this section if you want your distributions sent to an address other than as shown in Section 2(a).

Section 5: Signatures and Initials.

Signature(s) and initials of subscriber(s) are required for all parties in each of the spaces provided. Subscriptions cannot be accepted without signature(s) and initials. Signature of an authorized partner or officer is required for a Partnership or Corporation. Signature of a trustee is required for a Custodial or Trust account.

Section 6: Broker/Dealer Information.

o The registered representative must complete this section of the Subscription Agreement. An authorized branch manager or registered principal of the broker/dealer firm must sign the Subscription Agreement. Subscriptions cannot be accepted without this broker/dealer authorization.

Section 7: Investment Check & Subscriptions.

o If your registered representative notifies you that the sale of 5,000 shares (or 7,500 shares in the case of residents of Pennsylvania) has not been completed, make checks payable to "The Chase Manhattan Bank ICON Income Fund Ten, LLC Escrow Account." Otherwise, make checks payable to "ICON Income Fund Ten, LLC". Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

o     Wiring instructions are available upon request.

Mailing:

o For IRA or Qualified Accounts, mail the subscription document with your check and any transfer instructions to your designated Custodian.

o     For all other accounts, mail the subscription document with your check to:

                                    Equity Department
                                    ICON Securities Corp.
                                    100 Fifth Avenue, Tenth Floor
                                    New York, New York 10011

The PINK copy of the Subscription Agreement will be returned to you for your records upon confirmation of your ICON investment. The yellow copy for the Subscription Agreement is for the Registered Representative.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.

                     IMPORTANT INFORMATION FOR SUBSCRIBER(S)

o        No offer to sell shares may be made except by means of this prospectus.

o YOU SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THIS PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE MANAGER OF FUND TEN, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF SHARES TO THE GENERAL PUBLIC BY MEANS OF THIS PROSPECTUS.

o An investment in the shares involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Federal Income Tax Considerations."

o The representations you are making on page C-4 do not constitute a waiver of any of your rights under the Delaware Limited Liability Company Act and applicable federal and state securities laws.

o        The shares are subject to substantial restrictions on transferability.

o        There will be no public market for the shares.

o It may not be possible for you to readily liquidate your shares, if at all, even in the event of an emergency.

o Any transfer of shares is subject to our approval and must comply with the terms of Section 10 of the Operating Agreement.

o        Some  states  impose  more   stringent   standards   than  the  general
         requirements described under the "INVESTOR SUITABILITY" section in the Prospectus.

o The State of California has additional restrictions on the transfer of shares, as summarized in the following legend:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

        [ICON LOGO]
                             SUBSCRIPTION AGREEMENT
                            ICON INCOME FUND TEN, LLC
                      A Delaware Limited Liability Company


                                                                                                                --------------------
                                                                                                                ICON USE ONLY
                     |_| Initial Investment     Dollar Amount $_________________                                Date:_______________
1. Type of           |_| Additional Investment  No. of Shares ___________________                               No. of Shares:
Investment:                                                                                                     ___________
(Check one)                                                                                                     Blue Sky State:____
                                                                                                                Officer Approval:___
------------------------------------------------------------------------------------------------------------------------------------
2. Registration   (a) Subscriber Information
Information:          Name(s): Mr./Mrs./Ms. ____________________________________________________________
(Please type or       Tax I.D. No. or Social Security No. ______________________________________________
print clearly)        Street____________________________________________________________________________
                      City ___________________________________ State ______________ Zip Code ___________
                      Telephone No. (Day) __________________________ (Evening) _________________________
(b) Trustee or Custodial Information (Qualified Plans, other SEP, Keogh Trustee, etc.).  (if applicable)     (c) Citizenship.
    Trustee/Custodian's Name(s) ____________________ Tax I.D. No. _______________                            (Check One)
    FBO ____________________________________ Acct. No ___________________________                            |_| U.S. Citizen
    Date Trust or Account Established ____________________                                                   |_| U.S. Resident Alien
    Year to Which Subscription Applicable _________________                                                  |_| Non-Resident
    Trustee's or Custodian's Address_____________________________________________                            (Specify Country:
    Street ______________________________________________________________________                             ______________)
    City _________________________ State ___________ Zip Code ___________________
    Contact Name ___________________________________ Telephone No._______________
------------------------------------------------------------------------------------------------------------------------------------
3. Form of        |_| Individual Ownership  |_| Corporation    |_| Joint Tenants |_| IRA, SEP, Keough   FIDUCIARY ACCOUNTS ONLY
Ownership:        |_| Husband and wife, as  |_| Trust          |_| Tenants in    |_| Custodial Account  (All Sections in 2(b) must
(check only one)      Community Property    |_| Profit Sharing     Common                                be filled out)
                                                               |_| Partnership                           _____ IRA, SEP, Keogh
                                                                                                         _____ Custodial Account
                                                                                                         _____ Profit Sharing Plan
                                                                                                         ---------------------------
                  For Individual Ownership Only:  Transfer Upon Death (optional)
                  __________________________________________________________________________________________
                  *Transferee Name and Social Security No.
------------------------------------------------------------------------------------------------------------------------------------
4. Distribution       Check if:   |_| You would like to have distributions reinvested in additional shares during the
Alternatives:                         Offering Period. (Up to an 8% sales commission on the amount reinvested to be paid
(Complete if Payee                    to your broker)
is different than                 |_| You would like to have direct deposits of distributions or to have your
in Section 2(a) or                    distributions split between one or more Payees. (If you elect this alternative you
2(b) above, or if                     must complete the Special Payment Instruction Form.)
distributions are                 |_| You would like to have distributions sent to the Payee and Address listed below.
to be reinvested)                     Complete the following section:
                       Payee Name __________________________________________________________________________
                       Branch _________________________  Acct. No. ___________________ ABA No. _____________
                       Street Address ______________________________________________________________________
                       City ____________________________________ State ____________ Zip Code _______________
------------------------------------------------------------------------------------------------------------------------------------
5. Initials and Signatures:    The undersigned confirms that he/she/it:
                               o  (Initial _______) Received the Prospectus and has read page C-2 hereof.
                               o  (Initial _______) Makes the representations contained on page C-4 hereof.
                               o  (Initial _______) Acknowledges that an investment in shares is not liquid.
                               o  (Initial _______) Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the Manager.
                               o  (Initial _______) Appoints the Manager as his/her/its attorney-in-fact as described in
                                  Paragraph 2 on page C-4.
                               o  (Initial _______) Meets the minimum income and net worth standards established by Fund Ten.
                               o  (Initial _______) Is purchasing the shares for his/her/its own account.

            BY SIGNING THIS AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933

-------------         X _____________________________________                   Sign  X ____________________________________________
Subscriptions           Subscriber's Signature        Date                      Here  Authorized Signature                     Date
cannot be                                                                             (Custodian/Trustee/Officer/Partner)
accepted
without
initials and          X _____________________________________                         X ___________________________________________
signature(s)            Subscriber's Signature        Date                            Authorized Signature                     Date
------------                                                                          (Custodian/Trustee/Officer/Partner)
------------------------------------------------------------------------------------------------------------------------------------
6. Broker/Dealer Information.    The Selling Dealer must sign below and, by doing so, represents that both it and its registered
(Please type or print clearly)   representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed by, and in good standing with, the NASD and may lawfully offer shares in the State(s)
                                 listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative, that the
                                 Investment described in Section 1 is suitable in light of Subscriber's income, net worth and other characteristics; (iii) the Registered Representative has (a) informed the Subscriber as to the risks of ownership and limited liquidity of the shares and (b) delivered a current copy of the
                                 Prospectus to the Subscriber in connection with the offering of shares; and (iv) the Selling Dealer is compliant with the terms of the Selling Dealer Agreement.

                                 Brokerage Firm Name _________________________________________________________________
                                 Supervisor __________________________________________ Telephone No. _________________
                                 Registered Representative Name ______________________________________________________
                                 Rep. No. ________________________________________ Telephone No.______________________
                                 Representative's Street Address _____________________________________________________
                                 City _____________________________________ State ____________ Zip Code ______________
                                 Authorized signature X ________________________________________
                                                        (Branch Manager or Registered Principal)

                                 Subscription cannot be completed without signature.
------------------------------------------------------------------------------------------------------------------------------------
7. Investment Check &            Mail the completed Subscription Agreement with a check payable as indicated in the instructions to
Subscriptions.                   Section 7 to: ICON Securities Corp.,  Attn:  Equity Department, 100 Fifth Avenue, Tenth Floor, New
                                 York, New York 10011.
                                 Wiring instructions available upon request.
------------------------------------------------------------------------------------------------------------------------------------
                                 ACCEPTANCE BY MANAGER OF                       ICON Capital Corp., Manager
                                 ICON INCOME FUND TEN, LLC

                                                                                By: _________________________________________
                                                                                    Authorized Signature                Date
------------------------------------------------------------------------------------------------------------------------------------

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1. Subscription for Shares.

o Each Subscriber, by signing his/her name in Section 5 on Page C-3, thereby: (a) subscribes for the number and dollar amount of shares set forth in Section 1 on Page C-3; (b) agrees to become a member of Fund Ten upon acceptance of his/her subscription by the Manager; and (c) adopts, and agrees to be bound by each and every provision of Fund Ten's Operating Agreement and this Subscription Agreement.

o Each Subscriber is tendering good funds herewith in full payment for the shares (computed at $1,000 per share), subject to waiver of commissions by some brokers (as described in the "Plan of Distribution" section of the prospectus) and to the minimum investment requirements (as described in the "SUBSCRIPTIONS; Minimum Investment" Section of the prospectus).

2. Appointment of the Manager as Subscriber's Attorney-in-Fact.

o By signing his/her name in Section 5 on Page C-3, (and effective upon admission as a member of Fund Ten), each Subscriber thereby makes, constitutes and appoints the Manager, each authorized officer of the Manager and each person who shall thereafter become a substitute Manager during the term of Fund Ten, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such member, to the full extent, and for the purposes and duration, set forth in Section 15 of the Operating Agreement (all of the terms of which are hereby incorporated herein by this reference).

o Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the Manager deems necessary or desirable to carry out fully the provisions of the Operating Agreement (in the manner and for the purposes provided in Section 15.1 of the Operating Agreement) and (b) amendment to the Operating Agreement and to the Certificate of Limited Liability Company of Fund Ten (in the manner and for the purposes provided in Section 15.2 of the Operating Agreement, including, without limitation, admission of Members to Fund Ten and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Fund Ten's investments).

o The foregoing appointment shall not in any way limit the authority of the Manager as attorney-in-fact for each Member of Fund Ten under Section 15 of the Operating Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her shares.

3. General Subscriber Representations.

o As a condition to Subscriber's being admitted as a member of Fund Ten, Subscriber hereby represents that he/she/it:

      (a) Either (i) has annual gross income of $60,000 plus a net worth of $60,000 (exclusive of his/her investment in Fund Ten, home, home furnishings and automobiles) or a net worth of $225,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY" Section of the Prospectus;

      (b) If Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(b) and 3 on Page C-3;

      (c) Has accurately identified himself/herself in Section 2(c) on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen and

      (d) Each subscriber who is purchasing shares for Individual Ownership (as indicated in Section 3 on Page C-3) is in fact purchasing for his or her own account.

o If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

4. Additional Fiduciary and Entity Representations.

o If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 5 of Page C-3, thereby represents and warrants that

      (a) He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby; and

      (b) This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

5. Under penalty of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that:

      (a) The Taxpayer Identification Number or Social Security Number listed in Sections 2(a) and 2(b) (if applicable) on Page C-3 are correct; and

      (b) He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

UPON THE SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE MANGER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-4) WILL BECOME A PART OF THE OPERATING AGREEMENT.

                            ICON INCOME FUND TEN, LLC
             100 Fifth Avenue, Tenth Floor, New York, New York 10010

                        SPECIAL PAYMENT INSTRUCTION FORM

         DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate up to five accounts, locations or payees.

-------------------------------------------------------------------------------------------------------------
First Payee         Choose One:   Direct Deposit by    Wire Transfer |_| OR  Check |_|

                                                       Name of
Bank Name __________________________________________   Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Second Payee        Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Third Payee         Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Fourth Payee          Choose One:   Direct Deposit by Wire Transfer ________   OR  Check ________

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Fifth Payee         Direct Deposit ______   Checking ______

Bank Name __________________________________________   Name of
                                                       Account Holder _____________________________________
Bank Address _______________________________________   Account No. ________________________________________
City _____________________ State ____ Zip __________   Account Type _______________________________________
Branch No. _________________________________________   Bank Routing No. ___________________________________
                                                       % to be Paid* ----------------------

                                                                     ----------------------
-------------------------------------------------------------------------------------------------------------

Original signatures of all joint investors or custodial authorization are required. *Please note that the total of all the "% to be Paid" boxes should equal 100%.


_________________________________              _________________________________
Original Signature - Subscriber -              Original Signature - Subscriber -
Member Or Authorized/Custodial                 Member Or Authorized/Custodial
Representative                                 Representative

Date Signed ____________________               _________________________________
                                               Original Signature - Subscriber
                                               Member Or Authorized/Custodial
                                               Representative

                       Please make a copy for your records
                 Attach this form to the Subscription Agreement